                         MERCANTILE MUTUAL FUNDS, INC.

                      Statement of Additional Information

                                      for

                        Treasury Money Market Portfolio
                             Money Market Portfolio
                       Tax-Exempt Money Market Portfolio
                      U.S. Government Securities Portfolio
                     Intermediate Corporate Bond Portfolio
                              Bond Index Portfolio
                     Government & Corporate Bond Portfolio
                     Short-Intermediate Municipal Portfolio
                       Missouri Tax-Exempt Bond Portfolio
                       National Municipal Bond Portfolio
                               Balanced Portfolio
                            Equity Income Portfolio
                             Equity Index Portfolio
                        Growth & Income Equity Portfolio
                            Growth Equity Portfolio
                           Small Cap Equity Portfolio
                        Small Cap Equity Index Portfolio
                         International Equity Portfolio

                                 March 31, 2000
                          (As Revised April 24, 2000)

Trust Shares, Trust II Shares, Institutional Shares
Investor A Shares and Investor B Shares

          This Statement of Additional Information, which provides supplemental information applicable to the above-listed Portfolios of Mercantile Mutual Funds, Inc. (the "Fund"), is not a prospectus. No investment in shares of any Portfolio should be made without reading the applicable prospectus. The prospectuses for the Portfolios listed below, as they may be supplemented or revised from time to time (the "Prospectuses"), as well as the Annual Report to Shareholders dated November 30, 1999 with respect to the Portfolios (the "Annual Report"), may be obtained, without charge, by writing:


Mercantile Mutual Funds, Inc.
c/o Firstar Mutual Fund Services, LLC
P.O. Box 3011
Milwaukee, Wisconsin 53201-3011

or by calling 1-800-452-2724.

Current Prospectuses
--------------------

 .    Prospectus for Trust Shares and Trust II Shares of the Portfolios dated
     March 31, 2000
 .    Prospectus for Trust Shares of the Money Market Portfolios dated March 31,
     2000
 .    Prospectus for Institutional Shares of the Portfolios dated March 31, 2000
 .    Prospectus for Investor A Shares and Investor B Shares of the Money Market
     Portfolios dated March 31, 2000
 .    Prospectus for Investor A Shares and Investor B Shares of the Taxable Bond
     Portfolios dated March 31, 2000
 .    Prospectus for Investor A Shares and Investor B Shares of the Tax-Exempt
     Bond Portfolios dated March 31, 2000
 .    Prospectus for Investor A Shares and Investor B Shares of the Stock
     Portfolios dated March 31, 2000

     The financial statements included in the Annual Report and the report thereon of KPMG LLP, the Fund's independent auditors, are incorporated by reference into this Statement of Additional Information.

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
GENERAL INFORMATION......................................................    1
DESCRIPTION OF MERCANTILE MUTUAL FUNDS, INC..............................    1
DESCRIPTION OF SHARES....................................................    2
INVESTMENT STRATEGIES, POLICIES AND RISKS................................    6
PRICING OF SHARES........................................................   62
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION...........................   63
YIELD AND TOTAL RETURN INFORMATION.......................................   73
ADDITIONAL INFORMATION CONCERNING TAXES..................................   88
MANAGEMENT OF THE FUND...................................................   91
CODE OF ETHICS...........................................................  115
INDEPENDENT AUDITORS.....................................................  115
COUNSEL..................................................................  116
MISCELLANEOUS............................................................  116

                              GENERAL INFORMATION

          This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses for Trust Shares, Trust II Shares, Institutional Shares, Investor A Shares and Investor B Shares of the eighteen separate investment portfolios ("Portfolios") listed on the cover page. Each Portfolio, except the Tax-Exempt Money Market Portfolio and Missouri Tax-Exempt Bond Portfolio, is a diversified portfolio under the Investment Company Act of 1940, as amended (the "1940 Act"). This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. No investment in Shares of the Portfolios should be made without reading a Prospectus.

          Portfolio Shares are not deposits or obligations of, or guaranteed or endorsed by, Firstar Corporation, Firstar Mutual Fund Services, LLC, or any of their respective affiliates. Portfolio Shares also are not federally insured by, guaranteed by, obligations of or otherwise supported by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment return and principal value will vary as a result of market conditions or other factors so that Portfolio Shares, when redeemed, may be worth more or less than their original cost. An investment in the Portfolios involves investment risks, including possible loss of the principal amount invested. There is no assurance that the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per Share.


                  DESCRIPTION OF MERCANTILE MUTUAL FUNDS, INC.

          Mercantile Mutual Funds, Inc. (the "Fund"), known as The ARCH Fund, Inc. until March 31, 1999, is an open-end investment company currently offering sixty-five classes of shares in nineteen investment portfolios.

          The Fund was organized on September 9, 1982 as a Maryland corporation. This Statement of Additional Information relates to the Treasury Money Market Portfolio, Money Market Portfolio, Tax-Exempt Money Market Portfolio (the "Money Market Portfolios"), U.S. Government Securities Portfolio, Intermediate Corporate Bond Portfolio, Bond Index Portfolio, Government & Corporate Bond Portfolio, Short-Intermediate Municipal Portfolio, Missouri Tax-Exempt Bond Portfolio, National Municipal Bond Portfolio (the "Bond Portfolios"), Balanced Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth & Income Equity Portfolio, Growth Equity Portfolio, Small Cap Equity Portfolio, Small Cap Equity Index Portfolio and International Equity Portfolio (the "Equity Portfolios"). The Tax-Exempt Money Market Portfolio and the Missouri Tax Exempt Bond Portfolio commenced operations on July 10, 1986 and July 15, 1988, respectively, as separate investment portfolios (the "Predecessor Tax-Exempt Money Market Portfolio" and the "Predecessor Missouri Tax-Exempt Bond Portfolio", respectively), of The ARCH Tax-Exempt Trust, which was organized as a Massachusetts business trust. On October 2, 1995, the Predecessor Tax-Exempt Money

Market Portfolio and the Predecessor Missouri Tax-Exempt Bond Portfolio were reorganized as new portfolios of the Fund. Prior to the reorganization, these Predecessor Portfolios offered and sold shares of beneficial interest that were similar to the Fund's Trust Shares, Investor A Shares and Investor B Shares. The Growth Equity Portfolio commenced operations on January 4, 1993 as a separate investment portfolio (the "Predecessor Growth Equity Portfolio") of Arrow Funds, which was organized as a Massachusetts business trust. On November 21, 1997, the Predecessor Growth Equity Portfolio was reorganized as a new Portfolio of the Fund. Prior to the reorganization, the Predecessor Growth Equity Portfolio offered and sold shares of beneficial interest that were similar to the Fund's Investor A Shares.


                             DESCRIPTION OF SHARES

          The Fund's Articles of Incorporation authorize the Board of Directors to issue up to twenty billion full and fractional shares of capital stock, and to classify or reclassify any unissued shares of the Fund into one or more additional classes by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. Pursuant to such authority, the Fund's Board of Directors has authorized the issuance of sixty-five classes of shares representing interests in one of nineteen investment Portfolios, including the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios. Trust Shares, Trust II Shares, Institutional Shares, Investor A Shares and Investor B Shares in each Portfolio (except the Treasury Money Market, Intermediate Corporate Bond, Bond Index, Equity Index and Small Cap Equity Index Portfolios, which do not offer Investor B Shares, the Tax-Exempt Money Market and Short-Intermediate Municipal Portfolios, which do not offer Institutional or Investor B Shares, the Missouri Tax-Exempt Bond and National Municipal Bond Portfolios, which do not offer Institutional Shares and the Equity and Bond Portfolios, which do not offer Trust II Shares) are offered through separate prospectuses to different categories of investors. The Fund also offers shares without class designation in the Conning Money Market Portfolio through a separate prospectus. Portfolio shares have no preemptive rights and only such conversion or exchange rights as the Board may grant in its discretion. When issued for payment as described in the Prospectuses, the shares will be fully paid and nonassessable.

          Shares of each class in a Portfolio represent equal pro rata interests
                                                              --------
in the investments held by that Portfolio and are identical in all respects, except that Shares of each class bear separate distribution and/or shareholder administrative servicing fees and certain other operating expenses, and enjoy certain exclusive voting rights on matters relating to these fees. As a result of payments for distribution and/or shareholder administrative servicing fees and certain other operating expenses that may be made in differing amounts, the net investment income of Trust Shares, Trust II Shares, Institutional Shares, Investor A Shares and Investor B Shares of a Portfolio can be expected, at any given time, to be different.

          Pursuant to its authority, the Board of Directors has authorized the issuance of the following series of shares representing interests in the Portfolios, each of which (except the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) is classified as a diversified company under the 1940
Act: 1 billion Trust Shares, 2 billion Trust II Shares, 300 million Institutional Shares and 100 million Investor A Shares, representing interests in the Treasury Money Market Portfolio; 1.8 billion Trust Shares, 2 billion Trust II Shares, 300 million Institutional Shares, 550 million Investor A Shares and 50 million Investor B Shares, representing interests in the Money Market Portfolio; 300 million Trust Shares, 2 billion Trust II Shares and 50 million Investor A Shares, representing interests in the Tax-Exempt Money Market Portfolio; 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the U.S. Government Securities Portfolio; 50 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares, representing interests in the Intermediate Corporate Bond Portfolio; 50 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares representing interests in the Bond Index Portfolio; 50 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Government & Corporate Bond Portfolio; 25 million Trust Shares and 25 million Investor A Shares, representing interests in the Short-Intermediate Municipal Portfolio; 25 million Trust Shares, 25 million Investor A Shares and 25 million Investor B Shares, representing interests in the Missouri Tax-Exempt Bond Portfolio; 50 million Trust Shares, 25 million Investor A Shares and 25 million Investor B Shares, representing interests in the National Municipal Bond Portfolio; 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A shares and 50 million Investor B Shares, representing interests in the Balanced Portfolio; 50 million Trust Shares, 25 million Institutional Shares, 25 million Investor A Shares and 25 million Investor B Shares representing interests in the Equity Income Portfolio; 50 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares representing interests in the Equity Index Portfolio; 50 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Growth & Income Equity Portfolio; 50 million Trust Shares, 25 million Institutional Shares, 25 million Investor A Shares and 25 million Investor B Shares, representing interests in the Growth Equity Portfolio; 35 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Small Cap Equity Portfolio; 50 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares, representing interests in the Small Cap Equity Index Portfolio; and 10 million Trust Shares, 10 million Institutional Shares, 10 million Investor A Shares and 50 million Investor B Shares, representing interests in the International Equity Portfolio.

          Trust Shares are offered to financial institutions acting on their own behalf or on behalf of discretionary and non-discretionary accounts for which they may receive account-level asset-based management fees. Trust Shares also are offered to financial institutions for accounts for which they provide cash management services. Trust II Shares are offered to financial institutions acting on their own behalf or on behalf of certain qualified accounts. Institutional Shares are offered to financial institutions acting on behalf of discretionary and non-discretionary accounts for which they do not receive account-level asset-based management fees. Investor A Shares and Investor B Shares are sold through selected broker/dealers and other financial intermediaries to individual or institutional customers. Trust Shares, Trust II Shares and

Institutional Shares are sold without a sales charge. Investor A Shares of the Money Market Portfolios are sold without a sales charge, Investor A Shares of the Equity Portfolios are sold with a maximum 5.5% front-end sales charge, Investor A Shares of the Bond Portfolios are sold with a maximum 4.00% front-end sales charge, Investor B Shares are sold with a maximum 5.0% contingent deferred sales charge. Trust Shares, Trust II Shares, Institutional Shares, Investor A Shares and Investor B Shares bear their pro rata portion of all operating expenses paid by a Portfolio, except that Trust Shares and Institutional Shares bear all payments under the Portfolio's respective Administrative Services Plans adopted for such Shares and Investor A Shares and Investor B Shares bear all payments under the Portfolio's respective Distribution and Services Plans adopted for such Shares. In addition, Institutional Shares of a Portfolio bear the expense of certain sub-transfer agency fees.

          Payments under the Administrative Services Plans for Trust Shares and Institutional Shares are made to Service Organizations (defined below) for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Trust Shares or Institutional Shares, respectively. Payments under the Administrative Services Plans may not exceed .25% (on an annual basis) of the average daily net asset value of the outstanding Trust Shares or Institutional Shares, as the case may be, of the Money Market Portfolios or .30% (on an annual basis) of the average daily net asset value of the outstanding Trust Shares or Institutional Shares, as the case may be, of the Equity and Bond Portfolios.

          Payments under the Distribution and Services Plans for Investor A Shares and Investor B Shares are made to (i) the Fund's distributor or another person for providing distribution assistance and assuming certain related expenses, and (ii) Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Investor A Shares or Investor B Shares. Payments under the Distribution and Services Plan for Investor A Shares may not exceed .25% (on an annual basis) of the average daily net asset value of outstanding Investor A Shares of the Money Market Portfolios or .30% (on an annual basis) of the average daily net asset value of Investor A Shares of the Equity and Bond Portfolios. Payments under the Distribution and Services Plan for Investor B Shares may not exceed 1.00% (on an annual basis) of the average daily net asset value of outstanding Investor B Shares of a Portfolio. Distribution payments made under the Distribution and Services Plans are subject to the requirements of Rule 12b-1 under the 1940 Act.

          The Fund offers various services and privileges in connection with Investor A Shares and Investor B Shares of a Portfolio that are not offered in connection with the Portfolio's Trust Shares, Trust II Shares or Institutional Shares, including an automatic investment program and an automatic withdrawal plan. Each class of shares also offers different exchange privileges. Investor B Shares convert automatically into Investor A Shares six years after the beginning of the calendar month in which the Shares were purchased.

          In the event of a liquidation or dissolution of the Fund, Shares of a Portfolio are entitled to receive the assets available for distribution belonging to that Portfolio, and a proportionate distribution, based upon the relative asset values of the respective Portfolios, of any general assets not belonging to any particular Portfolio which are available for distribution. Shareholders of a Portfolio are entitled to participate equally in the net distributable assets of the particular Portfolio involved on liquidation, except that Trust Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Administrative Services Plan for Trust Shares, Institutional Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Administrative Services Plan for Institutional Shares, Investor A Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Distribution and Services Plan for Investor A Shares and Investor B Shares of a particular Portfolio will be solely responsible for that Portfolio's payments pursuant to the Distribution and Services Plan for Investor B Shares. In addition, Institutional Shares will be solely responsible for the payment of certain sub-transfer agency fees attributable to those shares.

          Shareholders are entitled to one vote for each full Share held and proportionate fractional votes for fractional Shares held. Holders of all outstanding Shares of a particular Portfolio will vote together in the aggregate and not by class, unless otherwise required by law or permitted by the Board of Directors. However, only Trust Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to a Portfolio's Administrative Services Plan for Trust Shares, only Institutional Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to such Portfolio's Administrative Services Plan for Institutional Shares, only Investor A Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to such Portfolio's Distribution and Services Plan for Investor A Shares and only Investor B Shares of a Portfolio will be entitled to vote on matters submitted to a vote of shareholders pertaining to such Portfolio's Distribution and Services Plan for Investor B Shares. Further, shareholders of all of the Portfolios, irrespective of class, will vote in the aggregate and not separately on a Portfolio-by-Portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular Portfolio or class of Shares. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of a "series" investment company such as the Fund shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each series (Portfolio) affected by the matter. A Portfolio is considered to be affected by a matter unless it is clear that the interests of each Portfolio in the matter are identical or that the matter does not affect any interest of the Portfolio. Under the Rule, the approval of an investment advisory (or sub-advisory) agreement or any change in a fundamental investment objective or investment policy would be effectively acted upon with respect to a Portfolio only if approved by a majority of the outstanding Shares of that Portfolio. However, the Rule also provides that the ratification of the appointment of independent auditors, the approval of principal underwriting contracts, and the election of directors may be effectively acted upon by shareholders of the Fund's Portfolios voting without regard to Portfolio or class.

          The Fund is not required, and currently does not intend, to hold annual meetings except as required by the 1940 Act or other applicable law. Upon the written request of the holders of 10% or more of the outstanding Shares, the Fund will call a special meeting to vote on the question of removal of a director.

          Shares of the Portfolios have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding Shares (irrespective of Portfolio or class) may elect all of the Directors. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment as described in the Prospectuses and this Statement of Additional Information, Shares will be fully paid and nonassessable.

          Shares in the Fund's Portfolios will be issued without certificates.

Miscellaneous

          As used in this Statement of Additional Information, a "vote of a majority of the outstanding Shares" of a Portfolio or a particular class of Shares means, with respect to the approval of an investment advisory or sub-advisory agreement, the approval of a Rule 12b-1 distribution plan or a change in an investment objective, if fundamental, or a fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of such Portfolio or class of Shares or (b) 67% or more of the Shares of such Portfolio or class of Shares present at a meeting if more than 50% of the outstanding Shares of such Portfolio or class of Shares are represented at the meeting in person or by proxy.

                   INVESTMENT STRATEGIES, POLICIES AND RISKS

          The following discussion supplements the description of the investment objectives and policies of the Portfolios described in the Prospectuses. Although management will use its best efforts to achieve the investment objective of each Portfolio, there can be no assurance that it will be able to do so. The investment objective of each Portfolio may be changed only with the affirmative vote of a majority of the outstanding Shares of the Portfolio, except that the investment objectives of the Bond Index, Equity Index and Small Cap Equity Index Portfolios may be changed by the Fund's Board of Directors without shareholder approval. Shareholders of these latter Portfolios will be given at least 30 days' written notice before any such change occurs.

Treasury Money Market Portfolio

          Firstar Investment and Research Management Company, L.L.C. ("FIRMCO" or the "Adviser") makes investment decisions with respect to the Treasury Money Market Portfolio in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") for money market funds.

          As stated in the Prospectuses, the Treasury Money Market Portfolio invests primarily in selected money market obligations issued by the U.S. Government or its agencies or instrumentalities that are guaranteed as to principal and interest by the U.S. Government, the income from which is generally exempt from state income tax. Securities that are generally eligible for this exemption include those issued by the U.S. Treasury (bills, certificates of indebtedness, notes and certain bonds) and certain U.S. Government agencies and instrumentalities, including the General Services Administration and Small Business

Administration. For a current list of the types of investments that are and are not exempt from your state's income tax, please consult your tax adviser or write to your state's Department of Revenue. Under normal market conditions, the Portfolio intends to invest substantially all (but not less than 65%) of its total assets in securities with the above characteristics and (except to the extent discussed below) will not enter into repurchase agreements or purchase any U.S. Government security that the Adviser believes is subject to state income tax.

          Under extraordinary circumstances, such as when appropriate exempt securities are unavailable or pending investment, the Portfolio may temporarily hold cash or invest in repurchase agreements collateralized by U.S. Government securities, the securities of other U.S. Government agencies or instrumentalities, securities of other investment companies that invest in securities in which the Portfolio is permitted to invest, or cash equivalents.

Money Market Portfolio

          The Adviser makes investment decisions with respect to the Money Market Portfolio in accordance with the SEC's rules and regulations for money market funds. The following descriptions illustrate the types of instruments in which the Portfolio invests.

          Banking Obligations. The Money Market Portfolio may purchase obligations of issuers in the banking industry, such as certificates of deposit, letters of credit, bankers' acceptances and time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The Portfolio may invest in obligations of foreign banks or foreign branches of U.S. banks in amounts not in excess of 25% of its assets where the Adviser deems the instrument to present minimal credit risks. (See "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" below.) The Portfolio may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of the value of its total assets.

          Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

          Obligations of foreign banks and foreign branches of U.S. banks may include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States.

          Commercial Paper and Variable and Floating Rate Instruments. The Money Market Portfolio may invest in commercial paper, including asset-backed commercial paper representing interests in a pool of corporate receivables, dollar-denominated obligations issued by domestic and foreign bank holding companies, and corporate bonds that meet the quality and maturity requirements of Rule 2a-7 under the 1940 Act. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. The Portfolio may also invest in variable or floating rate notes that may have a stated maturity in excess of thirteen months but will, in any event, permit the Portfolio to demand payment of the principal of the instrument at least once every thirteen months upon no more than 30 days' notice (unless the instrument is guaranteed by the U.S. Government or an agency or instrumentality thereof). Such instruments may include variable amount master demand notes, which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated variable and floating rate instruments will be determined by the Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to First Tier Eligible Securities as (defined in Rule 2a-7). There may be no active secondary market in the instruments, which could make it difficult for the Portfolio to dispose of an instrument in the event the issuer were to default on its payment obligation or during periods that the Portfolio could not exercise its demand rights. The Portfolio could, for these or other reasons, suffer a loss with respect to such instruments. Variable and floating rate instruments held by the Portfolio will be subject to the Portfolio's 10% limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a liquid trading market is absent.

          Commercial paper may include securities issued by corporations without registration under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on the so-called "private placement" exemption in Section 4(2) ("Section 4(2) Paper"). Section 4(2) Paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) Paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in Section 4(2) Paper, thus providing liquidity. For purposes of the Money Market Portfolio's limitation on purchases of illiquid instruments described below, Section 4(2) Paper will not be considered illiquid if the Portfolio's Adviser has determined that a liquid trading market exists.

          Government Obligations. The Money Market Portfolio may invest in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities. In addition, the Portfolio may, when deemed appropriate by the Adviser, invest in short-term obligations issued by state and local governmental issuers that meet the quality requirements described above and, as a result of the Tax Reform Act of 1986, carry yields that are competitive with those of other types of money market instruments of comparable quality.

Tax-Exempt Money Market Portfolio

          The Adviser makes investment decisions with respect to the Tax-Exempt Money Market Portfolio in accordance with the SEC's rules and regulations for money market funds.

          As a matter of fundamental policy, under normal market conditions or when the Adviser deems suitable tax-exempt municipal securities to be available, at least 80% of the Portfolio's total assets will be invested in municipal securities. In addition to the types of municipal securities specified in the Prospectuses, the Portfolio may also hold tax-exempt derivative securities such as tender option bonds, participations, beneficial interests in trusts and partnership interests.

          In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable municipal securities are unavailable and subject to the quality standards described above, the Portfolio may invest up to 20% of its total assets in money market instruments, the income from which is subject to federal income tax. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the highest rating category by a rating agency; certificates of deposit or bankers' acceptances of domestic branches of U.S. banks with total assets at the time of purchase of $1 billion or more; or repurchase agreements with respect to such obligations.

U.S. Government Securities Portfolio

          In addition to the types of mortgage-backed securities specified in the Prospectuses, the U.S. Government Securities Portfolio may also hold collateralized mortgage obligations ("CMOs"). For further information regarding mortgage-backed securities, including CMOs, see "Other Investment Policies and Risk Considerations -- Asset-Backed Securities" below.

          The Portfolio may invest in certificates issued by government-backed trusts. Such certificates represent an undivided fractional interest in the respective government-backed trust's assets. The assets of each government-backed trust consist of (i) a promissory note issued by a foreign government (the "Note"), (ii) a guaranty by the U.S. Government, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all principal and interest due on such Note, and (iii) a beneficial interest in a government securities trust holding U.S. Treasury bills, notes and other direct obligations of the U.S. Treasury sufficient to provide the Portfolio with funds in an amount equal to at least 10% of all principal and interest payments due on the Note.

Intermediate Corporate Bond Portfolio

          In addition to those instruments specified in the Prospectuses, the Intermediate Corporate Bond Portfolio may also invest in asset-backed securities, including CMOs and other mortgage-related securities. For further information regarding these instruments, see "Other Investment Policies and Risk Considerations -- Asset-Backed Securities" below.

          The Portfolio may only purchase investment grade debt securities, which are those rated in one of the four highest rating categories assigned by one or more rating agencies. Securities that are rated in the lowest of the four highest rating categories have speculative characteristics, even though they are of investment grade quality, and such securities will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Occasionally, the rating of a security held by the Portfolio may be downgraded below investment grade. If that happens, the Portfolio does not have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Portfolio. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

          The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Short-term obligations in which the Portfolio may invest include (i) money market instruments, such as commercial paper, including variable and floating rate instruments, rated at the time of purchase in one of the two highest rating categories assigned by a rating agency or, if unrated, deemed to be of comparable quality by the Adviser at the time of purchase, and bank obligations, including bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits of U.S. and foreign banks having total assets at the time of purchase in excess of $1 billion, (ii) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and
(iii) repurchase agreements. For further information regarding variable and floating rate instruments, see "Money Market Portfolio - Commercial Paper and Variable and Floating Rate Instruments" above. Although the Portfolio will invest in obligations of foreign banks or foreign branches of U.S. banks only when the Adviser determines that the instrument presents minimal credit risks, such investments nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks. See "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" below. Investments in the obligations of foreign banks or foreign branches of U.S. banks will not exceed 25% of the Portfolio's total assets at the time of purchase.

          An increase in interest rates will generally reduce the value of the investments in the Portfolio, and a decline in interest rates will generally increase the value of those investments. Depending upon the prevailing market conditions, the Adviser may purchase debt securities at a discount from face value, which produces a yield greater than the coupon rate. Conversely, if debt securities are purchased at a premium over face value, the yield will be lower than the coupon rate. In response to changing conditions in fixed-income markets, the Portfolio may make modest shifts in terms of anticipated interest rate and sector spread changes.

Bond Index Portfolio

          The Bond Index Portfolio will only purchase a security that is included in the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate") at the time of such purchase. The Portfolio may, however, temporarily continue to hold a security that has been deleted from the Lehman Aggregate pending the rebalancing of the Portfolio's holdings. For further information, see "Other Investment Policies and Risk Considerations - The Indexing Approach" below. In addition to holding securities represented by the Lehman Aggregate, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments. See "Intermediate Corporate Bond Portfolio" above for a description of the types of money market instruments in which the Portfolio may invest and the applicable limitations with respect to such investments. If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into reverse repurchase agreements and lend its portfolio securities.

          The Lehman Aggregate. The Lehman Aggregate is composed of U.S. Government, mortgage-backed, asset-backed and non-convertible corporate debt securities that meet the following criteria: the securities have at least $100 million par amount outstanding; the securities are rated investment grade (at least Baa or BBB) by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") (if not rated by Moody's); have at least one year until maturity; and have coupons with fixed rates. The Lehman Aggregate excludes CMOs, adjustable rate mortgages, manufactured homes, non-agency bonds, buydowns, graduated equity mortgages, project loans and non-conforming (i.e., "jumbo") mortgages. As of December 31, 1999, over 5.565 issues were included in the Lehman Aggregate, representing approximately $5.4 trillion in market value. U.S. Treasury and agency securities represented approximately 41% of the total market value, asset-backed and mortgage-backed securities represented approximately 37% of the total market value, with corporate debt securities representing the balance of approximately 22%. The average maturity of the Lehman Aggregate was approximately 8.9 years. The Adviser believes that the Lehman Aggregate is an appropriate benchmark for the Portfolio because it is diversified, it is familiar to investors, and it is widely accepted as a reference for bonds and other fixed income investments.

          Because of the large number of issues included in the Lehman Aggregate, the Portfolio cannot invest in all such issues. Instead, the Portfolio will hold a representative sample of approximately 100 of the securities in the Lehman Aggregate, selecting one or two issues to represent an entire "class" or type of securities in the Lehman Aggregate. At a minimum, the Portfolio seeks to hold securities which reflect the major asset classes in the Lehman Aggregate - U.S. Treasury and agency issues, mortgage-backed securities, asset-backed securities and non-convertible corporate debt securities. As the Portfolio's assets increase, these classes will be further delineated along the lines of sector, term-to-maturity, coupon and credit ratings. This sampling technique is expected to be an effective means of substantially duplicating the price and performance provided by the securities comprising the Lehman Aggregate.

          Securities rated Baa by Moody's or BBB by S&P have speculative characteristics even though they are of investment grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

          The value of the fixed income investments in the Portfolio is generally sensitive to changes in interest rates. (See "Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes).

Government & Corporate Bond Portfolio

          In addition to the types of debt obligations specified in the Prospectuses, the Government & Corporate Bond Portfolio may also invest in first mortgage loans, income participation loans, participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, CMOs and other mortgage-related securities, and other asset-backed securities. For further information regarding asset-backed securities, see "Other Investment Policies and Risk Considerations -- Asset-Backed Securities" below. The Portfolio may invest up to 10% of its total assets at the time of purchase in dollar-denominated debt obligations of foreign issuers, either directly or through American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs"), and up to 25% of its total assets at the time of purchase in non-mortgage asset-backed securities, respectively. See "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" and "Other Applicable Policies and Risk Considerations -- ADRs and EDRs" below.

          The Portfolio may only purchase investment grade debt securities, which are those rated in one of the four highest rating categories assigned by one or more rating agencies. Securities rated in the lowest of the four highest rating categories have speculative characteristics, even though they are of investment grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher rated securities. The Portfolio's dollar-weighted average portfolio quality is expected to be at least "A" or higher. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

          The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Short-term obligations include, but are not limited to, commercial paper, bankers' acceptances, certificates of deposit, demand and time deposits of domestic and foreign banks and savings and loan associations, repurchase agreements and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

          The value of the fixed income investments in the Portfolio is generally sensitive to changes in interest rates. (See "Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes).

Short-Intermediate Municipal Portfolio

          As a matter of fundamental policy, under normal market conditions, the Short-Intermediate Municipal Portfolio invests at least 80% of its total assets in municipal securities primarily bonds (at least 65% under normal market conditions). The Portfolio may only purchase investment grade municipal securities, which are those rated in one of the four highest rating categories assigned by me or more rating agencies. Municipal securities rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality. Such securities will be purchased only if the Adviser believes they have an adequate capacity to pay interest and repay principal. Municipal securities purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories assigned by a rating agency will be disposed of in an orderly manner, normally within 30-60 days. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

          The value of the municipal securities held by the Portfolio is generally sensitive to changes in interest rates. (See "Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)

          In addition, the Short-Intermediate Municipal Portfolio may from time to time during temporary defensive periods invest in taxable obligations in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories assigned by a rating agency; or repurchase agreements with respect to such obligations.

          During temporary defensive periods or if, in the opinion of the Adviser, suitable tax-exempt obligations are unavailable, the Short-Intermediate Municipal Portfolio may also hold uninvested cash reserves which do not earn income pending investment. There is no percentage limitation on the amount of assets that may be held uninvested during these temporary defensive periods.

Missouri Tax-Exempt Bond Portfolio

          As a matter of fundamental policy, under normal market conditions or when the Adviser deems suitable tax-exempt municipal securities to be available, at least 80% of the Missouri Tax-Exempt Bond Portfolio's total assets will be invested in municipal securities. In addition, as a matter of fundamental policy, under normal market conditions, at least 65% of the Portfolio's total assets will be invested in Missouri municipal securities, which are tax-exempt obligations of the State of Missouri and its political subdivisions as well as of certain other governmental issuers, including Puerto Rico, Guam and the Virgin Islands.

          The Portfolio may only invest in investment grade municipal securities, which are those rated in one or the four highest rating categories assigned by one or more rating agencies. Municipal securities rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality. Such securities will be purchased only if the Adviser believes the issuers have an adequate capacity to pay interest and repay principal. The applicable ratings issued by ratings agencies are described in Appendix A to this Statement of Additional Information.

          The Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Adviser, suitable municipal securities are unavailable. There is no percentage limitation on the amount of assets which may be held uninvested during temporary defensive periods. In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable municipal securities are unavailable and subject to the quality standards described above, the Portfolio may invest up to 20% of its assets in money market instruments, the income from which is subject to federal income tax. See "Tax-Exempt Money Market Portfolio" above for a description of the types of taxable money market instruments in which the Portfolio may invest.

          The Portfolio's average weighted maturity will vary in light of market and economic conditions, the comparative yields on instruments with different maturities, and other factors. The value of the municipal securities held by the Portfolio is generally sensitive to changes in interest rates. (See "Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)

National Municipal Bond Portfolio

          As a matter of fundamental policy, under normal market and economic conditions, at least 80% of the National Municipal Bond Portfolio's total assets will be invested in municipal securities, primarily bonds (at least 65% under normal market conditions).

          During temporary defensive periods or if, in the opinion of the Adviser, suitable tax-exempt obligations are unavailable, the Portfolio may also hold uninvested cash reserves which do not earn income, pending investment. There is no percentage limitation on the amount of assets that may be held uninvested during these temporary defensive periods. The Portfolio does not intend to hold uninvested cash reserves under normal market conditions.

          In addition, the Portfolio may from time to time during temporary defensive periods, invest in taxable obligations in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities and debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories assigned by one or more rating agencies. The Portfolio does not intend to invest in taxable obligations under normal market conditions.

          The Portfolio may only invest in investment grade municipal securities, which are those rated in one of the four highest rating categories assigned by one or more rating agencies. Municipal securities rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality, and will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Municipal securities purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories assigned by a rating agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

          The value of the Portfolio's securities is generally sensitive to changes in interest rates. (See "Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)

Balanced Portfolio

          In addition to common stock, the equity securities in which the Balanced Portfolio may invest include preferred stock, rights, warrants and securities convertible into common stock. The fixed-income securities in which the Portfolio may invest include U.S. Government securities and other fixed-income and debt securities that are rated investment grade. The Portfolio also may purchase asset-backed securities. The Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

          The value of the fixed-income investments of the Portfolio is generally sensitive to changes in interest rates. (See "Intermediate Corporate Bond Portfolio" above for a discussion of the effects of interest rate changes.)

          The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. (See "Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.)

Equity Income Portfolio

          A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price and yield of the convertible security is favorable as compared to the price and yield of the common stock.

          The Equity Income Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

          The Portfolio may invest indirectly in foreign securities through the purchase of ADRs and EDRs, but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 15% of the Portfolio's total assets. For further information, see "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" and "Other Investment Policies and Risk Considerations -- ADRs and EDRs" below.

          The Portfolio reserves the right to hold as a temporary defensive measure during abnormal market or economic conditions up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, such abnormal market or economic conditions warrant. (See "Intermediate Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest and the applicable limitations with respect to such investments.)

Equity Index Portfolio

          The Adviser generally selects securities for the Equity Index Portfolio on the basis of their weightings in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and will only purchase a security for the Portfolio that is included in the S&P 500 at the time of such purchase. The Portfolio should exhibit price volatility similar to that of the S&P 500. For further information, see "Other Investment Policies and Risk Considerations -- The Indexing Approach" below.

          With respect to the remaining portion of its total assets, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments. (See "Intermediate Corporate Bond Portfolio" above for a description of the money market instruments in which the Portfolio may invest and the applicable limitations with respect to such investments.) If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into reverse repurchase agreements and lend its portfolio securities.

          The S&P 500. The S&P 500 is composed of approximately 500 common stocks, most of which are listed on the New York Stock Exchange. Standard & Poor's chooses the stocks for the S&P 500 on statistical basis. As of December 31, 1999, the stocks in the S&P 500 have a market capitalization of $12.3 trillion. Normally, the Portfolio will hold all 500 stocks in the S&P 500 and will hold each stock in approximately the same percentage as that stock represents in the S&P 500. Under certain circumstances, the Portfolio may not hold all 500 stocks in the S&P 500, for example because of changes in the S&P 500, or as a result of shareholder activity in the Portfolio. The Portfolio will periodically rebalance its holdings as dictated by changes in shareholder purchase and redemption activity and the composition of the S&P 500. The Adviser believes that the S&P 500 is an appropriate benchmark for the Portfolio because it is diversified, it is familiar to many investors and it is widely accepted as a reference for common stock investments.

Growth & Income Equity Portfolio

          In addition to common stock, the Growth & Income Equity Portfolio may invest in preferred stock, rights, warrants and securities convertible into common stock. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price and yield of the convertible security is favorable compared to the price and yield of the common stock.

          The Portfolio may invest in foreign securities either directly or indirectly through the purchase of ADRs and EDRs, but will not do so if, immediately after and as a result of the purchase, the value of foreign securities held by the Portfolio would exceed 15% of the its total assets. For further information, see "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" and "Other Investment Policies and Risk Considerations -- ADRs and EDRs" below. The Portfolio may also invest in Canadian securities listed on a national securities exchange.

          The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. (See "Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.)

Growth Equity Portfolio

          In addition to common stock, the Growth Equity Portfolio invests in preferred stock, convertible securities, corporate bonds, debentures, notes, warrants, and put and call options on stock. Under normal conditions, the Portfolio will invest at least 65% of its total assets in equity securities, including common stocks. Debt obligations purchased by the Portfolio may include variable and floating rate instruments, including variable rate master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. See "Money Market Portfolio" above for a description of certain risks in investing in variable and floating rate obligations. Debt obligations in which the Portfolio invests will be rated at the time of purchase in one of the four highest rating categories assigned by one or more rating agencies or, if unrated, deemed to be of comparable quality by the Adviser. Securities that are rated in the lowest of the four highest rating categories have speculative characteristics, even though they are of investment grade quality, and changes in economic conditions or other circumstances are more likely to lead to weakened capacity to make principal and interest payments than higher rated securities. Downgrades will be evaluated on a case by case basis by the Adviser. The Adviser will determine whether or not the security continues to be an acceptable investment. If it is determined not to be an acceptable investment, the security will be sold. The applicable ratings categories of rating agencies are described in Appendix A to this Statement of Additional Information.

          The Portfolio may invest in the securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of depository receipts, such as ADRs. Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Portfolio will not invest in the securities of a foreign issuer if any such risk appears to the Adviser to be substantial. The Portfolio may not invest more than 5% of its total assets in securities of foreign issuers. For further information on the risks of foreign securities, see "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" and "Other Investment Policies and Risk Considerations -- ADRs and EDRs" below.

          In such proportions as, in the judgment of the Adviser, prevailing market conditions warrant, the Portfolio may, for temporary defensive purposes, invest in short-term money market instruments, securities issued and/or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements. (See "Intermediate Corporate Bond Portfolio" above for further information on the types of short-term obligations in which the Portfolio may invest.)

Small Cap Equity Portfolio

          In addition to those securities described in the Prospectuses, the Small Cap Equity Portfolio may invest in preferred stock, rights, warrants, and securities convertible into common stock. The Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price of the convertible security is favorable compared to the price of the common stock. The Portfolio does not intend to invest more than 5% of the value of its total assets in the securities of unseasoned companies, that is, companies (or their predecessors) with less than three years' continuous operation. In general, the Portfolio's stocks and other securities will be diversified over a number of industry groups in an effort to reduce the risks inherent in such investments.

          The Portfolio may invest indirectly in foreign securities through the purchase of such obligations as ADRs and EDRs but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 25% of the Portfolio's total assets. For further information, see "Other Investment Policies and Risk Considerations -- ADRs and EDRs" below. The Portfolio may also invest in securities issued by Canadian corporations and Canadian counterparts of U.S. corporations, which may or may not be listed on a national securities exchange or traded in over-the-counter markets.

          The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. (See "Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.)

Small Cap Equity Index Portfolio

          The Small Cap Equity Index Portfolio will invest substantially all but no less than 80% of its total assets in securities listed in the Standard & Poor's SmallCap 600 Stock Price Index (the "S&P SmallCap 600"). The Adviser generally selects securities for the Portfolio on the basis of their weightings in the S&P SmallCap 600. The Portfolio will only purchase a common stock that is included in the S&P SmallCap 600 at the time of such purchase. The Portfolio should exhibit price volatility similar to that of the S&P SmallCap 600. For further information, see "Other Investment Policies and Risk Considerations -- The Indexing Approach" below.

          With respect to the remaining portion of its total assets, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments, including variable and floating rate obligations such as variable rate master demand notes. (See "Intermediate Corporate Bond Portfolio" above for a description of the money market instruments in which the Portfolio may invest and the applicable limitations with respect to such instruments.) If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into repurchase and reverse repurchase agreements and lend its portfolio securities.

          The S&P SmallCap 600. The S&P SmallCap 600 is composed of approximately 600 common stocks. These companies are chosen to be part of the S&P SmallCap 600 based upon their market size, liquidity and industry group representation. As of December 31, 1999, stocks in the S&P SmallCap 600 had a market capitalization of $374 billion. To be included in the S&P SmallCap 600, stock selections are also screened by S&P for trading volume, ownership concentration, share price and bid/ask spreads. Normally, the Portfolio will hold all 600 stocks in the S&P SmallCap 600 and will hold each stock in approximately the same percentage as that stock represents in the S&P SmallCap
600. Under certain circumstances, the Portfolio may not hold all 600 stocks in the S&P SmallCap 600, for example because of changes in the S&P SmallCap 600, or as a result of shareholder activity in the Portfolio. The Portfolio will rebalance its holdings periodically as dictated by changes in shareholder purchase and redemption activity and the composition of the S&P SmallCap 600. The Adviser believes that the S&P SmallCap 600 is an appropriate benchmark for the Portfolio because it represents a diversified array of small capitalization companies, it is familiar to many investors and it is widely accepted as a reference for small capitalization common stock investments.

          The S&P SmallCap 600 Index has above-average risk and may fluctuate more than the S&P 500 Index, which lists stocks of larger, more established companies. Small capitalization companies may be subject to more abrupt or erratic price movements than the stocks of larger, established companies or the stock market as a whole. Among the reasons for this greater price volatility are the less than certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such stocks and the greater exposure of small capitalization companies to changing economic conditions. In addition, such companies often have limited product lines, smaller markets or fewer financial resources. Because of the risks associated with investing in the small companies that comprise the S&P SmallCap 600, shareholders should consider an investment in the Small Cap Equity Index Portfolio to be long-term. The Portfolio is not designed to provide investors with a means to speculate on short-term movements in the stock market.

International Equity Portfolio

          In addition to common stock, the International Equity Portfolio may invest in preferred stock and securities convertible into common stock. A convertible security may be purchased for the Portfolio when, in the opinion of the Adviser or Clay Finlay Inc. ("Clay Finlay" or the "Sub-Adviser"), the price and yield of the convertible security is favorable compared to the price and yield of the common stock. The Portfolio may participate in rights offerings and purchase warrants. The Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants. Warrants acquired by the Portfolio in units or attached to other securities are not subject to this restriction.

          During temporary defensive periods, when deemed necessary by the Adviser or Sub-Adviser, the Portfolio may invest up to 100% of its assets in U.S. Government obligations, debt obligations of companies incorporated and having their principal business activities in the United States, or cash and short-term obligations (having remaining maturities of 13 months or less). (See "Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.) The Portfolio does not intend to invest in such securities for the purpose of meeting its investment objective.

          The Portfolio may also invest, without limitation, in foreign securities through the purchase of ADRs and EDRs. For further information, see "Special Risk Consideration -- Risks Associated with Foreign Securities and Currencies" and "Other Investment Policies and Risk Considerations -- ADRs and EDRs" below.

          The Portfolio will not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations.

          Although investing in any mutual fund has certain inherent risks, an investment in the Portfolio may have even greater risks than investments in most other types of mutual funds. The Portfolio is not a complete investment program, and it may not be appropriate for investors who cannot financially bear the loss of at least a significant portion of their investment. The Portfolio's net asset value per Share is subject to rapid and substantial changes because greater risk is assumed in seeking the Portfolio's objective. See "Special Risk Considerations -- Risks Associated with Foreign Securities and Currencies" below.

                          Special Risk Considerations

          Market Risk. The Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios invest primarily, and the Balanced Portfolio invests to a significant degree, in equity securities. As with other mutual funds that invest primarily or to a significant degree in equity securities, these Portfolios are subject to market risk. That is, the possibility exists that common stocks will decline over short or even extended periods of time and both the U.S. and certain foreign equity markets tend to be cyclical, experiencing both periods when stock prices generally increase and periods when stock prices generally decrease.

          Interest Rate Risk. Generally, the market value of fixed income securities, including municipal securities, held by the Portfolios can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in a Portfolio's net asset value.

          Risks Associated with Foreign Securities and Currencies. Investments in securities of foreign issuers, whether made directly or indirectly, carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

          There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States. In the event of a default by the issuer of a foreign security, it may be more difficult to obtain or enforce a judgment against such issuer than it would be against a domestic issuer. In addition, foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks.

          Certain of the risks associated with international investments are heightened with respect to investments in developing countries. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets. In addition, developing countries may have economies based on only a few industries and small securities markets with a low volume of trading. Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available to the International Equity Portfolio and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

          Certain countries may also impose restrictions on the International Equity Portfolio's ability to repatriate investment income or capital. Even when there is no outright restriction on repatriation of investment income or capital, the mechanics of repatriation may affect certain aspects of the operations of the International Equity Portfolio.

          Governments of many developing countries exercise substantial influence over many aspects of the private sector. In some countries, the government may own or control many companies, including the largest company or companies. As such, government actions in the future could have a significant effect on economic conditions in these countries, affecting private sector companies, the International Equity Portfolio and the value of its portfolio securities.

          Since the International Equity Portfolio will invest substantially in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of securities in the International Equity Portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets and the regulatory control of the exchanges on which the currencies trade. These forces are themselves affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Costs are incurred in connection with conversions between various currencies.

          The expense ratio of the International Equity Portfolio can be expected to be higher than that of funds investing in domestic securities. The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets and additional costs arising from delays in settlements of transactions involving foreign securities.

          Interest and dividends payable on the International Equity Portfolio's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions allowed to investors under U.S. federal income tax provisions, they may reduce the net return to the Portfolio's shareholders. For further information, see "Taxes."

          In addition to the International Equity Portfolio, other Portfolios may be subject to certain of the risks described above in connection with investment in foreign securities.

          Risks Associated with Municipal Securities. The ability of the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios (collectively, the "Tax-Exempt Portfolios") to achieve their respective investment objectives are dependent upon the ability of issuers of municipal securities to meet their continuing obligations for the payment of principal and interest. There are additional risks associated with investment in the Missouri Tax-Exempt Bond Portfolio because it invests its assets predominantly in Missouri municipal securities. The Missouri Constitution imposes a limit on the amount of taxes that may be imposed by the General Assembly during any fiscal year. No assurances can be given that the amount of revenue derived from taxes will remain at its current level or that the amount of federal grants previously provided to the State will continue. The State of Missouri is barred by its constitution from issuing debt instruments to fund government operations, although it is authorized to issue bonds to finance or refinance the cost of capital projects upon approval by the voters. In the past, the State has issued two types of bonds to raise capital -general obligation bonds and revenue bonds. Payments on general obligation bonds are made from the General Revenue Fund. Therefore, if the State is unable to increase its tax revenues, the State's ability to make the payments on the existing obligations may be adversely affected. The State also is authorized to issue revenue bonds, which generally provide funds for a specific project, and payments are generally limited to the revenue from that project. The State may, however, enact a tax specifically to repay the State's revenue bonds. Therefore, a reduction of revenues on a project financed by revenue bonds may adversely affect the State's ability to make payments on such bonds. No assurances can be given that the State will receive sufficient revenues from the projects, or that the State will enact and collect tax to be used to make the required payments on such bonds. See "Other Investment Policies and Risk Considerations - Special Considerations Regarding Investment in Missouri Municipal Securities" below.

          Additional Risks and Other Considerations. Although the Tax-Exempt Money Market, Short-Intermediate Municipal and National Municipal Bond Portfolios may invest 25% or more of their respective net assets in (i) municipal securities whose issuers are in the same state, (ii) municipal securities the interest on which is paid solely from revenues of similar projects, and (iii) private activity bonds, no Portfolio presently intends to do so unless in the opinion of the Adviser the investment is warranted. Although the Missouri Tax-Exempt Bond Portfolio does not presently intend to do so on a regular basis, it may invest more than 25% of its assets in industrial development bonds issued before August 7, 1986, the interest on which is not treated as a specific tax preference item under the federal alternative minimum tax, and in municipal securities, the interest on which is paid solely from revenues of similar projects, if such investments are deemed necessary or appropriate by the Adviser. To the extent that a Portfolio's assets are invested in municipal securities the issuers of which are in the same state or that are payable from the revenues of similar projects or in private activity bonds, a Portfolio will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than it would be if its assets were not so invested.

          Each of the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios is classified as non-diversified under the 1940 Act. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio. In addition, a non-diversified portfolio may be more susceptible to economic, political, and regulatory developments than a diversified investment portfolio with similar objectives.

          Investors in the Missouri Tax-Exempt Bond Portfolio should consider the risk inherent in such Portfolio's concentrations in Missouri municipal securities versus the safety that comes with a less geographically concentrated investment portfolio, and should compare the yields and tax-equivalent yields available on portfolios of Missouri municipal securities with the yields and tax-equivalent yields of more diversified portfolios with securities of comparable quality, including non-Missouri municipal securities, before making an investment decision.

          Municipal securities purchased by the Tax-Exempt Portfolios may be backed by letters of credit or guarantees issued by domestic or foreign banks and other financial institutions which are not subject to federal deposit insurance. Adverse developments affecting the banking industry generally or a particular bank or financial institution that has provided its credit or a guarantee with respect to a municipal security held by a Tax-Exempt Portfolio could have an adverse effect on the Portfolio's investment portfolio and the value of its Shares. Foreign letters of credit and guarantees involve certain risks in addition to those of domestic obligations, including less stringent reserve requirements and different accounting, auditing and recordkeeping requirements.

          Opinions relating to the validity of municipal securities and to the exemption of interest thereon from federal income tax (and, with respect to Missouri municipal securities, to the exemption from Missouri income tax) are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity and the tax-exempt status of payments received by a Portfolio from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Tax-Exempt Portfolios and their Adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of municipal securities, the creation of any tax-exempt derivative security, or the bases for such opinions.

          European Currency Unification. Many European countries have adopted a single European currency, the euro. On January 1, 1999, the euro became legal tender for all countries participating in the Economic and Monetary Union ("EMU"). A new European Central Bank has been created to manage the monetary policy of the new unified region. On the same date, the exchange rates were irrevocably fixed between the EMU member countries. National currencies will continue to circulate until they are replaced by euro coins and bank notes by the middle of 2002.

          This change is likely to significantly impact the European capital markets in which the International Equity Portfolio invests and may result in the Portfolio facing additional risks in pursuing its investment objective. These risks, which include, but are not limited to, uncertainty as to the proper tax treatment of the currency conversion, volatility of currency exchange rates as a result of the conversion, uncertainty as to capital market reaction, conversion costs that may affect issuer profitability and creditworthiness, and lack of participation by some European countries, may increase the volatility of the Portfolio's net asset value per share.

               Other Investment Policies and Risk Considerations

          The investment policies described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Portfolios have the ability to utilize. Some of these policies may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular policy, method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

          Municipal Securities.  As described in their Prospectuses and subject
          --------------------
to their respective investment limitations, the Tax-Exempt Portfolios may invest in municipal securities. Municipal securities include debt obligations issued by governmental entities which obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities.

          The two principal classifications of municipal securities consist of "general obligation" and "revenue" issues. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal securities may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

          There are, of course, variations in the quality of municipal securities both within a particular classification and between classifications, and the yields on municipal securities depend upon a variety of factors, including general conditions of the money market and/or the municipal bond market, the financial condition of the issuer, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of rating agencies, such as Moody's and S&P, represent their opinions as to the quality of municipal securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate and rating may have different yields while municipal securities of the same maturity and interest rate with different ratings may have the same yield.

          Each of the Tax-Exempt Portfolios may acquire zero coupon obligations, which may have greater price volatility than coupon obligations and which will not result in payment of interest until maturity. Each Tax-Exempt Portfolio may also purchase general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other tax-exempt loans. Such instruments are issued in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues. Also included within the general category of municipal securities are participation certificates in leases, installment purchase contracts, or conditional sales contracts ("lease obligations") entered into by state or political subdivisions to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged, certain lease obligations are backed by the lessee's covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the lessee has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing and may not be as marketable as more conventional securities. To the extent these securities are illiquid, they are subject to each Portfolio's applicable limitation on illiquid securities described below.

          Certificates of participation represent undivided interests in lease payments by a governmental or nonprofit entity. A lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In addition, certificates of participation are less liquid than other bonds because there is a limited secondary trading market for such obligations. To alleviate potential liquidity problems with respect to these investments, a Portfolio may enter into remarketing agreements which may provide that the seller or a third party will repurchase the obligation within seven days after demand by the Portfolio and upon certain conditions such as the Portfolio's payment of a fee.

          The payment of principal and interest on most securities purchased by a Tax-Exempt Portfolio will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal bankruptcy code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions. The District of Columbia, each state, each of their political subdivisions, agencies, instrumentalities and authorities and each multi-state agency of which a state is a member is a separate "issuer" as that term is used in the Prospectuses and this Statement of Additional Information. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer."

          Private activity bonds issued by or on behalf of public authorities to finance various privately operated facilities are considered to be municipal securities. Private activity bonds have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities. Furthermore, payment of principal and interest on municipal securities of certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of the mortgages or deeds of trust will be subject to statutory enforcement procedures and limitations, including rights of redemption and limitations on obtaining deficiency judgments. In the event of a foreclosure, collection of the proceeds of the foreclosure may be delayed, and the amount of proceeds from the foreclosure may not be sufficient to pay the principal of and accrued interest on the defaulted municipal securities. Interest on private activity bonds, although free from regular federal income taxation, may be an item of tax preference for purposes of the federal alternative minimum tax.

          From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal securities. For example, the Tax Reform Act of 1986 (the "Act"), adopted in October 1986, substantially revised provisions of prior law affecting the issuance and use of proceeds of certain tax-exempt obligations. The Act made a new definition of private activity bonds applicable to many types of bonds, including those which were industrial development bonds under prior law. Interest on private activity bonds is exempt from regular federal income tax only if the bonds fall within and meet the requirements of certain defined categories of qualified private activity bonds. The Act also extended to all municipal securities issued after August 16, 1986 (August 31, 1986 in the case of certain bonds) certain rules formerly applicable only to industrial development bonds. If the issuer fails to observe such rules, the interest on the municipal securities may become taxable retroactive to the date of issue. In addition, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. (See "Additional Information Concerning Taxes" below.) Moreover, with respect to Missouri municipal securities, the Fund cannot predict what legislation, if any, may be proposed in the Missouri Legislature relating to the status of the Missouri income tax on interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might adversely affect the availability of municipal securities generally, or Missouri municipal securities specifically, for investment by a Portfolio and the liquidity and value of a Portfolio's assets. In such an event, each Portfolio would reevaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

          Subject to its investment policies, the Money Market Portfolio may also invest in municipal securities. Dividends paid by the Money Market Portfolio that are derived from interest on municipal securities would be taxable to its shareholders for federal income tax purposes.

          Variable and Floating Rate Instruments.  Subject to their respective
          --------------------------------------
investment limitations, each Portfolio may purchase variable and floating rate obligations. The Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such obligations and, for obligations subject to a demand feature, will monitor their financial status to meet payment on demand. The Money Market Portfolios and the International Equity Portfolio will invest in such instruments only when the Adviser believes that any risk of loss due to issuer default is minimal. In determining average weighted portfolio maturity, a variable or floating rate instrument issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or a variable or floating rate instrument scheduled on its face to be paid in 397 days or less, will be deemed to have a maturity equal to the period remaining until the obligation's next interest rate adjustment. Other variable or floating rate notes will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Portfolio can recover payment of principal as specified in the instrument.

          Variable or floating rate obligations held by the Money Market Portfolios may have maturities of more than 397 days provided that: (i) the Portfolio is entitled to payment of principal at any time upon not more than 30 days' notice or at specified intervals not exceeding 397 days (upon not more than 30 days' notice); (ii) the rate of interest on a variable rate instrument is adjusted automatically on set dates not exceeding 397 days, and the instrument, upon adjustment, can reasonably be expected to have a market value that approximates its par value; and (iii) the rate of interest on a floating rate instrument is adjusted automatically whenever a specified interest rate changes and the instrument, at any time, can reasonably be expected to have a market value that approximates its par value.

          Municipal securities purchased by the Tax-Exempt Portfolios may include rated or unrated variable and floating rate instruments, including variable rate master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated instruments purchased by a Portfolio will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be purchased. The absence of an active secondary market for a particular variable or floating rate instrument, however, could make it difficult for a Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. A Portfolio could, for these or other reasons, suffer a loss with respect to such instruments.

          The variable and floating rate demand instruments that the Tax-Exempt Portfolios may purchase include participations in municipal securities purchased from and owned by financial institutions, primarily banks. Participation interests provide a Portfolio with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed thirty days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Portfolio. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

          Restricted and Illiquid Securities.  A Portfolio will not invest more
          ----------------------------------
than 15% (10% with respect to a Money Market Portfolio) of the value of its net assets in illiquid securities. Repurchase agreements that do not provide for settlement within seven days, time deposits maturing in more than seven days,
Section 4(2) Paper and securities that are not registered under the 1933 Act but that may be purchased by institutional buyers pursuant to SEC Rule 144A are subject to the applicable limit (unless the Adviser or Sub-Adviser, pursuant to guidelines established by the Board of Directors, determines that a liquid market exists). The SEC has adopted Rule 144A which allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for the resale of certain securities to qualified institutional buyers. The purchase of securities which can be sold under Rule 144A could have the effect of increasing the level of illiquidity in the Portfolios to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these restricted securities. The International Equity Portfolio will not invest more than 10% of its total assets in the securities of issuers which are restricted as to disposition, other than restricted securities eligible for resale pursuant to Rule 144A.

          The Adviser or Sub-Adviser monitors the liquidity of restricted securities in the Fund's Portfolios under the supervision of the Board of Directors. In reaching liquidity decisions, the Adviser and Sub-Adviser may consider the following factors, although such factors may not necessarily be determinative: (1) the unregistered nature of a security; (2) the frequency of trades and quotes for the security;
(3) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (4) the trading markets for the security;
(5) dealer undertakings to make a market in the security; and (6) the nature of the security and the nature of the marketplace trades (including the time needed to dispose of the security, methods of soliciting offers, and mechanics of transfer).

          Convertible Securities.  Subject to their respective investment
          ----------------------
limitations, the Equity and Bond Portfolios (other than the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may purchase convertible securities. Convertible securities entitle the holder to receive interest paid or accrued on debt until the convertible securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

          In selecting convertible securities for a Portfolio, the Adviser (or Sub-Adviser) will consider, among other factors, its evaluation of the creditworthiness of the issuers of the securities; the interest or dividend income generated by the securities; the potential for capital appreciation of the securities and the underlying stocks; the prices of the securities relative to other comparable securities and to the benefits of sinking funds or other protective conditions; diversification of the Portfolio as to issuers; and whether the securities are rated by Ratings Agencies and, if so, the ratings assigned. A Portfolio will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock when, in the Adviser's or Sub-Adviser's opinion, the investment characterization of the underlying common stock will assist the Portfolio in achieving its investment objective. Otherwise a Portfolio may hold or trade convertible securities.

          The value of convertible securities is a function of their investment value (determined by yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and their conversion value (their worth, at market value, if converted into the underlying stock). The investment value of convertible securities is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline, and by the credit standing of the issuer and other factors. The conversion value of convertible securities is determined by the market price of the underlying stock. If the conversion value is low relative to the investment value, the price of the convertible securities is governed principally by their investment value. To the extent the market price of the underlying stock approaches or exceeds the conversion price, the price of the convertible securities will be increasingly influenced by their conversion value. In addition, convertible securities generally sell at a premium over their conversion value determined by the extent to which investors place value on the right to acquire the underlying stock while holding fixed income securities.

          Rights and Warrants.  The Equity Portfolios may participate in rights
          -------------------
offerings and purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Portfolios could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights' or warrants' expiration. Also, the purchase of rights or warrants involves the risk that the effective price paid for the right or warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security. The Portfolios will not invest more than 5% of their respective net assets, taken at market value, in warrants, or more than 2% of their respective net assets, taken at market value, in warrants not listed on the New York, American or Canadian Stock Exchanges. Warrants acquired by the Portfolios in units or attached to other securities are not subject to this restriction.

          Stand-by Commitments.  Each of the Tax-Exempt Portfolios may acquire
          --------------------
"stand-by commitments" with respect to municipal securities held by it. Under a stand-by commitment, a dealer or bank agrees to purchase from a Portfolio, at the Portfolio's option, specified municipal securities at their amortized cost value to the Portfolio plus accrued interest, if any. Standby commitments acquired by a Portfolio must be rated in the two highest categories as determined by a rating agency, or, if not rated, must be of comparable quality as determined by the Adviser pursuant to guidelines approved by the Fund's Board of Directors. Stand-by commitments are exercisable by a Portfolio at any time before the maturity of the underlying municipal securities and may be sold, transferred or assigned by the Portfolio only with the underlying instruments. The Missouri Tax-Exempt Bond Portfolio expects that its investments in stand-by commitments will not exceed 5% of the value of its total assets under normal market conditions.

          The Fund expects that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Tax-Exempt Portfolio may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities).

          The Tax-Exempt Portfolios intend to enter into stand-by commitments only with dealers, banks and broker-dealers which, in the Adviser's opinion, present minimal credit risks. A Portfolio's reliance upon the credit of these dealers, banks and broker-dealers will be secured by the value of the underlying municipal securities that are subject to the commitment. In evaluating the creditworthiness of the issuer of a stand-by commitment, the Adviser will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

          Each Tax-Exempt Portfolio will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments acquired by a Portfolio would be valued at zero in determining net asset value. The acquisition of a "stand-by commitment" by the Tax-Exempt Money Market Portfolio would thus not affect the valuation or assumed maturity of the underlying municipal securities, which would continue to be valued in accordance with the amortized cost method. Where a Portfolio paid any consideration directly or indirectly for a stand-by commitment, its cost would be reflected as unrealized depreciation for the period during which the commitment was held by the Portfolio. If a stand-by commitment is exercised, its cost will reduce the amount realized on the sale of the municipal securities for purposes of determining the amount of gain or loss. If a stand-by commitment expires unexercised, its cost is added to the basis of the security to which it relates in those instances where the stand-by commitment was acquired on the same day as the bond, and in other cases will be treated as a capital loss at the time of expiration. Stand-by commitments would not affect the average weighted maturity of a Portfolio.

          Tax-Exempt Derivatives.  Subject to their respective investment
          ----------------------
limitations, the Tax-Exempt Portfolios may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. The Adviser expects that less than 5% of each Tax-Exempt Portfolio's assets will be invested in such securities during the current year. A number of different structures have been used. For example, interests in long-term fixed-rate municipal securities, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put), the underlying municipal securities to a third party at periodic intervals and to receive the principal amount thereof. In some cases, municipal securities are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying municipal security at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment. The Portfolios may hold tax-exempt derivatives, such as participation interests and custodial receipts, for municipal securities which give the holder the right to receive payment of principal subject to the conditions described above. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinion of counsel to the sponsors of such derivative securities. Neither the Fund nor the Adviser will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

          U.S. Government Obligations.  Examples of the types of U.S. Government
          ---------------------------
obligations that may be held by the Portfolios, subject to their respective investment policies, include, in addition to U.S. Treasury bonds, notes and bills, the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation ("FHLMC"), Federal Intermediate

Credit Banks, Maritime Administration, Resolution Trust Corporation, and International Bank for Reconstruction and Development.

          Obligations of certain agencies and instrumentalities of the U.S. Government, such as GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the FHLMC, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

          Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns Shares of a Portfolio. Certain U.S. Government securities held by the Money Market Portfolios may have remaining maturities exceeding thirteen months if such securities provide for adjustments in their interest rates no less frequently than every thirteen months.

          Stripped Government Securities.  To the extent consistent with their
          ------------------------------
respective investment policies, each Portfolio may invest in bills, notes and bonds (including zero coupon bonds) issued by the U.S. Treasury. In addition, each Portfolio (except the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, Growth Equity, Equity Index and Small Cap Equity Index Portfolios) may also invest in "stripped" U.S. Treasury obligations, including (1) coupons that have been stripped from U.S. Treasury bonds, which are held through the Federal Reserve Bank's book-entry system called the "Separate Trading of Registered Interest and Principal Securities" ("STRIPS") program or (2) through the Coupon Under Bank-Entry Safekeeping ("CUBES") program or other stripped securities issued directly by agencies or instrumentalities of the U.S. Government (and, with respect to the Treasury Money Market Portfolio only, that are also guaranteed as to principal and interest by the U.S. Government). STRIPS and CUBES represent either future interest or principal payments and are direct obligations of the U.S. Government that clear through the Federal Reserve System. The Money Market, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Growth & Income Equity, Small Cap Equity and Balanced Portfolios may also purchase U.S. Treasury and agency securities that are stripped by brokerage firms and custodian banks and sold under proprietary names. Having separated the interest coupons from the underlying principal of the U.S. Government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names including "Treasury Income Growth Receipts" ("TIGRs") and "Certificates of Accrual on Treasury Securities" ("CATS"). Such securities may not be as liquid as STRIPS and CUBES and are not viewed by the staff of the SEC as U.S. Government securities for purposes of the 1940 Act.

          Stripped securities are issued at a discount to their "face value" and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The Adviser will consider the liquidity needs of a

Portfolio when any investments in zero coupon obligations or other principal-only obligations are made.

          The stripped coupons are sold separately from the underlying principal, which is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. Purchasers of stripped principal-only securities acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury Department sells itself. In the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder), the underlying U.S. Treasury bonds and notes themselves are held in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of the U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities, such as the Portfolios, most likely will be deemed the beneficial holders of the underlying U.S. Government obligations for federal tax and security purposes.

          The U.S. Government does not issue stripped Treasury securities directly. The STRIPS program, which is ongoing, is designed to facilitate the secondary market in the stripping of selected U.S. Treasury notes and bonds into separate interest and principal components. Under the program, the U.S. Treasury continues to sell its notes and bonds through its customary auction process. A purchaser of those specified notes and bonds who has access to a book-entry account at a Federal Reserve bank, however, may separate the Treasury notes and bonds into interest and principal components. The selected Treasury securities thereafter may be maintained in the book-entry system operated by the Federal Reserve in a manner that permits the separate trading and ownership of the interest and principal payments.

          For custodial receipts, the underlying debt obligations are held separate from the general assets of the custodian and nominal holder of such securities, and are not subject to any right, charge, security interest, lien or claim of any kind in favor of or against the custodian or any person claiming through the custodian. The custodian is also responsible for applying all payments received on those underlying debt obligations to the related receipts or certificates without making any deductions other than applicable tax withholding. The custodian is required to maintain insurance for the protection of holders of receipts or certificates in customary amounts against losses resulting from the custody arrangement due to dishonest or fraudulent action by the custodian's employees. The holders of receipts or certificates, as the real parties in interest, are entitled to the rights and privileges of the underlying debt obligations, including the right, in the event of default in payment of principal or interest, to proceed individually against the issuer without acting in concert with other holders of those receipts or certificates or the custodian.

          Securities Lending.  To increase return or offset expenses, each
          ------------------
Portfolio (except the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) may lend its portfolio securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value, marked to market daily, to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, or its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank that has at least $1.5 billion in total assets, or any combination thereof. The collateral must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, a Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. In accordance with current SEC policies, each Portfolio is currently limiting its securities lending to 33-1/3% of the value of its total assets (including the value of the collateral for the loans) at the time of the loan. Loans are subject to termination by a Portfolio or a borrower at any time.

          When the Portfolios lend their securities, they continue to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high quality, short-term obligations. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur.

          Securities of Other Investment Companies.  Under certain circumstances
          ----------------------------------------
and subject to their respective investment policies and limitations, each Portfolio may invest in securities issued by other investment companies, limited, except as described below, with respect to each Portfolio (other than the Growth Equity Portfolio) to investment companies which determine their net asset value per Share based on the amortized cost or penny-rounding method and which invest in securities in which the Portfolio is permitted to invest. Each Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group;
(c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio; and (d) not more than 10% of the outstanding voting stock of any one investment company will be owned in the aggregate by the Portfolios and other investment companies advised by the Adviser.

          Investments in other investment companies will cause a Portfolio (and, indirectly, the Portfolio's shareholders) to bear proportionately the cost incurred in connection with the operations of such other investment companies. In addition, investment companies in which a Portfolio may invest may impose a sales or distribution charge in connection with the purchase or redemption of their shares as well as other types of commissions or charges (no sales charge will be paid by the Missouri Tax-Exempt Bond Portfolio in connection with such investments). Such charges will be payable by a Portfolio and, therefore, will be borne indirectly by its shareholders. The income on securities of other investment companies may be taxable to investors at the state or local level. See "Additional Information Concerning Taxes" below.

          Asset-Backed Securities.  Subject to their respective investment
          -----------------------
policies, the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond and Balanced Portfolios may purchase asset-backed securities (i.e., securities backed by mortgages, installment sale contracts, corporate receivables, credit card receivables or other assets) that are issued by entities such as GNMA, FNMA and FHLMC and private issuers such as commercial banks, financial companies, finance subsidiaries of industrial companies, savings and loan associations, mortgage banks, and investment banks. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and for this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely.

          Presently there are several types of mortgage-backed securities, including guaranteed mortgage pass-through certificates, which provide the holder with a pro rata interest in the underlying mortgages, and collateralized mortgage obligations ("CMOs"), which provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be subject to greater volatility and interest-rate risk than other types of mortgage-backed securities. The average life of asset-backed securities varies with the underlying instruments or assets and market conditions, which in the case of mortgages have maximum maturities of forty years. The average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgages underlying the securities as the result of unscheduled principal payments and mortgage prepayments. The relationship between mortgage prepayment and interest rates may give some high-yielding mortgage-backed securities less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of mortgage prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by a Portfolio will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. When interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities. Because of these and other reasons, an asset-backed security's total return may be difficult to predict precisely.

          There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-backed securities and among the securities that they issue. Mortgage-backed securities guaranteed by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation with the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by the FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of the FNMA and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-backed securities issued by the FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

          Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. The collateral supporting non-mortgage asset-backed securities generally is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. The repossession of automobiles and other personal property upon the default of the debtor may be difficult or unpracticable in some cases. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

          When-Issued Purchases, Delayed Settlement Transactions and Forward
          ------------------------------------------------------------------
Commitments.  Each Portfolio may purchase securities on a "when-issued" basis
-----------
and, except for the Growth Equity Portfolio, may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Portfolio to purchase or sell securities at a stated price and yield with settlement beyond the normal settlement date. Such transactions permit a Portfolio to lock-in a price or yield on a security, regardless of future changes in interest rates. Additionally, the Short-Intermediate Municipal, National Municipal Bond and Growth Equity Portfolios may purchase or sell securities on a "delayed settlement" basis. This refers to a transaction in the secondary market that will settle some time in the future. When-issued purchases, forward commitments and delayed settlement transactions involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the value of the security to be sold increases prior to the settlement date.

          When a Portfolio agrees to purchase or sell securities on a when-issued, delayed settlement or forward commitment basis, the Custodian (or sub-custodian) will maintain in a segregated account cash, U.S. Government securities, liquid portfolio securities or other high-grade debt obligations having a value (determined daily) at least equal to the amount of the Portfolio's commitments. In the case of a forward commitment to sell portfolio securities, the Custodian (or sub-custodian) will hold the portfolio securities themselves in a segregated account while the commitment is outstanding. These procedures are designed to ensure that a Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases and delayed delivery and forward commitment transactions.

          A Portfolio will make commitments to purchase securities on a when-issued basis or to purchase or sell securities on a delayed delivery or forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. No Portfolio intends to engage in such transactions for speculative purposes. If deemed advisable as a matter of investment strategy, however, a Portfolio may dispose of or renegotiate a commitment after it is entered into and may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. In these cases, the Portfolio may realize a capital gain or loss.

          When a Portfolio engages in when-issued, delayed delivery and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

          The value of the securities underlying such commitments to purchase or sell securities, and any subsequent fluctuations in their value, is taken into account when determining a Portfolio's net asset value starting on the day the Portfolio agrees to purchase the securities. The Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When a Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Portfolio's assets, and fluctuations in the value of the underlying securities are not reflected in the Portfolio's net asset value as long as the commitment remains in effect.

          Each Portfolio expects that its when-issued, forward commitments and delayed settlement transactions will not exceed 25% of the value of its total assets (at the time of purchase) under normal market conditions. Because the Portfolios will each set aside cash or liquid assets to satisfy its purchase commitments in the manner described, a Portfolio's liquidity and ability to manage its portfolio might be affected in the event its commitments to purchase securities on a when-issued, forward commitment or delayed settlement basis ever exceeded 25% of the value of its total assets. The National Municipal Bond Portfolio expects that commitments to purchase when-issued securities will not exceed 5% of its total assets under normal market conditions.

          Foreign Currency Exchange Transactions. Because the International Equity Portfolio may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolio may from time to time enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S.

dollar. The Portfolio may enter into currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or use forward currency contracts to purchase or sell foreign currencies.

          A forward foreign currency contract involves an obligation by the Portfolio to purchase or sell a specified currency at a future date at a price set at the time of the contract. In this respect, forward currency contracts are similar to foreign currency futures contracts described below; however, unlike futures contracts, which are traded on recognized commodities exchanges, forward currency contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Also, forward currency contracts usually involve delivery of the currency involved instead of cash payment as in the case of futures contracts. The Portfolio may enter into forward foreign currency exchange contracts when deemed advisable by the Sub-Adviser under two circumstances.

          When entering into a contract for the purchase or sale of a security, the International Equity Portfolio may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations in the value of the foreign currency relative to the U.S. dollar or other foreign currency between the date the security is purchased or sold and the date on which payment is made or received. For instance, the Portfolio may use forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign exchange rates. The use of such forward contracts is limited to hedging against movements in the value of foreign currencies relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. The purpose of transaction hedging is to "lock in" the U.S. dollar equivalent price of such specific securities. Position hedging is the sale of foreign currency with respect to portfolio security positions denominated or quoted in that currency. The Portfolio will not speculate in foreign currency exchange transactions. Transaction and position hedging will not be limited to an overall percentage of the Portfolio's assets but will be employed as necessary to correspond to particular transactions or positions. The Portfolio may not hedge its currency positions to an extent greater than the aggregate market value (at the time of entering into the forward contract) of the securities held in its portfolio denominated in, quoted in, or currently convertible into that particular currency. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities decline, but forward foreign currency exchange contracts do allow the Portfolio to establish a rate of exchange for a future point in time.

          When the Sub-Adviser anticipates that a particular foreign currency may decline substantially relative to the U.S. dollar or other leading currencies, in order to reduce risk, the International Equity Portfolio may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Portfolio's securities denominated in such foreign currency. The Portfolio does not intend to enter into forward contracts under this second circumstance on a regular or continuing basis. The Portfolio will not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency. While forward contracts may offer protection from losses resulting from declines in the value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency. Furthermore, forward foreign currency exchange contracts do not eliminate fluctuations in the underlying prices of securities. In addition, the Portfolio will incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

          The Fund's Custodian will place in a separate account cash or liquid securities in an amount equal to the value of the International Equity Portfolio's assets that could be required to consummate forward contracts entered into under the second circumstance, as set forth above. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

          At the maturity of a forward contract, the International Equity Portfolio may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

          It is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the contract. Accordingly, it may be necessary for the International Equity Portfolio to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver.

          If the International Equity Portfolio retains the portfolio security and engages in an offsetting transaction, it will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline between the date the Fund enters into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, it will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Portfolio will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell. For a discussion of the Federal tax treatment of forward contracts, see "Additional Information Concerning Taxes -- Taxation of Certain Financial Instruments."

          Options Trading. Each of the Equity and Bond Portfolios (except the
          ---------------
Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may purchase put options and each Portfolio (except the Short-Intermediate Municipal, Missouri

Tax-Exempt Bond, National Municipal Bond and Growth Equity Portfolios) may purchase call options. Except as described below with respect to the Growth Equity Portfolio, such options will be listed on a national securities exchange and issued by the Options Clearing Corporation and, with respect to each Portfolio other than the Growth Equity Portfolio, will be in an amount not exceeding 10% of that Portfolio's net assets. The International Equity Portfolio will not invest more than 5% of its total assets in initial margin deposits and premiums (including without limitation, puts, calls, straddles and spreads) and any combination thereof. Options trading is a specialized activity which entails greater than ordinary investment risks. Regardless of how much the market price of the underlying security or index increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than the underlying securities, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities. A listed call option gives the purchaser of the option the right to buy from a clearing corporation, and a writer has the obligation to sell to the clearing corporation, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A listed put option gives the purchaser the right to sell to a clearing corporation the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. In contrast to an option on a particular security, an option on a stock or bond index provides the holder with the right to make or receive a cash settlement upon the exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple. Such transactions will be entered into only as a hedge against fluctuations in the value of securities which a Portfolio holds or intends to purchase.

          Each of the Equity and Bond Portfolios (except the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may also write covered call options. A covered call option is an option to acquire a security that a Portfolio owns or has the right to acquire during the option period. Except as described below with respect to the Growth Equity Portfolio, such options will be listed on a national securities exchange and issued by the Options Clearing Corporation. When a Portfolio writes a covered call option, an amount equal to the net premium (the premium less the commission) received by the Portfolio is included in the liability section of the Portfolio's statement of assets and liabilities as a deferred credit. The amount of the deferred credit is subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if the Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. Any gain on a covered call option may be offset by a decline in the market price of the underlying security during the option period. If a covered call option is exercised, the Portfolio may deliver the underlying security held by it or purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received, and the Portfolio will realize a gain or loss. Premiums from expired options written by a Portfolio and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses.

          A Portfolio's obligation to sell a security subject to a covered call option written by it may be terminated prior to the expiration date of the option by the Portfolio's executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new option containing different terms on such underlying security. The cost of such a liquidation purchase plus transaction costs may be greater than the premium received upon the original option, in which event the Portfolio will have incurred a loss in the transaction. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered call option writer, unable to effect a closing purchase transaction, would not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline in the underlying security during such period. A Portfolio will write an option on a particular security only if the Adviser or Sub-Adviser believes that a liquid secondary market will exist on an exchange for options of the same series which will permit the Portfolio to make a closing purchase transaction in order to close out its position.

          As noted previously, there are several risks associated with transactions in options on securities and indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, even when traded on a national securities exchange ("Exchange"), may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms. Exchange-traded options have a continuous liquid market while over-the-counter options may not.

          The Growth Equity Portfolio may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options when options on the portfolio securities held by such Portfolio are not traded on a national securities exchange. Over-the-counter options are two-party contracts with price and terms negotiated between the buyer and seller. In contrast, exchange-traded options are third party contracts with standardized strike prices and expiration dates and are purchased from a clearing corporation such as the Options Clearing Corporation. Exchange-traded options have a continuous liquid market while over-the-counter options may not. While each of the Portfolios authorized to engage in options transactions may invest in options relating to various securities indexes as well as to individual securities, the Growth Equity Portfolio may not engage in options transactions relating to indexes.

          The International Equity Portfolio may write covered call options, buy put options, buy call options and write secured put options for hedging (or cross-hedging) purposes or for the purpose of earning additional income. Such options may relate to particular securities, foreign or domestic stock or bond indices, financial instruments or foreign currencies; may or may not be listed on a domestic or foreign securities exchange; and may or may not be issued by the Options Clearing Corporation. The International Equity Portfolio will invest and trade in unlisted over-the-counter options only with firms deemed creditworthy by the Adviser or Sub-Adviser. However, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members which fail to perform them in connection with the purchase or sale of options. The International Equity Portfolio will not purchase put and call options in an amount that exceeds 10% of its net assets at the time of purchase.

          The aggregate value of the securities subject to covered call options written by a Portfolio will not exceed 25% of the value of its net assets. In order to close out an option position, a Portfolio may enter into a "closing purchase transaction" -- the purchase of a covered call option on the same security with the same exercise price and expiration date as the option which the Portfolio previously wrote. By writing a covered call option, a Portfolio forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit and it is not able to sell the underlying security until the option expires, is exercised, or the Portfolio effects a closing purchase transaction by purchasing an option of the same series. The use of covered call options will not be a primary investment technique of any Portfolio.

          A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

          Foreign Currency Put and Call Options. The International Equity
          -------------------------------------
Portfolio may purchase foreign currency put options on U.S. exchanges or U.S. over-the-counter markets. (See "Options Trading" above for a discussion of options trading). A put option gives the Portfolio, upon payment of a premium, the right to sell a currency at the exercise price until the expiration of the option and serves to insure against adverse currency price movements in the underlying portfolio assets denominated in that currency. Exchange listed options markets in the United States include seven major currencies, and trading may be thin and illiquid. The seven major currencies are Australian dollars, British pounds, Canadian dollars, German marks, French francs, Japanese yen and Swiss francs.

          Unlisted Currency Options.  The International Equity Portfolio may
          -------------------------
purchase unlisted currency options. A number of major investment firms trade unlisted options which are more flexible than exchange listed options with respect to strike price and maturity date. These unlisted options generally are available on a wider range of currencies. Unlisted foreign currency options are generally less liquid than listed options and involve the credit risk associated with the individual issuer. They will be deemed to be illiquid for purposes of the limitation on investments in illiquid securities.

          Writing Foreign Currency Call Options.  A call option written by the
          -------------------------------------
International Equity Portfolio gives the purchaser, upon payment of a premium, the right to purchase from the International Equity Fund a currency at the exercise price until the expiration of the option.

          Futures Contracts and Related Options. The Equity Portfolios and the
          -------------------------------------
U.S. Government Securities, Intermediate Corporate Bond, Bond Index and Government & Corporate Bond Portfolios may invest in futures contracts to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the SEC. The International Equity Portfolio may invest in interest rate futures contracts, options on futures contracts and other types of financial futures contracts (such as foreign currency contracts), as well as any index or foreign market futures (such as stock or bond index futures contracts or interest rate futures or options) which are available in recognized exchanges or in other established financial markets to the extent permitted by the CFTC and the SEC.

          Such transactions, including stock or bond index futures contracts, or options thereon, act as a hedge to protect a Portfolio from fluctuations in the value of its securities caused by anticipated changes in interest rate or market conditions without necessarily buying or selling the securities or, with respect to the Equity Index and Small Cap Equity Index Portfolios, can be used to simulate full investment in the S&P 500 or S&P SmallCap 600, respectively, while retaining a cash balance for portfolio management purposes. Hedging is a specialized investment technique that entails skills different from other investment management. The Adviser (or Sub-Adviser) may also consider such transactions to be economically appropriate for the reduction of risk inherent in the ongoing management of a Portfolio. A stock or bond index futures contract is an agreement in which one party agrees to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the common stock or bonds included in the index) at the close of the last trading day of the contract and the price at which the agreement is originally made. No physical delivery of the underlying stock or bond in the index is contemplated. Similarly, it may be in the best interest of a Portfolio to purchase or sell interest rate futures contracts, or options thereon, which provide for the future delivery of specified fixed income securities.

          To enter into a futures contract, an amount of cash and cash equivalents, equal to the market value of the futures contracts, is deposited in a segregated account with the Fund's Custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged. Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such situations, if a Portfolio had insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it would be disadvantageous to do so. In addition, a Portfolio might be required to make delivery of the instruments underlying futures contracts that it holds. The inability to close options and futures positions also could have an adverse impact on a Portfolio's ability to hedge effectively.

          Successful use of futures by a Portfolio is also subject to the Adviser's or Sub-Adviser's ability to predict movements correctly in the direction of the market. There is an imperfect correlation between movements in the price of futures and movements in the price of the securities which are the subject of the hedge. In addition, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Due to the possibility of price distortion in the futures market and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Adviser or Sub-Adviser may still not result in a successful hedging transaction over a short timeframe.

          The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (or gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

          Utilization of futures transactions by a Portfolio involves the risk of loss by the Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option.

          Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond the limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

          The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

          The purchase and sale of futures contracts or related options will not be a primary investment technique of any Portfolio. None of the Portfolios will purchase or sell futures contracts (or related options thereon) for hedging purposes if, immediately after purchase, the aggregate initial margin deposits and premiums paid by a Portfolio on its open futures and options positions exceeds 5% of the liquidation value of the Portfolio, after taking into account any unrealized profits and unrealized losses on any such futures or related options contracts into which it has entered. For a more detailed description of futures contracts and related options, see Appendix B to this Statement of Additional Information.

       ADRs and EDRs.  The Intermediate Corporate Bond, Government & Corporate
       -------------
Bond, Equity Income, Growth & Income Equity, Growth Equity, Small Cap Equity, International Equity and Balanced Portfolios may invest their assets in securities such as ADRs and EDRs, which are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs and EDRs may be listed on a national securities exchange or may trade in the over-the-counter market. ADR and EDR prices are denominated in U.S. dollars, even though the underlying security may be denominated in a foreign currency. The underlying security may be subject to foreign government taxes which would reduce the yield on such securities. Investments in such instruments involve risks similar to those of investing directly in foreign securities. Such risks include political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. Such securities may also be subject to greater fluctuations in price than securities of domestic corporations. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries.

          Money Market Instruments.  Subject to their respective investment
          ------------------------
policies, the Equity and Bond Portfolios may invest in the following taxable investments for temporary defensive or other purposes: commercial paper, bankers' acceptances, certificates of deposit, time deposits and floating rate notes. (See "Money Market Portfolio" above for a discussion of cash equivalents and "Variable and Floating Rate Instruments" above for a discussion of variable and floating rate instruments.)

          The International Equity Portfolio may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations may include ECDs; ETDs; CTDs; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee CDs; and Yankee BAs. (See "Money Market Portfolio" above for a description of certain of these obligations.)

          Repurchase Agreements.  Subject to their respective investment
          ---------------------
policies, each Portfolio (except the National Municipal Bond Portfolio) may agree to purchase U.S. Government securities from financial institutions such as banks and broker-dealers, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). Under the terms of a repurchase agreement, a Portfolio purchases securities from financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Adviser under guidelines approved by the Board of Directors, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price. Securities subject to repurchase agreements are held by the Portfolios' Custodian or in the Federal Reserve/Treasury book-entry system. During the term of any repurchase agreement, the Adviser or Sub-Adviser will continue to monitor the creditworthiness of the seller. The repurchase price generally equals 102% of the price paid by the Portfolio plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio securities). Under a repurchase agreement, the seller is required to maintain the value of the securities subject to the agreement at not less than the repurchase price, and securities subject to repurchase agreements are maintained by the Portfolios' Custodian in segregated accounts in accordance with the 1940 Act. Default by the seller could, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. Because of the seller's repurchase obligations, the securities subject to repurchase agreements do not have maturity limitations. Although no Portfolio presently intends to enter into repurchase agreements providing for settlement in more than seven days, each Portfolio does have the authority to do so subject to its limitation on the purchase of illiquid securities described below. Repurchase agreements are considered to be loans under the 1940 Act. The income on repurchase agreements is taxable. See "Additional Information Concerning Taxes" below.

          Reverse Repurchase Agreements.  Subject to their investment policies,
          -----------------------------
each Portfolio (except the Treasury Money Market Portfolio and the Tax-Exempt Portfolios) may borrow funds for temporary purposes by entering into reverse repurchase agreements in accordance with their respective investment limitations below. Pursuant to such agreements, a Portfolio would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at an agreed upon date and price. At the time a Portfolio enters into such an arrangement, it will place, in a segregated custodial account, liquid assets having a value at least equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such equivalent value is maintained.

          Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the price of the securities that it is obligated to repurchase. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Each Portfolio intends to limit its borrowings (including reverse repurchase agreements) during the current fiscal year to not more than 5% of its net assets.

          Standard and Poor's Depository Receipts, Standard & Poor's MidCap 400
          ---------------------------------------------------------------------
Depository Receipts and The Dow Industrials DIAMONDS.  The Equity Portfolios may
----------------------------------------------------
invest in Standard & Poor's Depository Receipts ("SPDRs"), Standard & Poor's MidCap 400 Depository Receipts ("MidCap SPDRs") and The Dow Industrials DIAMONDS

("DIAMONDS"). SPDRs represent ownership in the SPDR Trust, a long-term unit investment trust which holds a portfolio of common stocks that is intended to track the performance and dividend yield of the S&P 500. MidCap SPDRs represent ownership in the MidCap SPDR Trust, a long-term unit investment trust which holds a portfolio of common stocks that is intended to tract the performance and dividend yield of the Standard & Poor's MidCap 400 Index. DIAMONDS represent ownership in the DIAMONDS Trust, a long-term unit investment trust which holds a portfolio of common stocks that is intended to track the performance and yield of the Dow Jones Industrial Average. Because investments in SPDRs, MidCap SPDRs and DIAMONDS represent investments in unit investment trusts, such investments are subject to the 1940 Act's limitations on investments in other investment companies.

          The Bond Index, Equity Index and Small Cap Equity Index Portfolios may invest in any index-based depository receipts in lieu of investment in the actual securities that are listed in their respective indexes.

          The Indexing Approach.  The Bond Index, Equity Index and Small Cap
          ---------------------
Equity Index Portfolios seek to approximate the investment performance of their respective market segments, as represented by their respective indexes, i.e. the Lehman Aggregate in the case of the Bond Index Portfolio, the S&P 500 in the case of the Equity Index Portfolio and the S&P SmallCap 600 in the case of the Small Cap Equity Index Portfolio. While there can be no guarantee that a Portfolio's investment results will precisely match the results of its corresponding index, the Adviser believes that, before deduction of operating expenses, there will be a very high correlation between the returns generated by the Portfolios and their respective indexes. Each Portfolio will attempt to achieve a correlation between its performance and its respective index of at least 0.95 before deduction of operating expenses. A correlation of 1.00 would indicate a perfect correlation, which would be achieved when a Portfolio's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in its respective index. Each Portfolio's ability to correlate its performance with its respective index, however, may be affected by, among other things, transaction costs, changes in securities markets, the manner in which S&P or Lehman Brothers, Inc. ("Lehman") calculate their respective indexes, and the timing of purchases and redemptions. The Adviser monitors the correlation of the performance of the Portfolios in relation to their indexes under the supervision of the Board of Directors. In the unlikely event that a high correlation is not achieved, the Board of Directors will take appropriate steps to correct the reason for the lower correlation.

          The inclusion of a security in any of the Portfolios' indexes in no way implies an opinion by S&P or Lehman as to its attractiveness as an investment. S&P and Lehman are not sponsors of, or in any way affiliated with, the Portfolios.

          The Adviser believes that the indexing approach should involve less portfolio turnover, and thus lower brokerage costs, transfer taxes and operating expenses, than in more traditionally managed funds, although there is no assurance that this will be the case. Ordinarily, a Portfolio will buy or sell securities only to reflect changes in an index (including mergers or changes in the composition of an index) or to accommodate cash flows into and out of the Portfolio. The costs and other expenses incurred in securities transactions, apart from any difference between the investment results of a Portfolio and that of its respective index, may cause the return of a Portfolio to be lower than the return of its respective index. The Portfolios may invest in less than all of the securities included in their respective indexes, which may result in a return that does not correspond with that of the indexes, after taking expenses into account.

Portfolio Turnover and Transactions

          Subject to the general control of the Fund's Board of Directors, the Adviser (and with respect to the International Equity Portfolio, the Sub-Adviser) is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for the Portfolios.

          Although the Equity and Bond Portfolios will not normally engage in short-term trading, each Portfolio (except the Bond Index, Equity Index and Small Cap Equity Index Portfolios) reserves the right to do so if the Adviser (or Sub-Adviser) believes that selling a particular security is appropriate in light of the Portfolio's investment objective. Investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by the Portfolio involved and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains; distributions derived from such gains may be treated as ordinary income for federal income tax purposes. Portfolio turnover will not be a limiting factor in making investment decisions. See "Additional Information Concerning Taxes" below.

          The Fund did not acquire any securities of its "regular brokers or dealers" or their parents during its most recent fiscal year.

          Transactions on United States stock exchanges involve the payment of negotiated brokerage commissions. On the exchanges on which commissions are negotiated, the cost of the transactions may vary among different brokers. During the fiscal years ended November 30, 1999, 1998 and 1997, the Growth & Income Equity Portfolio paid $936,835, $1,278,698, and $858,757, respectively, in brokerage commissions. During the fiscal years ended November 30, 1999, 1998 and 1997, the Small Cap Equity Portfolio paid $319,318, $550,114, and $428,191, respectively, in brokerage commissions. During the fiscal years ended November 30, 1999, 1998 and 1997, the International Equity Portfolio paid $387,288, $293,093, and $248,564, respectively, in brokerage commissions. During the fiscal years ended November 30, 1999, 1998 and 1997, the Balanced Portfolio paid $114,130, $123,935, and $120,705, respectively, in brokerage commissions. During the fiscal years ended November 30, 1999 and 1998, the period October 1, 1997 through November 30, 1997 and for the fiscal year ended September 30, 1997, the Growth Equity Portfolio paid brokerage commissions of $44,009, $122,348, and $95,470, respectively. During the fiscal years ended November 30, 1999 and 1998 and the period February 27, 1997 (commencement of operations) through November 30, 1997, the Equity Income Portfolio paid $275,891, $361,966 and $151,046, respectively, in brokerage commissions. During the fiscal years ended November 30, 1999 and 1998 and the period May 1, 1997 (commencement of operations) through November 30, 1997, the Equity Index Portfolio paid $27,818, $15,775 and $10,259 in brokerage commissions. During the period December 30, 1998 (commencement of operations) through November 30, 1999, the Small Cap Equity Index Portfolio paid $98,519 in brokerage commissions. No commissions were paid by the Fund to any "affiliated" persons (as defined in the 1940 Act) of the Fund.

          Securities purchased and sold by the Portfolios which are traded in the over-the-counter market generally are done so on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price of those securities includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

          The Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Portfolios will engage in this practice, however, only when the Adviser (or Sub-Adviser in the case of the International Equity Portfolio), in its sole discretion, believes such practice to be otherwise in a Portfolio's interests.

          While the Adviser (or Sub-Adviser in the case of the International Equity Portfolio) generally seeks competitive spreads or commissions, it may not necessarily allocate each transaction to the underwriter or dealer charging the lowest spread or commission available on the transaction. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser or Sub-Adviser in its best judgment and in a manner deemed fair and reasonable to shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

          Subject to this consideration, dealers who provide supplemental investment research to the Adviser (or Sub-Adviser) may receive orders for transactions by a Portfolio. Information so received is in addition to and not in lieu of services required to be performed by the Adviser (or Sub-Adviser) and does not reduce the advisory fees payable to it by a Portfolio. Such information may be useful to the Adviser (or Sub-Adviser) in serving both the Portfolios and other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to the Adviser (or Sub-Adviser) in carrying out its obligations to the Portfolios. Portfolio securities will not be purchased from or sold to the Adviser, the Sub-Adviser, the Fund's distributor, the Fund's co-administrators or any "affiliated person" (as such term is defined under the 1940 Act) or any of them acting as principal, except to the extent permitted by the SEC. In addition, the Portfolios will not give preference to the Adviser's correspondents with respect to such transactions, securities, savings deposits, repurchase agreements and reverse repurchase agreements.

          Investment decisions for the Portfolios are made independently from those for other investment companies and accounts advised or managed by the Adviser (or Sub-Adviser). Such other investment companies and accounts may also invest in the same securities as the Portfolios. When a purchase or sale of the same security is made at substantially the same time on behalf of a Portfolio and another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser (or Sub-Adviser) believes to be equitable to the Portfolio and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained by the Portfolio. To the extent permitted by law, the Adviser (or Sub-Adviser) may aggregate the securities to be sold or purchased for the Portfolios with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

          To the extent permitted by the 1940 Act and guidelines adopted by the Fund's Board of Directors, a Portfolio may utilize the Fund's distributor or one or more of its affiliates as a broker in connection with the purchase or sale of securities when the Adviser believes the charge for the transaction does not exceed the usual and customary broker's commission.

Special Considerations Regarding Investment in Missouri Municipal Securities

          The following highlights some of the more important economic and financial trends and considerations and is based on information from official statements, prospectuses and other publicly available documents relating to securities offerings of the State of Missouri, its agencies and instrumentalities, as available on the date of this Statement of Additional Information. The Fund has not independently verified any of the information contained in such statements or other documents.

          Missouri's population was approximately 5.4 million in 1998, which represents a 6.3% increase from the 1990 decennial census of the U.S. Census Bureau. Based on 1998 U.S. Census Bureau estimates, Missouri constituted the 16th most populous state and its two largest cities, St. Louis and Kansas City and their surrounding metropolitan areas, constituted the 18th and 24th largest metropolitan areas in the nation, respectively. St. Louis is a distribution center and an important site for banking and manufacturing activity. Kansas City is a major agri-business center for the United States and an important center for finance and industry. In 1999, per capita income in Missouri is estimated to have increased about 5%, consistent with the increase in national per capita income during the same period. [Source: U.S. Department of Commerce, Bureau of the Census.]

          The major sectors of the State's economy include services, manufacturing, trade, and state and local government. Although farming traditionally has played a dominant role in the State's economy, with increasing urbanization, significant income-generating activity has shifted from agriculture to the services, manufacturing, trade and government sectors. Earnings and employment are distributed among the manufacturing, trade and service sectors in a close approximation of the average national distribution, thus lessening the State's cyclical sensitivity to impact by any single activity. Manufacturing represented the single most important economic activity, followed by wholesale and retail trade. Manufacturing is concentrated in defense, transportation and other durable goods. The State's top five largest manufacturers are Boeing Co., Anheuser-Busch Co., Hallmark Cards, Ford Motor Co. and Chrysler Corp. [Source: Missouri Department of Economic Development.]

          Defense-related business plays an important role in Missouri's economy. Over the past decade, aircraft production and defense-related businesses have received sizable annual defense contract awards. Declining defense appropriation and federal downsizing may continue to have an impact on the State. Wal-Mart is the State's largest employer, with approximately 27,500 to 32,500 employees during January 2000. The next two largest employers in Missouri are the University of Missouri and Boeing Co. with approximately 17,500 to 22,500 employees each during January 2000. Missouri's unemployment rate was 4.1% in December 1998, compared to the 4.4% national unemployment rate during this period. The unemployment rate for 1999 is expected to remain stable at approximately 4.0 to 4.5%. [Source: Missouri Dept. of Economic Development.]

          Revenue collections for the fiscal year ended June 30, 1999 ("Fiscal Year 1999") are estimated to be $6.4 billion, an increase of 5.5% over fiscal year 1998. Expenditures for Fiscal Year 1999 are estimated at $6.9, billion including $173 million and $99 million, respectively for the St. Louis and Kansas City Desegregation cases. For the fiscal year ending June 30, 2000 ("Fiscal Year 2000"), revenues are projected to be $7.2 billion. Expenditures are projected at $7.1 billion and do not include expenditures for the St. Louis and Kansas City school desegregation cases which ended during Fiscal Year 1999.

                            INVESTMENT LIMITATIONS

          Except as otherwise noted in the Prospectuses or this Statement of Additional Information, each Portfolio's investment policies are not fundamental and may be changed by the Fund's Board of Directors without shareholder approval. However, each Portfolio also has in place certain fundamental investment limitations, which are set forth below, which may be changed only by a vote of a majority of the outstanding Shares of a Portfolio.

          The Treasury Money Market Portfolio may not:

          1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted by the 1940 Act.

          2. Borrow money or issue senior securities, except from banks for temporary purposes and then in an amount not exceeding 10% of the value of the Portfolio's total assets at the time of such borrowing, or mortgage, pledge or hypothecate its assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Portfolio's total assets at the time of such borrowing. The Portfolio will not purchase securities while its borrowings are outstanding. (This borrowing provision is not for investment leverage, but solely to facilitate management of the Portfolio by enabling the Fund to meet redemption requests where the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous).

          3.   Underwrite the securities of other issuers.

          4. Make loans except that the Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies, lend portfolio securities and enter into repurchase agreements for U.S. Treasury securities (together with any cash collateral) that equal at all times at least 100% of the value of the repurchase price.

          5.   Purchase or sell real estate.

          6. Purchase or sell commodities or commodity contracts or invest in oil, gas, or other mineral exploration programs.

          7. Purchase securities other than obligations of the U.S. Government, its agencies and instrumentalities, some of which may be subject to repurchase agreements, except that the Portfolio may purchase securities of other investment companies that seek to maintain a constant net asset value per Share and that are permitted themselves only to invest in securities which may be acquired by the Portfolio.

          The Money Market Portfolio may not:

          1. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets, or where otherwise permitted by the 1940 Act.

          2. Purchase securities of any one issuer, other than obligations of the U.S. Government, its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of the Portfolio's total assets would be invested in such issuer, except that up to 25% of the value of the Portfolio's total assets may be invested without regard to such 5% limitation.

          3. Buy common stocks or voting securities, or state, municipal or industrial revenue bonds.

          4. Purchase or sell real estate (the Portfolio may purchase commercial paper issued by companies which invest in real estate or interests therein).

          5. Purchase securities on margin, make short sales of securities or maintain a short position.

          6.   Underwrite the securities of other issuers.

          7. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs.

          8.   Write or purchase put or call options.

          9. Make loans except that the Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies, lend portfolio securities and enter into repurchase agreements for U.S. Treasury securities (together with any cash collateral) that equal at all times at least 100% of the value of the repurchase price.

          10. Borrow money or issue senior securities, except that the Portfolio may borrow from banks and enter into reverse repurchase agreements, for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of a Portfolio's total assets at the time of such borrowing. The Portfolio will not purchase securities while its borrowings (including reverse repurchase agreements) are outstanding.

          11. Purchase any securities which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, domestic bank certificates of deposit, bankers' acceptances and repurchase agreements secured by domestic bank instruments or obligations of the U.S. Government, its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

               In accordance with Rule 2a-7 of the 1940 Act and current regulations of the SEC, the Money Market Portfolio intends to invest no more than five percent of its total assets in the securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities); provided, however, that the Portfolio may invest up to 25% of its total assets in the First Tier Eligible Securities of a single issuer for a period of up to three business days after the purchase thereof, provided, further that the Portfolio would not make more than one investment in accordance with the foregoing provision at any time. This intention is not, however, a fundamental policy of the Portfolio and may change in the event Rule 2a-7 is amended in the future.

          The Tax-Exempt Money Market Portfolio may not:

          1. Make loans, except that the Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies.

          2. Purchase securities of other investment companies except in connection with a merger, consolidation, acquisition or reorganization or where otherwise permitted by the 1940 Act.

          3. Purchase securities on margin, make short sales of securities, or maintain a short position.

          4. Act as an underwriter of securities within the meaning of the 1933 Act, except insofar as the Portfolio might be deemed to be an underwriter upon purchase of certain portfolio securities acquired subject to the investment limitation pertaining to purchases of restricted securities.

          5. Purchase or sell real estate, except that the Portfolio may invest in Municipal Obligations which are secured by real estate or interests therein.

          6. Purchase or sell commodities or commodity contracts or invest in oil, gas, or other mineral exploration or development programs.

          7. Invest in or sell put options (except as described above under "Other Investment Policies and Risk Considerations -- Stand-by Commitments"), call options, straddles, spreads, or any combination thereof.

          8.   Purchase foreign securities.

          9. Invest in industrial development bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation, or buy common stock or voting securities.

          10. Purchase any securities, except securities issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, which would cause 25% or more of the Portfolio's net assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

          11. Purchase securities of any one issuer if, immediately after and as a result of such purchase, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, except that (a) up to 50% of the Portfolio's total assets may be invested without regard to this 5% limitation provided that no more than 25% of the Portfolio's total assets are invested in the securities of any one issuer and (b) this 5% limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to an industrial development bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the Portfolio's total assets.

          12. Borrow money or issue senior securities, except that the Portfolio may borrow from banks for temporary defensive purposes in amounts not in excess of 10% of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of its total assets at the time of such borrowing; or purchase securities while borrowings exceed 5% of the Portfolio's net assets. Securities held in escrow or separate accounts in connection with the Portfolio's investment practices described herein are not subject to this limitation.

          With respect to investment limitation No. 11, the Fund intends that guarantees will only be treated as separate securities for diversification purposes to the extent required by Rule 5b-2 under the 1940 Act. Letters of credit will not be treated as separate securities for diversification purposes as the Fund does not consider the latter instruments to be securities.

          In addition, under normal market conditions or when the Adviser deems that suitable tax-exempt obligations are available, at least 80% of the Tax-Exempt Money Market Portfolio's assets must be invested in obligations the interest on which is exempt from federal income tax and stand-by commitments with respect to such obligations.

          Notwithstanding the Investment Limitation in the preceding paragraph, the Tax-Exempt Money Market Portfolio may invest in securities of other investment companies that (a) invest in securities that are substantially similar to those the Portfolio may acquire, and (b) distribute income that is exempt from regular federal income tax.

          In accordance with Rule 2a-7 of the 1940 Act and current regulations of the SEC, the Tax-Exempt Money Market Portfolio intends to invest no more than five percent of its total assets in the securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities); provided, however, that the Portfolio may invest up to 25% of its total assets in the First Tier Eligible Securities of a single issuer for a period of up to three business days after the purchase thereof, provided, further that the Portfolio would not make more than one investment in accordance with the foregoing provision at any time. This intention is not, however, a fundamental policy of the Portfolio and may change in the event Rule 2a-7 is amended in the future.

          The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, Small Cap Equity Index and Balanced Portfolios may not:

          1. Make investments for the purpose of exercising control or management.

          2. Purchase or sell real estate, provided that each Portfolio may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein; provided further that, as described in the Prospectuses, (a) the Government & Corporate Bond Portfolio may invest in first mortgage loans, income participation loans and participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or its instrumentalities and CMOs; (b) the U.S. Government Securities Portfolio may invest in certain mortgage-backed securities, CMOs and certain other securities;
(c) the Intermediate Corporate Bond Portfolio may invest in first mortgage loans, income participation loans and participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, mortgage-backed securities or CMOs; and (d) the Bond Index Portfolio may invest in first mortgage loans, income participation loans and participations in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and mortgage-backed securities.

          3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Portfolio might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with a Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

          4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Intermediate Corporate Bond, Bond Index, National Municipal Bond, Equity Income, Equity Index, Small Cap Equity Index and Balanced Portfolios may, to the extent appropriate to their respective investment objectives, purchase publicly traded securities of companies engaging in whole or in part in such activities; and provided further, that (a) the Bond Index, Equity Index and Balanced Portfolios may enter into futures contracts and related options, and (b) the Intermediate Corporate Bond, Equity Income and Small Cap Equity Index Portfolios may invest in futures contracts and related options in accordance with their respective investment obligations and policies.

          In addition, each such Portfolio, together with the Short-Intermediate Municipal and International Equity Portfolios, may not:

          5. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a), with the exception of the National Municipal Bond Portfolio, this investment limitation shall not apply to a Portfolio's transactions in options, and futures contracts and related options, and (b) a Portfolio may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

          6. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after and as a result of such investments, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the Portfolio's total assets may be invested without regard to such limitations.

          7. Purchase any securities which would cause 25% or more of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided however, that (a) with respect to each Portfolio except the Short-Intermediate Municipal and National Municipal Bond Portfolios,
(i) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry); and
(b) with respect to the Short-Intermediate Municipal and National Municipal Bond Portfolios, there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the U.S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions.

          8. Borrow money or issue senior securities, except that each Portfolio may borrow from banks and each Portfolio other than the National Municipal Bond Portfolio may enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of the Portfolio's total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the Portfolio's total assets at the time of such borrowing; or purchase securities while its borrowings exceed 5% of its total assets. A Portfolio's transactions in futures and related options (including the margin posted by a Portfolio in connection with such transactions), and securities held in escrow or separate accounts in connection with a Portfolio's investment practices described in this Prospectus or the Statement of Additional Information are not subject to this limitation.

          9. Make loans, except that (a) each Portfolio may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies, and (b) each Portfolio except the National Municipal Bond Portfolio may enter into repurchase agreements.

          The Growth Equity Portfolio may not:

          1. With respect to 75% of the value of its total assets, purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. The Portfolio will not acquire more than 10% of the outstanding voting securities of any one issuer.

          2. Invest 25% or more of the value of its total assets in any one industry, provided, however, that the Portfolio may invest more than 25% of the value of its total assets in cash or certain money market instruments (including instruments issued by a U.S. branch of a domestic bank or savings and loan association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment), securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by such securities. (For purposes of this Investment Limitation, money market instruments shall include bankers' acceptances, negotiable certificates of deposit and negotiable time deposits of U.S. or foreign banks and savings and loan associations.)

          3. Issue senior securities, except that the Portfolio may borrow money directly or indirectly through reverse repurchase agreements in amounts up to one-third the value of its total assets, including the amount borrowed, and except to the extent that the Portfolio may enter into futures contracts. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure to facilitate management of its portfolio by enabling the Portfolio to, for example, meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. The Portfolio will not purchase any securities while any borrowings in excess of 5% of its total assets are outstanding.

          4. Sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities. The deposit or payment by the Portfolio of initial or variation margin in connection with financial futures contracts or related options transactions is not considered the purchase of a security on margin.

          5. Purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Portfolio may engage in transactions involving financial futures contracts or options on financial futures contracts.

          6. Purchase or sell real estate, including limited partnership interests, although the Portfolio may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or which represent interests in real estate.

          7. Underwrite any issue of securities, except as the Portfolio may be deemed to be an underwriter under the Securities Act of 1933, as amended, in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

          The following limitations may be changed by the Fund's Board of Directors without shareholder approval, although shareholders will be notified before any material change in these limitations becomes effective:

          8. The Portfolio will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, the Portfolio may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of the pledge. The purchase of securities on a when-issued basis will not be deemed to be a pledge of the Portfolio's assets. For purposes of this limitation the following will not be deemed to be pledges of the Portfolio's assets: (a) the deposit of assets in escrow in connection with the writing of covered put or call options and, (b) collateral arrangements with respect to (i) the purchase and sale of stock options (and options on stock indexes) and (ii) initial or variation margin for futures contracts.

          9. The Portfolio will not invest more than 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Fund's Board of Directors to be liquid, and non-negotiable time deposits with maturities over seven days.

          10. The Portfolio will limit its investment in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of its total assets in any one investment company, and invest no more than 10% of its total assets in investment companies in general. The Portfolio will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by the Portfolio in shares of another investment company would be subject to such duplicate expenses.

          11. The Portfolio will not purchase put options on securities, unless the securities are held in its portfolio and not more than 5% of the value of the Portfolio's total assets would be invested in premiums on open put option positions.

          12. The Portfolio will not write call options on securities unless the securities are held in its portfolio or unless the Portfolio is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

          13. The Portfolio will not purchase securities of a company for the purpose of exercising control or management.

          14. The Portfolio will not invest more than 5% of its net assets in warrants. No more than 2% of the Portfolio's net assets, to be included within the overall 5% limit on investments in warrants, may be warrants which are not listed on the New York Stock Exchange or the American Stock Exchange. For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by the Portfolio in units with or attached to securities may be deemed to be without value.

          15. Make loans, except that (a) the Portfolio may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies, and (b) the Portfolio may enter into repurchase agreements.

          The International Equity Portfolio may not:

          1. Make investments for the purpose of exercising control or management.

          2. Purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein.

          3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as the Portfolio might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

          4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that: (a) it may, to the extent appropriate to its investment objective, invest in securities issued by companies which purchase or sell commodities or commodity contracts or which invest in such programs; and (b) it may purchase and sell futures contracts and options on futures contracts.

          The Short-Intermediate Municipal Portfolio may not:

          1. Make investments for the purpose of exercising control or management.

          2. Purchase or sell real estate, except that the Portfolio may invest in Municipal Obligations which are secured by real estate or interests therein.

          3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as the Portfolio might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

          4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs.

          The Missouri Tax-Exempt Bond Portfolio may not:

          1. Purchase or sell real estate, except that the Portfolio may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

          2. Purchase securities of companies for the purpose of exercising control.

          3. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or as otherwise permitted by the 1940 Act.

          4. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as it might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

          5. Purchase securities on margin, make short sales of securities or maintain a short position, except that the Portfolio may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

          6. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Portfolio may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities.

          7. Write or sell put options, call options, straddles, spreads, or any combination thereof.

          8. Purchase any securities, except securities issued (as defined in Investment Limitation No. 11 above with respect to the Tax-Exempt Money Market Portfolio) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, which would cause 25% or more of the Portfolio's net assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

          9. Make loans except that the Portfolio may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies.

          10. Purchase securities of any one issuer if, immediately after and as a result of such purchase, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, except that (a) up to 50% of the Portfolio's total assets may be invested without regard to this 5% limitation provided that no more than 25% of the Portfolio's total assets are invested in the securities of any one issuer and (b) this 5% limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the Portfolio's total assets.

          11. Borrow money or issue senior securities, except that the Portfolio may borrow from banks and enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of its total assets at the time of such borrowing (including any reverse repurchase agreements); or purchase securities while borrowings exceed 5% of the Portfolio's total assets. Securities held in escrow or separate accounts in connection with the Portfolio's investment practices described in the Prospectus or this Statement of Additional Information are not subject to this limitation.

          The following additional investment policies with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios are not fundamental and may be changed by the Board of Directors without shareholder approval:

          The Portfolios may not purchase securities which are not readily marketable, enter into repurchase agreements providing for settlement in more than seven days after notice, or purchase other illiquid securities if, as a result of such purchase, illiquid securities would exceed 15% (10% with respect to the Tax-Exempt Money Market Portfolio) of the Portfolios' respective net assets.

          Except with respect to the Growth Equity Portfolio's policy on borrowing money set forth above in its Investment Limitation No. 3, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the Portfolio's securities will not constitute a violation of such limitation.

                               PRICING OF SHARES

          As stated in the applicable Prospectuses, the net asset value per share of each class of shares of a Portfolio is calculated separately by adding the value of all of the portfolio securities and other assets belonging to a Portfolio that are attributable to such class, subtracting the liabilities of the Fund that are attributable to such class, and dividing the result by the number of outstanding shares of such class. Assets attributable to a particular class of shares of a Portfolio are charged with any direct liabilities that the Board of Directors has allocated to such class pursuant to the Fund's Plan for Operation of a Multi-Class System adopted pursuant to Rule 18f-3 under the 1940 Act. The determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of general assets, with respect to a particular Portfolio or class are conclusive.

The Money Market Portfolios

          The assets in the Money Market Portfolios are valued according to the amortized cost method of valuation. Pursuant to this method, an instrument is valued at its cost initially and, thereafter, a constant amortization to maturity of any discount or premium is assumed, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the market price a Portfolio would receive if it sold the instrument. The value of securities in the Portfolios can be expected to vary inversely with changes in prevailing interest rates.

          Each Portfolio invests only in instruments that present minimal credit risks and meet the ratings criteria described in the Prospectuses. In addition, each Portfolio maintains a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share, provided that no Portfolio will purchase any security with a remaining maturity
-------------
of more than thirteen months (397 days) (securities subject to repurchase agreements and certain other securities may bear longer maturities) nor maintain a dollar-weighted average portfolio maturity that exceeds 90 days. The Fund's Board of Directors has approved procedures that are intended to stabilize the Portfolios' net asset value per share at $1.00 for purposes of pricing sales and redemptions. These procedures include the determination, at such intervals as the Board deems appropriate, of the extent, if any, to which the net asset value per share of a Portfolio calculated by using available market quotations deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Board will promptly consider what action, if any, should be initiated. If the Board believes that the extent of any deviation from a

Portfolio's $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing investors, it will take such steps as it considers appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include, but are not limited to, selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; or utilizing a net asset value per share determined by using available market quotations. Although each Portfolio seeks to maintain its net asset value per share at $1.00, there can be no assurance that the net asset value per share will not vary.

The Equity and Bond Portfolios

          Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of market values when available. Securities for which there are no transactions are valued at the average of the current bid and asked prices. Other securities, including restricted and other securities for which market quotations are not readily available, and other assets are valued at fair value by the Adviser (or Sub-Adviser) under the supervision of the Fund's Board of Directors and in accordance with guidelines approved by the Board of Directors. Investments in debt securities with remaining maturities of 60 days or less may be valued based upon the amortized cost method. In computing net asset value, the current value of a Portfolio's open futures contracts and related options will be "marked-to-market." Short-term securities are valued at amortized cost, which approximates fair market value.

          Among the factors that ordinarily will be considered in valuing portfolio securities are the existence of restrictions upon the sale of the security by the Portfolio, the existence and extent of a market for the security, the extent of any discount in acquiring the security, the estimated time during which the security will not be freely marketable, the expenses of registering or otherwise qualifying the security for public sale, underwriting commissions if underwriting would be required to effect a sale, the current yields on comparable securities for debt obligations traded independently of any equity equivalent, changes in the financial condition and prospects of the issuer, and any other factors affecting fair value. In making valuations, opinions of counsel to the issuer may be relied upon as to whether or not securities are restricted securities and as to the legal requirements for public sale.

          The Fund's administrator may use a pricing service to value certain portfolio securities where the prices provided are believed to reflect the fair market value of such securities. The methods of valuation used by the pricing service will be reviewed by the administrator under the general supervision of the Fund's Board of Directors. Several pricing services are available, one or more of which may be used by the administrator from time to time. In valuing a Portfolio's securities, the pricing service would normally take into consideration such factors as yield, risk, quality, maturity, type of issue, trading characteristics, special circumstances, and other factors which are deemed relevant in determining valuations for normal institutionalized trading units of debt securities and would not rely exclusively on quoted prices.

                ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

          Shares in each Portfolio are sold on a continuous basis by the Fund's distributor. As described in the applicable Prospectuses, Trust Shares, Trust II Shares and Institutional Shares of each Portfolio (Money Market Portfolios only, with respect to Trust II Shares) are sold to certain qualified customers at their net asset value without a sales charge. Investor A Shares of each Portfolio (other than Investor A Shares of the Money Market Portfolios which are sold at their net asset value without a sales charge) are sold to retail customers at the public offering price based on a Portfolio's net asset value plus a front-end load or sales charge as described in the applicable Prospectuses. Investor B Shares of each Portfolio (other than the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index, Short-Intermediate Municipal, Equity Index and Small Cap Equity Index Portfolios, which do not offer Investor B Shares) are sold to retail customers at the net asset value next determined after a purchase order is received, but are subject to a contingent deferred sales charge which is payable on redemption of such shares as described in the applicable Prospectuses.

Purchases of  Investor A Shares and Investor B Shares

          Investor A Shares of each Portfolio are sold subject to a front-end sales charge, except for Investor A Shares of the Money Market Portfolios which are sold without any sales charge. Investor B Shares of each Portfolio, except for the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index, Short-Intermediate Municipal, Equity Index and Small Cap Equity Index Portfolios, which do not offer Investor B Shares, are sold subject to a back-end sales charge (the "CDSC Portfolios"). This back-end sales charge declines over time and is known as a "contingent deferred sales charge." Before choosing between Investor A Shares or Investor B Shares of a Portfolio, investors should read "Characteristics of Investor A Shares and Investor B Shares" and "Factors to Consider When Selecting Investor A Shares or Investor B Shares" below.

          All shareholders of record will receive confirmations of Share purchases, exchanges, and redemptions in the mail. If Shares are held in the name of an organization, such organization is responsible for transmitting purchase, exchange, and redemption orders to the Fund on a timely basis, recording all purchase, exchange, and redemption transactions, and providing regular account statements which confirm such transactions to beneficial owners (or arranging for such services).

Reduced Sales Charges - Investor A Shares of the Equity and Bond Portfolios

          To qualify for a reduced sales load, an investor must so notify his or her investment representative, who in turn will notify the Fund's distributor at the time of purchase.


          Rights of Accumulation. An investor who has previously purchased Investor A Shares of a Portfolio and has paid a sales charge ("load") may be eligible for reduced sales charges when purchasing additional Investor A Shares of a Portfolio with a sales charge. An investor's aggregate investment in Shares of such load Portfolios is the total value (based on the higher of current net asset value or the public offering price originally paid) of: (a) current purchases, and (b) Shares that are already beneficially owned by the investor on which a sales charge has already been paid. If, for example, an investor beneficially owns Investor A Shares of Portfolio with a maximum 5.50% sales load having an aggregate current value of $240,000 and subsequently purchases additional Investor A Shares of a Portfolio with a maximum 5.50% sales load having a current value of $10,000, the sales charge applicable to the subsequent purchase would be reduced to 2.50% of the offering price.

          Quantity Discounts. As described in the applicable Prospectuses, larger purchases reduce the sales charge paid. The Fund will combine purchases made in a load Portfolio on the same day by the investor and immediate family members when calculating the applicable sales charge.

          Letter of Intent. By checking the Letter of Intent box on the account application, a shareholder becomes eligible for reduced sales charges applicable to the total amount invested in Investor A Shares in a load Portfolio over a 13-month period (beginning up to 90 days prior to the date indicated on the account application). The Fund's transfer agent will hold in escrow 5% of the amount indicated for payment of a higher sales load if a shareholder does not purchase the full amount indicated on the account application. Upon completion of the total minimum investment specified on the account application, the escrow will be released, and an adjustment will be made to reflect any reduced sales charge applicable to Shares purchased during the 90-day period prior to submission of the account application. Additionally, if total purchases within the 13-month period exceed the amount specified, an adjustment will be made to reflect further reduced sales charges applicable to such purchases. All such adjustments will be made at the conclusion of the 13-month period and in the form of additional Shares credited to the shareholder's account at the then current public offering price applicable to a single purchase of the total amount of the total purchases. If total purchases are less than the amount specified, escrowed Shares may be involuntarily redeemed to pay the additional sales charge. Checking a Letter of Intent box does not bind an investor to purchase, or the Fund to sell, the full amount indicated at the sales load in effect at the time of signing, but an investor must complete the intended purchase to obtain the reduced sales load.

          Reinvestment Privilege. Upon redemption of Investor A Shares on which a sales charge was paid, a shareholder has a one-time right, to be exercised within 60 days, to reinvest the redemption proceeds at the next determined net asset value without paying any additional sales charge. The shareholder must notify his or her investment representative or the Distributor in writing of the reinvestment and provide a receipt or other evidence of the redemption in order to eliminate a sales charge.

          Miscellaneous. Reduced sales charges may be modified or terminated at any time and are subject to confirmation of an investor's holdings. For more information about reduced sales charges, an investor should contact his or her broker-dealer or other financial organization or the Fund's distributor.

          An illustration of the computation of the public offering price per share of Investor A Shares of the Equity and Bond Portfolios, based on the value of each Portfolio's net assets and the number of outstanding Investor A Shares on November 30, 1999 and the maximum front-end sales charge of 5.5% with respect to the Equity Portfolios, 4.00% with respect to the Bond Portfolios, currently applicable, is as follows:

                                    Equity       Growth &                       Small Cap     International    Equity     Small Cap
                       Balanced     Income     Income Equity   Growth Equity     Equity           Equity       Index       Equity
                       Portfolio   Portfolio     Portfolio       Portfolio     Portfolio        Portfolio    Portfolio     Index
                       ---------   ---------     ---------       ---------     ---------        ---------    ---------     -----
Net Assets           $11,416,303   $1,336,429  $51,301,765      $8,893,074    $8,884,717       $3,939,197   $3,385,344   $134,297

Outstanding Shares       918,062      170,761    2,573,281         392,792       641,900          231,329      197,858     13,197

Net Asset Value      $     12.44   $     7.83  $     19.94      $    22.64    $    13.84       $    17.03   $    17.11   $  10.18
   Per Share

Sales Charge, 5.50%  $       .72   $      .46  $      1.16      $     1.32    $      .81       $      .99   $     1.00   $    .59
 of offering price
 (5.82% of net asset
 value per share)

Offering Price to
Public               $     13.16   $     8.29  $     21.10      $    23.96    $    14.65       $    18.02   $    18.11   $  10.77

                      Intermediate Corporate    Government &     Missouri Tax-Exempt   National Municipal
                               Bond            Corporate Bond           Bond                 Bond            Bond Index
                            Portfolio             Portfolio           Portfolio           Portfolio           Portfolio
                            ---------             ---------           ---------           ---------           ---------
Net Assets                   $435,763            $3,877,782         $ 3,877,782          $1,582,011          $1,074,416

Outstanding Shares             45,613               394,002           1,877,478             167,803             110,322

Net Asset Value              $   9.55            $     9.84         $     11.31          $     9.43          $     9.74
  Per Share

Sales Charge, 4.00%          $    .40            $      .41         $       .47          $      .39          $      .41
  of offering price
  (4.16% of net
  asset value per
   share)

Offering Price to Public     $   9.95            $    10.25         $     11.78          $     9.82          $    10.15

                                       U.S. Government                                      Short-Intermediate
                                          Securities                                            Municipal
                                          Portfolio                                             Portfolio
                                          ---------                                             ---------
Net Assets                            $   4,619,812                                        $      19,783

Outstanding Shares                          446,719                                                1,987

Net Asset Value                       $       10.34                                        $        9.96
  Per Share

Sales Charge, 4.00%                   $         .43                                        $         .42
  of offering price
  (4.16% of net
  asset value per
   share)

Offering Price to Public              $       10.77                                        $       10.38

Applicable Sales Charges - Investor B Shares of the CDSC Portfolios

          Investor B Shares of the CDSC Portfolios are sold at their net asset value next determined after a purchase order is received in good form by the Fund's distributor. Although investors pay no front-end sales charge on purchases of Investor B Shares, such Shares are subject to a deferred sales charge at the rates set forth in the applicable Prospectuses if they are redeemed within six years of purchase. Service organizations will receive commissions from the distributor in connection with sales of Investor B Shares. These commissions may be different than the reallowances or placement fees, if any, paid to dealers in connection with sales of Investor A Shares.

          The deferred sales charge on Investor B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is charged on any increase in the principal value of an investor's Shares. In addition, a contingent deferred sales charge will not be assessed on Investor B Shares purchased through reinvestment of dividends or capital gains distributions.

          The amount of any contingent deferred sales charge an investor must pay on Investor B Shares depends on the number of years that elapse between the purchase date and the date such Investor B Shares are redeemed, as described in the relevant Prospectuses. Solely for purposes of determining the number of years from the time of payment for an investor's Share purchase, all payments during a month will be aggregated and deemed to have been made on the first day of the month.

          When an investor redeems his or her Investor B Shares, the redemption order is processed to minimize the amount of the contingent deferred sales charge that will be charged. Investor B Shares are redeemed first from those Investor B Shares that are not subject to the deferred sales load (i.e., Investor B Shares that were acquired through reinvestment of dividends or capital gain distributions) and after that from the Investor B Shares that have been held the longest.

          For example, assume an investor purchased 100 Investor B Shares at $10 a Share (for a total cost of $1,000), three years later the Shares have a net asset value of $12 per Share and during that time the investor acquired 10 additional Shares through dividend reinvestment. If the investor then makes one redemption of 50 Shares (resulting in proceeds of $600, 50 Shares x $12 per share), the first 10 Shares redeemed will not be subject to the contingent deferred sales charge because they were acquired through reinvestment of dividends. With respect to the remaining 40 Shares redeemed, the contingent deferred sales charge is charged at $10 per Share (because the original purchase price of $10 per Share is lower than the current net asset value of $12 per share). Therefore, only $400 of the $600 such investor received from selling his or her Shares will be subject to the contingent deferred sales charge, at a rate of 3.0% (the applicable rate in the third year after purchase). The proceeds from the contingent deferred sales charge that the investor may pay upon redemption go to the distributor, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Investor B Shares. The contingent deferred sales charge, along with ongoing distribution fees paid with respect to Investor B Shares, enables those Shares to be purchased without the imposition of a front-end sales charge.

Characteristics of Investor A Shares and Investor B Shares

          The primary difference between Investor A Shares and Investor B Shares lies in their sales charge structures and distribution arrangements as described in the applicable Prospectuses. An investor should understand that the purpose and function of the sales charge structures and distribution arrangements for both Investor A Shares and Investor B Shares are the same.

          Investor A Shares are sold at their net asset value plus, in the case of the Equity and Bond Portfolios, a front-end sales charge. Investor A Shares are subject to ongoing distribution and service fees at an annual rate of up to 0.30% (0.25% with respect to the Money Market Portfolios) of a Portfolio's average daily net assets attributable to its Investor A Shares.

          Investor B Shares are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed within six years of investment. Investor B Shares are subject to ongoing distribution and service fees at an annual rate of up to 1.00% of a Portfolio's average daily net assets attributable to its Investor B Shares. These ongoing fees, which are higher than those charged on Investor A Shares, will cause Investor B Shares to have a higher expense ratio and pay lower dividends than Investor A Shares.




          Six years after purchase, Investor B Shares will convert automatically to Investor A Shares. The purpose of the conversion is to relieve a holder of Investor B Shares of the higher ongoing expenses charged to those Shares, after enough time has passed to allow the distributor to recover approximately the amount it would have received if a front-end sales charge had been charged. The conversion from Investor B Shares to Investor A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Investor A Shares as he or she had of Investor B Shares. The conversion occurs six years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the distribution and service fees borne by Investor B Shares, although they are subject to the distribution and service fees borne by Investor A
Shares.

          Investor B Shares acquired through a reinvestment of dividends or distributions are also converted at the earlier of two dates - six years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased Investor B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Investor B Shares of a particular Portfolio, and subsequently acquires additional Investor B Shares of that Portfolio only through reinvestment of dividends and/or distributions, all of such investor's Investor B Shares in that Portfolio, including those acquired through reinvestment, will convert to Investor A Shares of that Portfolio on the same date.

Factors to Consider When Selecting Investor A Shares or Investor B Shares

          Before purchasing Shares of a Portfolio which offers both Investor A Shares and Investor B Shares, investors should consider whether, during the anticipated life of their investment in the Portfolio, the accumulated distribution fees and potential contingent deferred sales charges on Investor B Shares prior to conversion would be less than the initial sales charge and accumulated distribution fees on Investor A Shares purchased at the same time (note that Investor A Shares of the Money Market Portfolio are sold without a sales charge), and to what extent such differential would be offset by the higher yield of Investor A Shares. In this regard, to the extent that there is no sales charge for Investor A Shares, in the case of the Money Market Portfolio, or the sales charge for Investor A Shares is waived or reduced by one of the methods described above, in the case of the Equity and Bond Portfolios, investments in Investor A Shares become more desirable. The Fund reserves the right to refuse all purchase orders for Investor B Shares of over $100,000.

          Although Investor A Shares are subject to a distribution and service fee, they are not subject to the higher distribution and service fee applicable to Investor B Shares. For this reason, Investor A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Investor A Shares of the Equity and Bond Portfolios that do not qualify for waivers of or reductions in the initial sales charge would have less of their purchase price initially invested in a Portfolio than purchasers of Investor B Shares of the same Portfolio.

          As described above, purchasers of Investor B Shares of the Equity and Bond Portfolios will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Investor B Shares of those Portfolios. Because the Portfolios' future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Investor B Shares would, however, own Shares that are subject to higher annual expenses and, for a six-year period, such Shares would be subject to a contingent deferred sales charge of up to 5.00% upon redemption, depending upon the year of redemption. Investors expecting to redeem during this six-year period should compare the cost of the contingent deferred sales charge plus the aggregate annual Investor B Shares' distribution and service fees to the cost of the initial sales charge and distribution and service fees on the Investor A Shares (note that Investor A Shares of the Money Market Portfolio are sold without a sales charge). Over time, the expense of the annual distribution and service fees on the Investor B Shares may equal or exceed the initial sales charge, if any, and annual distribution and service fees applicable to Investor A Shares. For example, if net asset value remains constant, the aggregate distribution and service fees with respect to Investor B Shares of the Equity and Bond Portfolios would equal or exceed the initial sales charge and aggregate distribution fees of Investor A Shares of those Portfolios approximately six years after the purchase. In order to reduce such fees of investors that hold Investor B Shares for more than six years, Investor B Shares will be automatically converted to Investor A Shares as described above at the end of such six-year period.

          Exchanges - Investor A Shares. Shareholders who have purchased Investor A Shares of a Portfolio and who have paid any applicable sales charge ("load") (including Shares acquired through reinvestment of dividends or distributions on such Shares) may exchange those Shares for Investor A Shares of another load Portfolio without paying an additional sales load. Shareholders who have purchased Investor A Shares of a Portfolio (other than through a previous exchange from another load Portfolio on which any applicable sales load has been paid) with a lower sales load may be charged an additional sales load on exchanges of Shares of such Portfolio for Shares of a Portfolio with a higher sales load. Shareholders may also exchange Investor A Shares of a no-load Portfolio for Investor A Shares of another no-load Portfolio without paying a sales load. When Investor A Shares of a no-load Portfolio are exchanged for Investor A Shares of a load Portfolio, the applicable sales load (if any) will be assessed. However, shareholders exchanging Investor A Shares of a no-load Portfolio that were acquired through a previous exchange involving Shares on which a load was paid will not be required to pay an additional sales load upon the reinvestment of the equivalent investment into a load Portfolio within a twelve month period. Under such circumstances, the shareholder must notify the Distributor that a sales load was originally paid and provide the Distributor with sufficient information to permit confirmation of the shareholder's right not to pay a sales load.

          In addition, shareholders who have a qualified trust, agency or custodian account with the trust department of Mercantile Trust or any of its affiliated or correspondent banks, and whose Shares are to be held in that account, may also exchange Investor A Shares of a Portfolio for Trust Shares or Institutional Shares in the same Portfolio, and vice versa, without payment of any exchange or sales charge.

          Exchanges - Investor B Shares. Shareholders who have purchased Investor B Shares of a Portfolio (including Shares acquired through reinvestment of dividends or distributions on such Shares) may exchange those Shares for Investor B Shares of another Portfolio without the payment of any contingent deferred sales charge at the time the exchange is made. In determining the holding period for calculating the contingent deferred sales charge payable on redemptions of Investor B Shares, the holding period of the Investor B Shares originally held will be added to the holding period of the Investor B Shares acquired through the exchange. No exchange fee is imposed by the Fund.

          Other Information Concerning Exchanges. The Shares exchanged must have a current value at least equal to the minimum initial or subsequent investment required by the particular Portfolio into which the exchange is being made. An investor may telephone an exchange request by calling his or her broker-dealer or financial institution, which is responsible for transmitting such exchange request to the Fund.

          Automatic Exchange Program. The Automatic Exchange Program enables shareholders to make regular, automatic withdrawals from an Investor A Share or Investor B Share account in a Portfolio and use those proceeds to benefit from Dollar Cost Averaging by automatically making purchases of the same class of Shares in another Portfolio. With shareholder authorization, the Fund's Transfer Agent will withdraw the amount specified (subject to the applicable minimums) from the shareholder's account and will automatically invest that amount in Shares of the Portfolio designated by the shareholder on the date of such deduction.

          In order to participate in the Automatic Exchange Program, shareholders must make a minimum initial purchase of $5,000 and maintain a minimum account balance of $1,000. Additionally, shareholders must complete the supplementary authorization form which may be obtained from their broker-dealer or financial institution or the Fund. To change instructions with respect to the Automatic Exchange Program or to discontinue this feature, shareholders must send a written request to their broker-dealer or financial institution or to the Fund. The Automatic Exchange Program may be amended or terminated without notice at any time by the Fund.

Checkwriting -- Money Market Portfolios

          To establish the checkwriting service after opening an account in a Money Market Portfolio, the shareholder must contact his or her broker-dealer or financial institution by telephone or mail to obtain an account application. A signature guarantee may be required. A shareholder will receive the daily dividends declared on the Shares to be redeemed up to the day that a check is presented to the Custodian for payment. The checkwriting privilege may be disadvantageous for holders of Investor B Shares of the Money Market Portfolio due to the effect of the contingent deferred sales charge.

Automatic Withdrawal Plan (AWP)

          An Automatic Withdrawal Plan may be established by a new or existing shareholder of any Portfolio if the value of his or her account (valued at the net asset value at the time of the establishment of the AWP) equals $10,000 or more. Shareholders who elect to establish an AWP may receive a monthly, quarterly, semi-annual, or annual check in a stated amount of not less than $50 on or about the 25th day of the applicable month of withdrawal. Portfolio Shares will be redeemed as necessary to meet withdrawal payments. Withdrawals may reduce principal and eventually deplete the shareholder's account. A shareholder who desires to establish an AWP after opening an account should complete the AWP form in the back of the Prospectus or contact his or her investment representative or the Fund for an AWP application. A signature guarantee will be required. An AWP may be terminated by a shareholder on 30 days' written notice to his or her investment representative or to the Fund or by the Fund at any time. No contingent deferred sales charge will be assessed on redemptions of Investor B Shares of a Portfolio made through an AWP that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly, semi-annual and annual AWP redemptions of Investor B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3%, 6% and 12%, respectively, of an account's net asset value on the redemption date. AWP redemptions of Investor B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

Purchase of Investor A Shares at Net Asset Value

          From time to time the Fund's distributor may offer special concessions to enable investors to purchase Investor A Shares of the Equity and Bond Portfolios at net asset value without payment of a front-end sales charge. To qualify for a net asset value purchase, the investor must pay for such purchase with the proceeds from the redemption of shares of a non-affiliated mutual fund on which a front-end sales charge was paid. A qualifying purchase of Investor A Shares must occur within 30 days of the prior redemption and must be evidenced by a confirmation of the redemption transaction. At the time of purchase, the investment representative must notify the Fund that the purchase qualifies for a purchase at net asset value. Proceeds from the redemption of Shares on which no front-end sales charge was paid do not qualify for a purchase at net asset value.

Purchase of Trust, Trust II and Institutional Shares

          All shareholders of record will receive confirmations of Share purchases, exchanges, and redemptions in the mail. If Shares are held in the name of banks or other financial institutions, such institution is responsible for transmitting purchase, exchange, and redemption orders to the Fund on a timely basis, recording all purchase, exchange, and redemption transactions, and providing regular account statements which confirm such transactions to beneficial owners.

Exchanges - Trust, Trust II and Institutional Shares

          The exchange privilege enables shareholders to exchange Trust Shares of a Portfolio for Trust Shares of another Portfolio offered by the Fund, Trust II Shares for Trust II Shares of another such Portfolio and Institutional Shares for Institutional Shares of another such Portfolio. Exchanges for Trust Shares, Trust II Shares or Institutional Shares in another Portfolio are effected without payment of any exchange or sales charges. In addition, Trust Shares of a Portfolio may also be exchanged for Investor A Shares of the same Portfolio in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile Trust Company National Association or any of its affiliated or correspondent banks. Such exchanges will also be effected without payment of any exchange or sales charges.

Other Purchase, Exchange and Redemption Information - All Classes

          As noted in the prospectuses, shares of Mercantile Mutual Funds, Inc. may be exchanged with shares of corresponding classes of the Firstar Stellar Funds and the Firstar Funds. The Firstar Stellar Funds currently offers the Treasury, Tax-Free Money Market, Ohio Tax-Free Money Market Strategic Income, U.S. Government Income, Insured Tax-Free Bond, Growth Equity, Relative Value, Science and Technology, Stellar, Capital Appreciation and International Equity Funds. Firstar Funds currently offers the Money Market Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate

Bond Fund, Bond IMMDEX(TM) Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Index Fund, Growth Fund, MidCap Index Fund, Special Growth Fund, Emerging Growth Fund, MicroCap Fund, Core International Equity Fund, and International Equity Fund. FIRMCO, Mercantile's adviser, also serves as the adviser to Firstar Funds. The Firstar Stellar Funds are advised by Firstar Bank, N.A. Firstar Bank, N.A. and FIRMCO are under the common control of Firstar Corporation.

          On a Business Day when the Exchange closes early due to a partial holiday or otherwise, the Fund reserves the right to advance the times at which purchase and redemption orders must be received in order to be processed on that Business Day.

          When redeeming Shares in a Portfolio that offers both Investor A Shares and Investor B Shares, shareholders should indicate whether they are redeeming Investor A Shares or Investor B Shares. In the event a redeeming shareholder owns both Investor A Shares and Investor B Shares in a Portfolio, the Investor A Shares will be redeemed first unless the shareholder indicates otherwise.

          During periods of substantial economic or market change or activity, telephone redemptions or exchanges may be difficult to complete. In such event, Shares may be redeemed or exchanged by mailing the request directly to the organization through which the original Shares were purchased or directly to the Fund at 615 East Michigan Street, P.O. Box 3011, Milwaukee, WI 53201-3011.

          Under the 1940 Act, a Portfolio may suspend the right of redemption or postpone the date of payment for shares during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closing; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. A Portfolio may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions.

          The Portfolios may redeem shares involuntarily to reimburse them for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Portfolio shares.

                      YIELD AND TOTAL RETURN INFORMATION

          Yield and total return quotations are computed separately for Trust Shares, Trust II Shares, Institutional Shares, Investor A Shares and Investor B Shares of a Portfolio. Total return and yield figures will fluctuate, are based on historical earnings, and are not intended to indicate future performance. The methods used to compute each Portfolio's yields and total returns are described below.

The Money Market Portfolios

          From time to time, performance information such as "yield," and "effective yield" for the Money Market Portfolios' Trust Shares, Trust II Shares, Institutional Shares, and Investor A Shares and/or Investor B Shares may be quoted in advertisements or in communications to shareholders. The "yield" quoted in advertisements refers to the income generated by an investment in a particular class of Shares of a Portfolio over a specified period (such as a seven-day period) identified in connection with the particular yield quotation. This income is then "annualized." That is, the amount of income generated by the investment during that period is assumed to be generated for each such period over a 52-week or one-year period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in a particular class of Shares of a Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

          In addition, the Treasury Money Market Portfolio's "state tax-equivalent yield" may also be quoted. The "state tax-equivalent yield" shows the level of taxable yield needed to produce an after-tax yield that is equivalent to a particular state's tax-exempt yield achieved by the Portfolio. The "state tax-equivalent yield" refers to the portion of income that is derived from interest income on direct obligations of the U.S. Government, its agencies or instrumentalities that qualifies for exemption from state income tax. The yield calculation assumes that 100% of the interest income is exempt from state income tax. The "state tax-equivalent yield" is computed by dividing the tax-exempt portion of the Portfolio's yield by a denominator consisting of one minus a stated income tax rate.

          The Tax-Exempt Money Market Portfolio may also quote its "tax-equivalent yield" and "tax-equivalent effective yield," which demonstrate the level of taxable yield needed to produce an after-tax yield that is equivalent to the Portfolio's yield and effective yield. Each are calculated by increasing the Portfolio's yield and effective yield by the amount necessary to reflect the payment of federal (and/or state) tax at a stated tax rate. The "tax equivalent yield" and "tax-equivalent effective yield" will always be higher than the Portfolio's yield and effective yield, respectively. The Tax-Exempt Money Market Portfolio may also compute its "tax-equivalent yield" and "tax-equivalent effective yield" with respect to certain states, which shows the level of taxable yield and effective yield, respectively, needed to produce an after-tax equivalent to the federal and state tax-exempt yield of the Portfolio's particular class of Shares, assuming payment of federal income tax and state personal income tax each at a stated rate and based upon a specified percentage of the Portfolio's income which is exempt from state income tax as well as federal income tax.

          A Money Market Portfolio's "yield" and "effective yield" are calculated separately for Trust Shares, Trust II Shares, Institutional Shares, Investor A Shares and Investor B Shares of the Portfolios according to formulas prescribed by the SEC. Standardized 7 day "yield" is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account in a Portfolio having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7). The net change in the value of an account includes the value of additional shares purchased with dividends from the original share, and dividends declared on both the original share and any such additional shares, net of all fees, other than nonrecurring account or sales charges, that are charged by the Portfolio to all shareholder accounts in proportion to the length of the base period and the Portfolio's mean (or median) account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. "Effective yield" is computed by compounding the unannualized base period return (calculated as above) by adding one to the base period return, raising the sum to a power equal to 365 divided by seven, and subtracting one from the result. Based upon the same calculations, each Portfolio's 30 day yields and 30 day effective yields may also be quoted. The Tax-Exempt Money Market Portfolio's "tax-equivalent yield" is computed by dividing the tax-exempt portion of the yield (calculated as above) by one minus a stated federal income tax rate and adding the product to that portion, if any, of the yield that is not tax-exempt. In addition, a "Missouri" tax-equivalent yield may be calculated by dividing the portion of the Tax-Exempt Money Market Portfolio's yield (calculated as above) that is exempt from federal tax and the portion that is exempt from Missouri personal income tax by one minus a stated tax rate and adding such figure to that portion, if any, of the Portfolio's yield that is not exempt from federal or state income tax. Based on the foregoing calculations, for the year ended November 30, 1999, the 7-day yields, 7-day effective yields and the 30-day yields were as follows:

                                                        7-Day Effective
              Portfolio*               7-Day Yield           Yield             30-Day Yield
              ---------                -----------      ---------------        ------------
Treasury Money Market

 Trust Shares                             4.13%              4.22%                4.07%
 Trust Shares II                          4.36%              4.46%                4.30%
 Institutional Shares                     4.13%              4.22%                4.07%
 Investor A Shares                        4.13%              4.22%                4.07%

Money Market

 Trust Shares                             4.71%              4.82%                4.65%
 Trust II Shares                          4.94%              5.06%                4.88%
 Institutional Shares                     4.71%              4.82%                4.65%
 Investor A Shares                        4.71%              4.82%                4.65%
 Investor B Shares                        3.96%              4.04%                3.90%

Tax-Exempt Money Market

 Trust Shares                             2.95%              3.00%                2.75%
 Trust II Shares                          3.18%              3.23%                2.98%
 Investor A Shares                        7.95%              3.00%                2.75%

* Trust II Shares of the Money Market Portfolios were initially offered on November 2, 1998.

          Based on the foregoing calculations, the tax-equivalent yields and tax-equivalent effective yields of the Tax-Exempt Money Market Portfolio for the same 7-day and 30-day periods were as follows (assuming payment of federal income tax at a rate of 39.60%):


                                        7-Day Tax-        7-Day Tax-            30-Day Tax-
                                       Equivalent         Equivalent            Equivalent
              Portfolio*                 Yield          Effective Yield           Yield
              ---------                -----------      ---------------        ------------
Tax-Exempt Money Market

 Trust Shares                             4.88%              4.97%                4.55%
 Trust II Shares                          5.26%              5.35%                4.93%
 Investor A Shares                        4.88%              4.97%                4.55%

____________________

* Trust II Shares of the Tax-Exempt Money Market Portfolio were initially offered on November 2, 1998.

          In addition, the Treasury Money Market Portfolio may calculate a 7 day "state tax-exempt yield," which is computed by dividing the portion of the Portfolio's yield (calculated as above) that is exempt from state income tax by one minus a state income tax rate. Based upon the same calculations, the Portfolio's 30 day state tax-exempt yield may also be quoted.

          A Portfolio's quoted yield is not indicative of future yields and depends upon factors such as portfolio maturity, the Portfolio's expenses, and the types of instruments held by the Portfolio. Any account fees imposed by financial institutions, Service Organizations, or broker-dealers would reduce a Portfolio's effective yield.

The Equity and Bond Portfolios

          From time to time, performance information such as total return and yield data for the Equity and Bond Portfolios' Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares may be quoted in advertisements, sales literature or in communications to shareholders. The yield is computed based on the net income of a particular class of Shares in the particular Portfolio during a 30-day (or one-month) period identified in connection with the particular yield quotation. More specifically, the yield is computed by dividing the Portfolio's net income per Share during a 30-day (or one-month) period by the maximum public offering price per Share on the last day of the period and annualizing the result. The Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' "tax equivalent" yields, which show the level of taxable yield needed to produce an after-tax equivalent to each Portfolio's tax-free yield, may also be quoted from time to time. This is done by increasing a Portfolio's yield (calculated as above) by the amount necessary to reflect the payment of federal income tax at a stated tax rate. The Missouri Tax-Exempt Bond Portfolio may also compute its "Missouri tax-equivalent" yield which shows the amount of taxable yield needed to produce an after-tax equivalent to the federal and Missouri tax-exempt yield of the Portfolio's Shares, assuming payment of federal income tax and Missouri income tax each at a stated rate.

          The Portfolios' total returns may be calculated on an average annual total return basis, and may also be calculated on an aggregate total return basis, for various periods. Average annual total returns with respect to a particular class of Shares reflect the average annual percentage change in value of an investment in such Shares of a Portfolio over the particular measuring period. Aggregate total returns reflect the cumulative percentage change in value over the measuring period. Both methods of calculating total returns assume that dividends and capital gain distributions made by a Portfolio during the period are reinvested in the same class of Shares of the Portfolio and that the maximum sales load in effect during the period has been charged by the Portfolio. The Portfolios' total return figures may also be calculated without the deduction of the maximum sales charge in effect during the period. The effect of not deducting the sales charge will be to increase the total return reflected. When considering average annual total return figures for periods longer than one year, it is important to note that a Portfolio's annual total return for any one year in the period might have been more or less than the average for the entire period.

          An Equity and Bond Portfolio's 30 day "yield" is calculated separately for Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares of a Portfolio by dividing the Portfolio's net investment income per share earned during a 30-day period by the maximum offering price per share (the "maximum offering price") with respect to Investor A Shares and the net asset value per share with respect to Trust Shares, Institutional Shares and Investor B Shares on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. A Portfolio's net investment income per share (irrespective of series) earned during the period is based on the average daily number of shares outstanding during the period entitled to receive dividends and includes income dividends and interest earned during the period minus expenses accrued for the period, net of reimbursements. This calculation can be expressed as follows:

                             a-b
               Yield = 2 [(-------)6 - 1]
                           cd + 1

          Where: a = dividends and interest earned during the period.

                 b =  expenses accrued for the period (net of reimbursements).

                 c = the average daily number of shares outstanding that were entitled to receive dividends.

                 d = maximum offering price per share on the last day of the period.

          For the purpose of determining interest earned during the period (variable "a" in the formula), dividend income on equity securities held by a Portfolio is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in that Portfolio. A Portfolio calculates interest earned on any debt obligation held in its portfolio by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each 30 day period, or, with respect to obligations purchased during the 30 day period, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent 30 day period that the obligation is in the portfolio. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date.

With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

          Interest earned on municipal securities of the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of municipal securities that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of municipal securities that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

          Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Portfolio to all shareholder accounts in proportion to the length of the base period and the Portfolio's mean (or median) account size. Investor A Shares, Investor B Shares, Institutional Shares and Trust Shares each bear separate fees applicable to the particular class of shares. Undeclared earned income will not be subtracted from the maximum offering price per share (variable "d" in the formula). Undeclared earned income is net investment income which, at the end of the base period, has not been declared and paid as a dividend, but is reasonably expected to be and is declared and paid as a dividend shortly thereafter.

          The Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' "tax-equivalent" yield for each class of shares is computed by dividing the portion of a Portfolio's yield (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate and adding that figure to that portion, if any, of the Portfolio's yield that is not exempt from federal income tax. Similarly, the Missouri Tax-Exempt Bond Portfolio's "Missouri tax-equivalent" yields for each class of shares is calculated by dividing the portion of a Portfolio's yield (calculated as above) that is exempt from federal tax and the portion that is exempt from Missouri personal income tax by one minus a stated tax rate and adding such figure to that portion, if any, of the Portfolio's yield that is not exempt from federal or state income tax.

          The Fund currently calculates 30-day yields for its Bond Portfolios but not for its Equity Portfolios. For the 30-day period ended November 30, 1999, the yields on the Bond Portfolios were as follows:

         Portfolio                                                 30-Day Yield
         ---------                                                 ------------
U.S. Government Securities
        Trust Shares                                                   5.79%
        Institutional Shares                                           5.48%
        Investor A Shares                                              5.34%
        Investor B Shares                                              4.77%
Intermediate Corporate Bond
        Trust Shares                                                   6.29%
        Institutional Shares                                           5.99%
        Investor A Shares                                              5.69%
Bond Index
        Trust Shares                                                   6.17%
        Institutional Shares                                           5.87%
        Investor A Shares                                              5.58%
Government & Corporate Bond
        Trust Shares                                                   6.06%
        Institutional Shares                                           5.76%
        Investor A Shares                                              5.48%
        Investor B Shares                                              5.05%
Short-Intermediate Municipal
        Trust Shares                                                    3.75%
        Investor A Shares                                               3.42%
Missouri Tax Exempt Bond
        Trust Shares                                                    4.64%
        Investor A Shares                                               4.23%
        Investor B Shares                                               3.63%
National Municipal Bond
        Trust Shares                                                    4.71%
        Investor A Shares                                               4.29%
        Investor B Shares                                               3.71%
Balanced
        Trust Shares                                                    2.38%
        Institutional Shares                                            2.07%
        Investor A Shares                                               1.96%
        Investor B Shares                                               1.36%

          For the same 30-day period, the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' tax-equivalent yields (assuming payment of federal income taxes at a rate of 39.60%) and the Missouri Tax-Exempt Bond Portfolio's Missouri tax-equivalent yield (assuming Missouri state income taxes at a rate of 43.20%) were as follows:

                                                           30-Day Tax-                    30-Day Missouri
                   Portfolio                            Equivalent Yield                Tax-Equivalent Yield
                   ---------                            ----------------                --------------------
Short-Intermediate Municipal
      Trust Shares                                            6.21%                            6.60%
      Investor A Shares                                       5.66%                            6.02%
Missouri Tax-Exempt Bond
      Trust Shares                                            7.68%                            8.17%
      Investor A Shares                                       7.00%                            7.45%
      Investor B Shares                                       6.01%                            6.39%
National Municipal Bond
      Trust Shares                                            7.80%                            8.29%
      Investor A Shares                                       7.10%                            7.55%
      Investor B Shares                                       6.14%                            6.53%

          A Portfolio computes its "average annual total return" for each series of that Portfolio by determining the average annual compounded rate of return during specified periods that would equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series by dividing the ending redeemable value of a hypothetical $1,000 payment by $1,000 (representing a hypothetical initial payment) and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:


        ERV 1/n
T =   [(-------) - 1]
           P

      Where: T   =    average annual total return

             ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or a fractional portion thereof)

             P   =    hypothetical initial payment of $1,000

             n   =    period covered by the computation, expressed in terms of
                      years

          A Portfolio computes its aggregate total returns separately for each series by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. The formula for calculating aggregate total return is as follows:

                                         ERV
          Aggregate Total Return =    [(------)- 1]
                                          P

          The calculations of average annual total return and aggregate total return assume reinvestment of all income dividends and capital gain distributions on the reinvestment dates during the period and include all recurring fees charged to all shareholder accounts, assuming an account size equal to a Portfolio's mean or median account size for any fees that vary with the size of the account. The ending redeemable value (variable "ERV" in each quotation) is determined by assuming complete redemption of the hypothetical investment and the deduction of all non-recurring charges at the end of the period covered by the computation. In addition, a non-money market Portfolio's average annual total return and aggregate total return quotations reflect the deduction of the maximum front-end sales charge in connection with the purchase of Investor A Shares and the deduction of any applicable contingent deferred sales charge with respect to Investor B Shares.

          Based on the foregoing calculations, the average annual total returns for the year/period ended November 30, 1999, the average annual total returns for the 5-year and 10-year periods ended November 30, 1999 (where applicable) and the average annual total returns for the periods from commencement of operations, reflecting sales loads in effect at the date of this SAI, were as follows:

                                                                        Average Annual Total Return
                                                                        ---------------------------
                                                                        For the 5       For the 10          Since
                                                    For the Year       Years Ended      Years Ended       Commencement
              Portfolio                            Ended 11/30/99        11/30/99       11/30/99  of       Operations
              ---------                            --------------      -----------      -----------       -------------
U.S. Government Securities
 Trust Shares/(1)/                                      1.67 %             6.71%            N/A                6.45%
 Institutional Shares/(4)/                              1.45 %             6.39%            N/A                5.55%
 Investor A Shares/(22)/                               (2.71)%             5.53%            6.29%              6.61%
 Investor B Shares/(2)/                                (3.97)%             N/A              N/A                4.15%
Intermediate Corporate Bond/(15)/
 Trust Shares                                          (1.26)%             N/A              N/A                5.23%
 Institutional Shares                                  (1.56)%             N/A              N/A                5.02%
 Investor A Shares                                     (5.59)%             N/A              N/A                3.41%
Bond Index/(15)/
 Trust Shares                                          (0.61)%             N/A              N/A                5.70%
 Institutional Shares                                  (0.90)%             N/A              N/A                5.53%
 Investor A Shares                                     (4.91)%             N/A              N/A                3.87%
Government & Corporate Bond
 Trust Shares/(1)/                                     (0.83)%             7.09%            N/A                6.85%
 Institutional Shares/(23)/                            (1.12)%             6.78%            N/A                5.04%
 Investor A Shares/(3)/                                (5.12)%             5.87%            6.10%              6.56%
 Investor B Shares/(24)/                               (6.49)%             N/A              N/A                5.27%
Short-Intermediate Municipal
 Trust Shares/(10)/                                     0.55 %             N/A              N/A                3.77%
 Investor A Shares/(25)/                               (3.63)%             N/A              N/A                2.26%
Missouri Tax-Exempt Bond/(11)/
 Trust Shares/(12)/                                    (1.81)%             6.68%            6.32%              6.93%
 Investor A Shares/(13)/                               (5.99)%             5.59%            N/A                5.91%
 Investor B Shares/(24)/                               (7.48)%             N/A              N/A                3.86%
National Municipal Bond/(14)/
 Trust Shares                                          (2.97)%             N/A              N/A                4.33%
 Investor A Shares                                     (6.79)%             N/A              N/A                2.78%
 Investor B Shares                                     (8.63)%             N/A              N/A                2.41%
Balanced
 Trust Shares/(7)/                                      8.53 %            14.77%            N/A               11.22%
 Institutional Shares/(23)/                             8.24 %            14.43%            N/A               11.56%
 Investor A Shares/(7)/                                 2.30 %            13.17%            N/A               10.04%
 Investor B Shares/(26)/                                2.83 %             N/A              N/A               12.83%
Equity Income/(16)/
 Trust Shares                                           0.23 %             N/A              N/A               10.61%
 Institutional Shares                                   0.09 %             N/A              N/A               10.49%
 Investor A Shares                                     (5.58)%             N/A              N/A                8.08%
 Investor B Shares                                     (4.67)%             N/A              N/A                8.78%
Equity Index/(17)/
 Trust Shares                                          20.16 %             N/A              N/A               25.13%
 Institutional Shares                                  19.83 %             N/A              N/A               24.87%
 Investor A Shares                                     13.22 %             N/A              N/A               22.07%
Growth & Income Equity
 Trust Shares/(27)/                                    13.94 %            20.51%            N/A               15.48%
 Institutional Shares/(23)/                            13.61 %            20.10%            N/A               16.57%
 Investor A Shares/(22)/                                7.42 %            18.75%           13.74%             14.55%
 Investor B Shares/(24)/                                7.79 %             N/A              N/A               18.72%

                                                                        Average Annual Total Return
                                                                        ---------------------------
                                                                        For the 5       For the 10          Since
                                                    For the Year       Years Ended      Years Ended       Commencement
              Portfolio                            Ended 11/30/99        11/30/99       11/30/99  of       Operations
              ---------                            --------------      -----------      -----------       -------------
Growth Equity
 Trust Shares/(18)/                                     26.97%             N/A %            N/A%              25.21 %
 Institutional Shares/(20)/                             26.56%             N/A %            N/A%              22.93 %
 Investor A Shares/(19)/                                19.70%            25.46%            N/A%              17.38 %
 Investor B Shares/(28)/                                20.77%             N/A %            N/A%              18.08 %
Small Cap Equity
 Trust Shares/(5)/                                      17.57%             9.92%            N/A%              11.80 %
 Institutional Shares/(23)/                             17.27%             9.61%            N/A%               8.14 %
 Investor A Shares/(6)/                                 10.77%             8.36%            N/A%              10.73 %
 Investor B Shares/(26)/                                11.57%             N/A %            N/A%               7.55 %
Small Cap Equity Index/(21)/
 Trust Shares                                            N/A %             N/A %            N/A%               2.01 %
 Institutional Shares                                    N/A %             N/A %            N/A%               1.74 %
 Investor A Shares                                       N/A %             N/A %            N/A%              (3.72)%
International Equity
 Trust Shares/(8)/                                      36.98%            14.83%            N/A%              12.84 %
 Institutional Shares/(29)/                             36.61%            14.50%            N/A%              12.76 %
 Investor A Shares/(9)/                                 29.13%            13.23%            N/A%              11.42 %
 Investor B Shares/(26)/                                30.65%             N/A %            N/A%              15.12 %

--------------------
     (1)       Commenced operations on February 1, 1991.
     (2)       Date of initial public investment on May 11, 1995.
     (3)       Commenced operations on June 15, 1988.
     (4)       Commenced operations on June 7, 1994.
     (5)       Commenced operations on May 6, 1992.
     (6)       Initial public offering commenced on May 6, 1992.
     (7)       Commenced operations on April 1, 1993.
     (8)       Commenced operations on April 4, 1994.
     (9)       Commenced operations on May 2, 1994.
     (10)      Commenced operations on July 10, 1995.
     (11) Commenced operations on July 15, 1988 as a portfolio of The ARCH Tax-Exempt Trust. On October 2, 1995, the Portfolio was reorganized as a new Portfolio of the Fund.
     (12)      Commenced operations on July 15, 1988.
     (13)      Initial public offering commenced on September 28, 1990.
     (14)      Commenced operations on November 18, 1996.
     (15)      Commenced operations on February 10, 1997.
     (16)      Commenced operations on February 27, 1997.
     (17)      Commenced operations on May 1, 1997.
     (18)      Commenced operations on November 24, 1997.
     (19) Performance information includes that of Predecessor Growth Equity Portfolio, which commenced operations on January 4, 1993.
     (20)      Commenced operations on December 2, 1997.
     (21)      Commenced operations on December 30, 1998.
     (22)      Commenced operations on June 2, 1988.
     (23)      Commenced operations on January 3, 1994.
     (24)      Date of initial public investment on March 7, 1995.
     (25)      Date of initial investment on December 5, 1995.
     (26)      Date of initial public investment on March 6, 1995.
     (27)      Commenced operations on April 1, 1991.
     (28)      Commenced operations on February 23, 1998.
     (29)      Date of initial public investment on April 24, 1994.

               Based on the foregoing calculations, the aggregate total returns for the Equity and Bond Portfolios from their respective dates of commencement of operations through November 30, 1999 were as follows:

                                                                              Aggregate Total Return
                                                                                Since Commencement
          Portfolio                                                               of Operations
          ----------                                                            ------------------
U.S. Government Securities
   Trust Shares                                                                         73.65%
   Institutional Shares/(1)/                                                            34.49%
   Investor A Shares                                                                   108.63%
   Investor B Shares/(2)/                                                               20.37%
Intermediate Corporate Bond
   Trust Shares                                                                         15.35%
   Institutional Shares                                                                 14.72%
   Investor A Shares                                                                     9.86%
Bond Index
   Trust Shares                                                                         16.82%
   Institutional Shares                                                                 16.27%
   Investor A Shares                                                                    11.22%
Government & Corporate Bond
   Trust Shares                                                                         79.52%
   Institutional Shares/(1)/                                                            33.74%
   Investor A Shares                                                                   107.20%
   Investor B Shares/(2)/                                                               27.53%
Short-Intermediate Municipal
   Trust Shares                                                                         17.62%
   Investor A Shares                                                                     9.32%
Missouri Tax-Exempt Bond
   Trust Shares                                                                        114.31%
   Investor A Shares                                                                    69.32%
   Investor B Shares/(2)/                                                               19.64%
National Municipal Bond
   Trust Shares                                                                         13.72%
   Investor A Shares                                                                     8.68%
   Investor B Shares                                                                     6.26%
Equity Income
   Trust Shares                                                                        103.10%
   Institutional Shares                                                                 90.96%
   Investor A Shares                                                                    89.19%
   Investor B Shares                                                                    77.15%
Balanced
   Trust Shares                                                                         32.05%
   Institutional Shares/(1)/                                                            31.66%
   Investor A Shares                                                                    23.90%
   Investor B Shares/(2)/                                                               26.11%
Equity Index
   Trust Shares                                                                         78.45%
   Institutional Shares                                                                 77.50%
   Investor A Shares                                                                    67.39%
Growth & Income Equity
   Trust Shares                                                                        248.32%
   Institutional Shares/(1)/                                                           147.67%
   Investor A Shares                                                                   376.50%
   Investor B Shares/(2)/                                                              125.32%
Growth Equity
   Trust Shares                                                                         57.36%
   Institutional Shares                                                                 50.96%
   Investor A Shares/(3)/                                                              202.35%
   Investor B Shares                                                                    34.19%
Small Cap Equity
   Trust Shares                                                                        132.59%
   Institutional Shares/(1)/                                                            58.87%
   Investor A Shares                                                                   116.31%
   Investor B Shares/(2)/                                                               41.17%

                                                                              Aggregate Total Return
                                                                                Since Commencement
          Portfolio                                                               of Operations
          ----------                                                          ----------------------
Small Cap Equity Index
   Trust Shares                                                                        2.01 %
   Institutional Shares                                                                1.74 %
   Investor A Shares                                                                  (3.72)%
International Equity
   Trust Shares                                                                       98.08 %
   Institutional Shares/(1)/                                                          95.98 %
   Investor A Shares                                                                  81.97 %
   Investor B Shares/(2)/                                                             94.82 %

-----------------------------

(1) Reflects combined performance of Institutional Shares which were initially offered to the public on January 4, 1994 and Investor A Shares for the period prior to January 4, 1994.
(2) Investor B Shares were initially offered on March 1, 1995. The performance figures for Investor B Shares for periods prior to such date represent the performance for Investor A Shares of the Portfolio which has been restated to reflect the contingent deferred sales charges payable by holders of Investor B Shares that redeem within six years of the date of purchase. Investor B Shares are also subject to distribution and services fees at a maximum annual rate of 1.00%. Had those distribution and services fees been reflected, performance would have been reduced.
(3) Total return information includes that of Predecessor Growth Equity Portfolio, which commenced operations on January 4, 1993.

          Investor A Shares and Investor B Shares of a Portfolio may also calculate total return figures for that Portfolio without deducting the maximum sales charge imposed on purchases or redemptions. The effect of not deducting the sales charge will be to increase the total return reflected.

          Investors may judge the performance of the Portfolios by comparing them to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies. Such comparisons may be made by referring to market indices and data such as those prepared by Dow Jones & Co., Inc., Russell, Salomon Brothers, Inc., Lehman Brothers or Standard & Poor's Ratings Group or any of their affiliates, the Consumer Price Index, the EAFE Index, the NASDAQ Composite, or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. Such comparisons may also be made by referring to data prepared by Lipper Analytical Services, Inc., (a widely recognized independent service which monitors the performance of mutual funds) Indata, Frank Russell, CDA, and the Bank Rate Monitor (which reports average yields for money market accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas). Other similar yield data, including comparisons to the performance of Mercantile Trust repurchase agreements, or the average yield data for similar asset classes including but not limited to Treasury bills, notes and bonds, may also be used for comparison purposes. Comparisons may also be made to indices or data published in the following national financial publications: IBC's Money Fund Report(R), MorningStar, CDA/Wiesenberger, Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Fortune, Pension's and Investments, Institutional Investor, U.S.A. Today and publications of Ibbotson Associates, Inc. and other publications of a local or regional nature. In addition to performance information, general information about the Portfolios that appears in a publication such as those mentioned above may be included in advertisements, supplemental sales literature and in reports to Shareholders.

          From time to time, the Fund may include the following types of information in advertisements, supplemental sales literature and reports to
Shareholders: (1) discussions of
general economic or financial principles (such as the effects of inflation, the power of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions; (4) descriptions of past or anticipated portfolio holdings for one or more of the Portfolios within the Fund; (5) descriptions of investment strategies for one or more of such Portfolios; (6) descriptions or comparisons of various investment products, which may or may not include the Portfolios; (7) comparisons of investment products (including the Portfolios) with relevant market or industry indices or other appropriate benchmarks; and (8) discussions of rankings or ratings by recognized rating organizations.

          In addition, with respect to the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios the benefits of tax-free investments may be communicated in advertisements or communications to shareholders. For example, the tables below present the approximate yield that a taxable investment must earn at various income brackets to produce after-tax yields equivalent to those of tax-exempt investments yielding from 4.50% to 7.00%. The yields below are for illustration purposes only and are not intended to represent current or future yields for the Portfolios, which may be higher or lower than those shown. The tax brackets shown below will be indexed for inflation for years after 2000. Investors should consult their tax advisor with specific reference to their own tax situation.

     APPROXIMATE YIELD TABLE:  SHORT-INTERMEDIATE MUNICIPAL AND NATIONAL MUNICIPAL BOND PORTFOLIOS

-------------------------------------------------------------------------------------------
 SINGLE RETURN
  Sample Taxable          Federal
    Income               Marginal
    (2000)               Tax Rate                  --------Tax-Exempt Yields----------

                                                   4.50%  5.00%  5.50%   6.50%   7.00%
-------------------------------------------------------------------------------------------
FROM
 $0 TO                     15.00%                  5.29%  5.88%  6.47%   7.65%   8.24%
 $ 26,250

FROM
 $26,251 TO                28.00%                  6.25%  6.94%  7.64%   9.03%   9.72%
 $ 63,550

FROM
 $63,551 TO                31.00%                  6.52%  7.25%  7.97%   9.42%  10.14%
 $132,600

FROM
 $132,601 TO               36.00%                  7.03%  7.81%  8.59%  10.16%  10.94%
 $288,350

OVER
 $288,350                  39.60%                  7.45%  8.28%  9.11%  10.76%  11.59%
-------------------------------------------------------------------------------------------

     APPROXIMATE YIELD TABLE:  SHORT-INTERMEDIATE MUNICIPAL AND NATIONAL MUNICIPAL BOND PORTFOLIOS
-------------------------------------------------------------------------------------------
  MARRIED FILING
    JOINTLY
  Sample Taxable               Federal
    Income                    Marginal
    (2000)                    Tax Rate                   --------Tax-Exempt Yields-------

                                                        4.50%  5.00%  5.50%   6.50%   7.00%
-------------------------------------------------------------------------------------------
FROM
 $0 TO                        15.00%                    5.29%  5.88%  6.47%   7.65%   8.24%
 $ 43,850

FROM
 $43,851 TO                   28.00%                    6.25%  6.94%  7.64%   9.03%   9.72%
 $105,950

FROM
 $105,951 TO                  31.00%                    6.52%  7.25%  7.97%   9.42%  10.14%
 $161,450

FROM
 $161,451 TO                  36.00%                    7.03%  7.81%  8.59%  10.16%  10.94%
 $288,350

OVER
 $288,350                     39.60%                    7.45%  8.28%  9.11%  10.76%  11.59%
-------------------------------------------------------------------------------------------

                              APPROXIMATE YIELD TABLE:  MISSOURI TAX-EXEMPT BOND PORTFOLIO

------------------------------------------------------------------------------------------------------------------
                                                 Combined
     SINGLE RETURN                             Federal and
    Sample Taxable        Federal   Missouri     Missouri
        Income           Marginal   Marginal   Marginal Tax
        (2000)           Tax Rate   Tax Rate       Rate               ---------------Tax-Exempt Yields------------

                                                                      4.50%  5.00%  5.50%   6.00%   6.50%   7.00%
------------------------------------------------------------------------------------------------------------------
FROM                      15.00%      6.00%        20.10%             5.63%  6.26%  6.88%   7.51%   8.14%   8.76%
 $0 TO
 $25,750
FROM                      28.00%      6.00%        32.32%             6.65%  7.39%  8.13%   8.87%   9.60%  10.34%
 $25,751 TO
 $62,450
FROM                      31.00%      6.00%        35.14%             6.94%  7.71%  8.48%   9.25%  10.02%  10.79%
 $62,451 TO
 $130,250
FROM                      36.00%      6.00%        39.84%             7.48%  8.31%  9.14%   9.97%  10.80%  11.64%
 $130,251 TO
 $283,150
OVER                      39.60%      6.00%        43.22%             7.93%  8.81%  9.69%  10.57%  11.45%  12.33%
 $283,150
-------------------------------------------------------------------------------------------------------------------

                              APPROXIMATE YIELD TABLE:  MISSOURI TAX-EXEMPT BOND PORTFOLIO
-------------------------------------------------------------------------------------------------------------------
MARRIED FILING                              Combined
   JOINTLY                                 Federal and
Sample Taxable       Federal   Missouri      Missouri
    Income           Marginal   Marginal   Marginal Tax
    (1999)           Tax Rate   Tax Rate       Rate
                                                                      ---------------Tax-Exempt Yields--------------

                                                                      4.50%  5.00%  5.50%   6.00%   6.50%   7.00%
--------------------------------------------------------------------------------------------------------------------
FROM                      15.00%      6.00%       20.10%              5.63%  6.26%  6.88%   7.51%   8.14%   8.76%
 $0 TO
 $43,850
FROM                      28.00%      6.00%       32.32%              6.65%  7.39%  8.13%   8.87%   9.60%  10.34%
 $43,851 TO
 $105,950
FROM                      31.00%      6.00%       35.14%              6.94%  7.71%  8.48%   9.25%  10.02%  10.79%
 $105,951 TO
 $161,450
FROM                      36.00%      6.00%       39.84%              7.48%  8.31%  9.14%   9.97%  10.80%  11.64%
 $161,451 TO
 $288,350
OVER                      39.60%      6.00%       43.22%              7.93%  8.81%  9.69%  10.57%  11.45%  12.33%
 $288,350
--------------------------------------------------------------------------------------------------------------------

Such data are for illustrative purposes only and are not intended to indicate past or future performance results of a Portfolio. Actual performance of the Portfolios' may be more or less than that noted in the hypothetical illustrations.

          Performance quotations of a class of Shares in a Portfolio represent that Portfolio's past performance and should not be considered as representative of future results. Any account fees charged by an investment representative will not be included in the calculation of the Portfolios yield and total returns. Since performance will fluctuate, performance data for the Portfolios cannot necessarily be used to compare an investment in the Portfolios' shares with bank deposits, savings accounts, and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. The current yield and performance of the Portfolios may be obtained by calling the Fund at: Investor A or Investor B Shares 1-800-452-2724 or Trust, Trust II or Institutional Shares - 1-800-452-4015.


                    ADDITIONAL INFORMATION CONCERNING TAXES

In General

          The following summarizes certain additional tax considerations generally affecting the Portfolios and their shareholders that are not described in the Prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Portfolios or their shareholders, and the discussion here and in the Prospectuses are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisors with specific reference to their own tax situations.

          Each Portfolio intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and to distribute out its income to shareholders each year, so that each Portfolio itself generally will be relieved of federal income and excise taxes. If a Portfolio were to fail to so qualify: (1) the Portfolio would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction.

          Dividends declared by a Portfolio in October, November, or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by the Fund on December 31 of such year, if such dividends are actually paid during January of the following year.

          Each Portfolio may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross sale proceeds paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to backup withholding by the Internal Revenue Service for prior failure properly to include on their return payments of taxable interest or dividends, or who have failed to certify to the Portfolio that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

          A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income each year to avoid liability for this excise tax.

     Missouri Tax Considerations. For each year in which a Portfolio qualifies as a regulated investment company for federal income tax purposes, shareholders of such Portfolio who are Missouri resident individuals, trusts or estates resident in Missouri, or corporations subject to Missouri taxing jurisdiction (collectively, "Missouri Taxpayers") will not be subject to Missouri income taxation on dividends distributed to them to the extent that such dividends (a) qualify as exempt-interest dividends of a regulated investment company under Code section 852(b)(5), (b) are the subject of the written notice to shareholders required by 12 C.S.R. section 10-2.155(2), (c) are attributable to interest on (1) obligations issued by the State of Missouri or any of its political subdivisions or authorities, or (2) certain obligations of the United States, any territory or possession of the United States, or any authority, commission, or instrumentality of the United States, to the extent exempted from Missouri income tax under federal law, and (d) are properly reported on the Missouri income tax returns of the shareholder in the respective Portfolio. In connection with the obligations described in paragraph (c)(2) above, the amount of State income tax-exempt interest dividends shall be reduced by the amount of
(a) the federal corporate dividend received deduction attributable to such dividends, and (b) interest paid or expense incurred to produce such dividends, to the extent that the interest paid or expense incurred exceeds five hundred dollars.

     To the extent possible, the Missouri Tax-Exempt Bond Portfolio intends to invest in obligations which will permit distributions attributable to interest to be excludable by Missouri Taxpayers. Despite this intention, Missouri Taxpayers generally will be subject to Missouri income tax on other types of distributions received from the Missouri Tax-Exempt Bond Portfolio, including distributions of interest on obligations of other issuers and all long-term and short-term capital gains.

     Except as noted above with respect to Missouri income taxation, distributions from a Portfolio may be taxable to shareholders under other state and local laws imposing taxes on or measured by net income, even though such distributions were derived, in whole or in part, from interest on obligations which, if realized directly by the shareholder, or by a shareholder of another type, would be nontaxable.

     The foregoing discussion of Missouri law does not apply to shareholders that are subject to the Missouri bank tax or other comparable forms of specialized Missouri taxation.

The Tax-Exempt Portfolios

     The policy of each Tax-Exempt Portfolio is to pay to its shareholders each year as exempt-interest dividends substantially all of its municipal security interest income net of certain deductions. In order for a Tax-Exempt Portfolio to pay exempt-interest dividends for any taxable year, at the close of each quarter of its taxable year at least 50% of the aggregate value of the Portfolio's assets must consist of exempt-interest obligations. An investment in a Tax-Exempt Portfolio is not intended to constitute a balanced investment program. Shares of a Tax-Exempt Portfolio would not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would the shareholder not gain any additional benefit from the Tax-Exempt Portfolios' dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed.

     Shareholders who might be treated as a "substantial user" or a "related person" to such user with respect to facilities financed through any of the tax-exempt obligations held by a Tax-Exempt Portfolio, are advised to consult their tax advisors with respect to whether exempt-interest dividends retain the exclusion under Section 103(a). A "substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person (i) who regularly uses a part of such facilities in his trade or business and (ii)(A) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (B) who occupies more than 5% of the usable area of such facilities or (C) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, partnerships and its partners, and S corporations and their shareholders.

Taxation of Certain Financial Instruments & Investments in Passive Foreign Investment Companies

     The tax principle applicable to transactions in financial instruments and futures contacts and options that may be engaged in by a Portfolio, and investments in passive foreign investment companies ("PFICs"), are complex and, in some cases, uncertain. Such transactions and investments may cause a Portfolio to recognize taxable income prior to the receipt of cash, thereby requiring the Portfolio to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

     In addition, in the case of any shares of a PFIC in which a Portfolio invest, the Portfolio may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Portfolio fails to make an election to recognize income annually during the period of its ownership of the PFIC shares.

                            MANAGEMENT OF THE FUND

Directors and Officers

     The business and affairs of the Portfolios are managed under the direction of Fund's Board of Directors in accordance with the laws of Maryland and the Fund's Articles of Incorporation. The directors and executive officers of the Fund, their addresses, ages, principal occupations during the past five years, and other affiliations are as follows:


                                                 Principal Occupations
                                  Position with  During Past 5 years
Name and Address                  the Fund       and other affiliations
----------------                  -------------  ----------------------

Jerry V. Woodham*                 Chairman of    Treasurer, St. Louis
St. Louis University              The Board;     University, August 1996
3500 Lindell                      President and  to present; Treasurer,
Fitzgerald Hall                   Director       Washington University,
St. Louis, MO 63103                              1981 to 1995
Age:  56

Robert M. Cox, Jr.                Director       Senior Vice President, Emerson
Emerson Electric Co.                             Electric Co. since November
8000 W. Florissant Ave.                          1990.
P.O. Box 4100
St. Louis, MO 63136-8506
Age:  54

Joseph J. Hunt                    Director       General Vice-President
Iron Workers International Union                 International Association of
1750 New York Avenue, N.W.                       Bridge, Structural and Orna
Suite 700                                        mental Iron Workers (Interna-
Washington, D.C. 2000                            tional Labor Union), January
Age:  57                                         1994 to present.

James C. Jacobsen                 Director       Director, Kellwood Company,
Kellwood Company                                 (manufacturer of wearing
600 Kellwood Parkway                             apparel and camping
Chesterfield, MO 63017                           softgoods) since 1975;
Age:  64                                         Vice Chairman, Kellwood
                                                 Company since May 1989.
________________________

*   Mr. Woodham is an "interested person" of the Fund as defined in the 1940
Act.

                                                                      Principal Occupations
                                     Position with                    During Past 5 years
Name and Address                     the Fund                         And other affiliations
----------------                     -------------                    -----------------------
Donald E. Brandt                     Director                         Senior Vice President, Finance
Ameren Corporation                                                    Ameren Corporation; Director,
P.O. Box 66149                                                        Huntco, Inc. (intermediate
St. Louis, MO 63166-6149                                              steel processors).
Age:  44

Ronald D. Winney*                    Director and Treasurer           Private Investor; Treasurer, Ralston Purina
1111 N. Oxfordshire Drive                                             Company, 1985-1999.
Edwardsville, IL  62025
Age:  57

W. Bruce McConnel, III*              Secretary                        Partner of the law firm of Drinker Biddle &
One Logan Square                                                      Reath LLP, Philadelphia, Pennsylvania since 1977.
/18/th & Cherry Streets
Philadelphia, PA 19103-6996
Age:  55

Walter B. Grimm*                     Vice President and               Employee of BISYS Fund Services.
3435 Stelzer Road                    Assistant Treasurer
Columbus, OH 43219
Age:  53

R. Jeffrey Young*                    Assistant Secretary              Employee of BISYS Fund Services.
3435 Stelzer Road
Columbus, OH 43219
Age:  35

Joseph C. Neuberger*                 Assistant Treasurer              Employee of Firstar Mutual Fund Services, LLC.
615 E. Michigan Street
2nd Floor
Milwaukee, WI 53202
Age:  37

Michael T. Karbouski*                Assistant Treasurer              Employee of Firstar Mutual Fund Services, LLC.
615 E. Michigan Street
2nd Floor
Milwaukee, WI 53202
Age:  35

Katharine A. Harwood*                Assistant Secretary              Employee of Firstar Mutual Fund Services, LLC.
615 E. Michigan Street
2nd Floor
Milwaukee, WI 53202
Age:  25

________________________

* Messrs. Grimm, Young, Winney, McConnel, Neuberger, Karbouski, and Ms. Harwood are "interested persons" of the Fund as defined in the 1940 Act.

     Each director receives an annual fee of $10,000 plus reimbursement of expenses incurred as a director. The Chairman of the Board and President of the Fund receives an additional annual fee of $5,000 for his services in these capacities. For the fiscal year ended November 30, 1999, the Fund paid or accrued for the account of its directors as a group, for services in all capacities, a total of $75,000. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Fund. As of the date of this Statement of Additional Information, the directors and officers of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund.

     The following chart provides certain information about the fees received by the Fund's directors for their services as members of the Board of Directors and committees thereof for the fiscal year ended November 30, 1999:

---------------------------------------------------------------------------------------------------------
                                                            Pension or
                                                            Retirement                   Total
                                  Aggregate              Benefits Accrued             Compensation
                                 Compensation            as Part of Fund           from the Fund and
    Name of Director            from the Fund                Expense                 Fund Complex*
---------------------------------------------------------------------------------------------------------
Jerry V. Woodham                       15,000                  N/A                                 15,000
---------------------------------------------------------------------------------------------------------
Donald E. Brandt                       10,000                  N/A                                 10,000
---------------------------------------------------------------------------------------------------------
Robert M. Cox, Jr.                     10,000                  N/A                                 10,000
---------------------------------------------------------------------------------------------------------
Joseph J. Hunt                         10,000                  N/A                                 10,000
---------------------------------------------------------------------------------------------------------
James C. Jacobsen                      10,000                  N/A                                 10,000
---------------------------------------------------------------------------------------------------------
Patrick J. Moore**                     10,000                  N/A                                 10,000
---------------------------------------------------------------------------------------------------------
Ronald D. Winney                       10,000                  N/A                                 10,000
---------------------------------------------------------------------------------------------------------

*    The "Fund Complex" consists solely of the Fund.
**   Mr. Moore resigned as a director of the Fund on January 4, 2000.

Investment Advisory and Sub-Advisory Agreements

     Firstar Investment and Research Management Company, LLC ("FIRMCO") serves as investment adviser to each Portfolio as a result of FIRMCO's acquisition of all of the assets and liabilities of the Portfolios' former adviser, Mississippi Valley Advisors Inc. ("MVA"), on March 1, 2000. FIRMCO is a subsidiary of Firstar Corporation, a banking and financial services organization. Prior to September 17, 1999, MVA was an indirect wholly-owned subsidiary of Mercantile Bancorporation Inc. On September 17, 1999, Mercantile Bancorporation Inc. merged into Firstar Corporation.

     For the services provided and expenses assumed pursuant to its investment advisory agreement with the Fund, FIRMCO is entitled to receive fees, computed daily and payable monthly, with respect to the Treasury Money Market and Money Market Portfolios, at the annual rates of .40% of the first $1.5 billion of each such Portfolio's average daily net assets, .35% of the next $1.0 billion of net assets and .25% of net assets in excess of $2.5 billion, and with respect to the Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal,

Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index, International Equity and Balanced Portfolios, at the annual rates of .40%, .45%,
 .55%, .30%, .45%, .55%, .45%, .55%, .75%, .30%, .55%, .75%, .75%, .40%, 1.00%
and .75%, respectively, of the average daily net assets of each Portfolio, respectively. For the fiscal year or period ended November 30, 1999, MVA received advisory fees (net of waivers) at the effective annual rates of .35%,
 .35%, .35%, .45%, .55%, .30%, .45%, .55%, .45%, .55%, .75%, .30%, .55%, .75%,
 .75%, .35%, 1.00% and .75% of the respective average daily net assets of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index, International Equity and Balanced Portfolios.

     FIRMCO may from time to time voluntarily reduce all or a portion of its advisory fee to increase the net income of one or more Portfolios available for distributions as dividends. The voluntary fee reduction will cause the return of any such Portfolio to be higher than it would otherwise be in the absence of such reduction.

     In addition, Clay Finlay serves as sub-adviser to the International Equity Portfolio. For the services provided and expenses assumed pursuant to its sub-advisory agreement with FIRMCO, Clay Finlay receives from FIRMCO a fee, computed daily and payable monthly, at the annual rate of .75% of the first $50 million of the International Equity Portfolio's average daily net assets, plus .50% of the next $50 million of average daily net assets, plus .25% of average daily net assets in excess of $100 million. For the fiscal year ended November 30, 1999, Clay Finlay received sub-advisory fees at the effective annual rate of .67% of the International Equity Portfolio's average daily net assets. Clay Finlay bears all expenses incurred by it in connection with its services under the sub-advisory agreement.

     Pursuant to the advisory and sub-advisory agreements, FIRMCO and Clay Finlay have agreed to provide investment advisory and sub-investment advisory services, respectively, as described in the Portfolios' Prospectuses. FIRMCO and Clay Finlay have agreed to pay all expenses incurred by them in connection with their activities under their respective agreements other than the cost of securities, including brokerage commissions, if any, purchased for the Portfolios.

     The investment advisory agreement (and sub-advisory agreement for the International Equity Portfolio) provide that FIRMCO and Clay Finlay, respectively, shall not be liable for any error of judgment or mistake of law or for any loss suffered in connection with the performance of their respective agreements, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their duties or from reckless disregard by them of their duties and obligations thereunder.

For the fiscal year or period ended November 30, 1999, MVA was paid advisory fees, after waivers, as follows:

                                                                          Fees Paid
   Portfolios                                                          (After Waivers)              Waivers
   ----------                                                          ---------------              --------
Treasury Money Market Portfolio                                            $1,118,644               $159,812
Money Market Portfolio                                                     $5,634,447               $762,438
Tax-Exempt Money Market Portfolio                                          $  625,247               $ 89,324
U.S. Government Securities Portfolio                                       $  479,599               $      0
Intermediate Corporate Bond Portfolio                                      $  330,032               $      0
Bond Index Portfolio                                                       $  596,823               $      0
Government & Corporate Bond Portfolio                                      $  795,816               $      0
Short-Intermediate Municipal Portfolio                                     $  222,864               $      0
Missouri Tax-Exempt Bond Portfolio                                         $  586,025               $      0
National Municipal Bond Portfolio                                          $2,017,683               $      0
Balanced Portfolio                                                         $  884,054               $      0
Equity Income Portfolio                                                    $  830,725               $      0
Equity Index Portfolio                                                     $  275,897               $      0
Growth & Income Equity Portfolio                                           $2,670,936               $      0
Growth Equity Portfolio                                                    $  789,145               $      0
Small Cap Equity Portfolio                                                 $  942,833               $      0
Small Cap Equity Index Portfolio(1)                                        $   97,603               $ 22,754
International Equity Portfolio                                             $  785,618               $  1,033

1. For the period from commencement of operations (December 30, 1998) through November 30, 1999.

For the fiscal year or period ended November 30, 1998, MVA was paid advisory fees, after waivers, as follows:

                                                                          Fees Paid
   Portfolios                                                          (After Waivers)              Waivers
   ----------                                                          ---------------              --------
Treasury Money Market Portfolio                                           $  983,103               $140,506
Money Market Portfolio                                                    $4,836,247               $690,964
Tax-Exempt Money Market Portfolio                                         $  595,181               $ 85,029
U.S. Government Securities Portfolio                                      $  459,829               $      0
Intermediate Corporate Bond Portfolio                                     $  203,401               $ 91,356
Bond Index Portfolio                                                      $  329,684               $142,709
Government & Corporate Bond Portfolio                                     $  913,545               $      0
Short-Intermediate Municipal Portfolio                                    $  153,355               $ 62,423
Missouri Tax-Exempt Bond Portfolio                                        $  484,088               $      0
National Municipal Bond Portfolio                                         $1,389,193               $663,264
Balanced Portfolio                                                        $  944,820               $      0
Equity Income Portfolio                                                   $  577,324               $280,161
Equity Index Portfolio                                                    $  104,594               $ 35,308
Growth & Income Equity Portfolio                                          $2,595,524               $      0
Growth Equity Portfolio                                                   $  702,079               $      0
Small Cap Equity Portfolio                                                $1,776,373               $      0
International Equity Portfolio                                            $  731,113               $      0

     For the fiscal year or period ended November 30, 1997, MVA (and with respect to the Growth Equity Portfolio, the predecessor adviser) was paid advisory fees, after waivers, as follows:

                                                                          Fees Paid
  Portfolios                                                           (After Waivers)              Waivers
  --------------------------------------------------------------  --------------------------  --------------------
Treasury Money Market Portfolio                                                  $  544,658             $  132,471
Money Market Portfolio                                                           $3,205,706             $  734,416
Tax-Exempt Money Market Portfolio                                                $  518,456             $   74,067
U.S. Government Securities Portfolio                                             $  357,824             $        0
Intermediate Corporate Bond Portfolio(1)                                         $        0             $  175,432
Bond Index Portfolio(1)                                                          $        0             $  312,722
Government & Corporate Bond Portfolio                                            $  743,332             $        0
Short-Intermediate Municipal Portfolio                                           $        0             $  160,035
Missouri Tax-Exempt Bond Portfolio                                               $  414,195             $        0
National Municipal Bond Portfolio                                                $        0             $1,812,782
Balanced Portfolio                                                               $  885,481             $        0
Equity Income Portfolio(2)                                                       $        0             $  681,294
Equity Index Portfolio(3)                                                        $        0             $   51,115
Growth & Income Equity Portfolio                                                 $2,392,991             $        0
Growth Equity Portfolio(4)                                                       $   86,057             $        0
Small Cap Equity Portfolio                                                       $1,783,322             $        0
International Equity Portfolio                                                   $  590,822             $   50,950

______________________

1. For the period from commencement of operations (February 10, 1997) through November 30, 1997.
2. For the period from commencement of operations (March 7, 1997) through November 30, 1997.
3. For the period from commencement of operations (May 1, 1997) through November 30, 1997.
4.   For the period October 1, 1997 through November 30, 1997.

     For the fiscal year ended September 30, 1997, MVA (and the predecessor adviser, Mark Twain Bank) earned advisory fees of $468,080 with respect to the Predecessor Growth Equity Portfolio, of which $0 was waived.

Administrator

     Effective January 1, 2000, BISYS Fund Services Ohio, Inc. ("BISYS"), a subsidiary of BISYS Group, located at 3435 Stelzer Road, Columbus, Ohio 43219, and Firstar Mutual Fund Services, LLC ("Firstar"), a subsidiary of Firstar Corporation, located at 615 E. Michigan Street, Milwaukee, WI 53202, serve as the Portfolios' co-administrators (the "Co-Administrators").

     For the period from January 1, 2000 through March 31, 2000, the following are some of the services jointly provided by the Co-Administrators to the
Portfolios: providing personnel and supervision of an office facility to receive purchase, exchange and redemption orders via the Fund's toll-free telephone lines; providing information and distributing written communications concerning the Portfolios to their shareholders of record, and assisting in handling shareholder problems and calls; monitoring the Fund's arrangements with respect to services provided by certain institutional shareholders ("Service Organizations") under its Administrative Services Plans for Trust Shares and Institutional Shares, respectively, and its Distribution and Services Plans for Investor A Shares and Investor B Shares, respectively, including monitoring and reviewing the services rendered by Service Organizations to their customers who are the record or beneficial owners of such shares, pursuant to agreements between the Fund and such Service Organizations; furnishing statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; and assisting in monitoring of regulatory and legislative developments which may affect the Fund. For the same period, the following are some services provided by Firstar to the Portfolios: completing blue sky compliance starting January 10, 2000; monitoring compliance with Subchapter M of Internal Revenue Code; monitoring fidelity bond coverage; monitoring directors' and officers' liability coverage; and monitoring expense ratios/budget expenses. For the same period, the following are some services provided by BISYS to the
Portfolios: preparing annual reports to the SEC on Form N-SAR; compiling data for, and assisting in preparation for execution and filing by the Fund, all of the Fund's federal and state tax returns and required tax filings other than those required to be made by the Company's custodian or transfer agent; assisting in preparation and filing of Rule 24f-2 Notices; and mailing all communications by the Fund to its shareholders to their authorized representatives.

     For the period beginning April 1, 2000, Firstar has agreed to maintain office facilities for the Portfolios, furnish the Portfolios with statistical and research data, clerical, accounting, and certain bookkeeping services, stationery and office supplies, and certain other services required by the Portfolios, and to compute the net asset value and net income of the Portfolios. Firstar prepares annual and semi-annual reports to the SEC on Form N-SAR, compiles data for and prepares federal and state tax returns and required tax filings other than those required to be made by the Fund's custodian and transfer agent, prepares the Fund's compliance filings with state securities commissions, maintains the registration or qualification of shares for sale under the securities laws of any state in which the Fund's shares shall be registered, assists in the preparation of annual and semi-annual reports to shareholders of record, participates in the periodic updating of the Fund's Registration Statement, prepares and assists in the timely filing of notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act, arranges for and bears the cost of processing share purchase, exchange and redemption orders, keeps and maintains the Portfolios' financial accounts and records including calculation of daily expense accruals, monitors compliance procedures for each of the classes of the Fund's Portfolios with each Portfolio's investment objective, policies and limitations, tax matters, and applicable laws and regulations, and generally assists in all aspects of the Portfolios' operations. For the same period, BISYS has agreed to assist in responding to examination letters received from the SEC; review prospectuses and supplements to prospectuses as prepared by counsel to the Fund; and review Board agendas and participate in Board meetings.

     Effective January 1, 2000, the Fund will pay the Co-Administrators jointly a fee, computed daily and payable monthly, with respect to each Portfolio other than the Tax-Exempt Money Market Portfolio, at the annual rate of .20% of the average daily net assets of each Portfolio, and (ii) with respect to the Tax-Exempt Money Market Portfolio, at the annual rate of .10% of the average daily net assets of the Portfolio. The Co-Administrators have agreed to bear all expenses in connection with the performance of their services, except that a Portfolio bears any expenses incurred in connection with any use of a pricing service to value portfolio securities.

     Prior to January 1, 2000, BISYS served as the sole administrator to the Fund. BISYS generally assisted in all aspects of each Portfolio's administration and operation and also monitored and performed other services pertaining to the Fund's arrangements under the Administrative Services Plan described below. For its services, BISYS was entitled to receive a fee, computed daily and payable monthly, at the annual rate of .20% (.10% for the Tax-Exempt Money Market Portfolio) of each Portfolio's average daily net assets. For the fiscal year or period ended November 30, 1999, BISYS received administration fees (net of waivers) at the effective annual rates of .10%, .10% and .10% of the average daily net assets of the Intermediate Corporate Bond, National Municipal Bond and Equity Income Portfolios, respectively, and .10% of the average daily net assets of each of the other Portfolios. From time to time, either Co-Administrator may voluntarily waive all or a portion of the administration fees otherwise payable by a Portfolio in order to increase the net income available for distribution to shareholders.

     For the fiscal year or period ended November 30, 1999, BISYS was paid administration fees, after waivers, as follows:

                                                                  Fees Paid
  Portfolios                                                   (After Waivers)              Waivers
  ----------                                                   ---------------              -------
Treasury Money Market Portfolio                                      $  350,554            $  288,680
Money Market Portfolio                                               $1,767,058            $1,452,668
Tax-Exempt Money Market Portfolio                                    $  178,643            $        0
U.S. Government Securities Portfolio                                 $  106,581            $  106,576
Intermediate Corporate Bond Portfolio                                $   60,008            $   60,005
Bond Index Portfolio                                                 $  198,945            $  198,939
Government & Corporate Bond Portfolio                                $  176,852            $  176,846


                                                                  Fees Paid
  Portfolios                                                   (After Waivers)              Waivers
  ----------                                                   ---------------              -------
Short-Intermediate Municipal Portfolio                               $   40,522            $   40,520
Missouri Tax-Exempt Bond Portfolio                                   $  130,231            $  130,226
National Municipal Bond Portfolio                                    $  366,861               366,848
Balanced Portfolio                                                   $  117,877            $  117,873
Equity Income Portfolio                                              $  110,766            $  110,763
Equity Index Portfolio                                               $   91,968            $   91,964
Growth & Income Equity Portfolio                                     $  485,638            $  485,620
Growth Equity Portfolio                                              $  105,223            $  105,218
Small Cap Equity Portfolio                                           $  125,715            $  125,710
Small Cap Equity Index Portfolio(1)                                  $   29,760            $   29,759
International Equity Portfolio                                       $   78,667            $   78,664

1. For the period from commencement of operations (December 30, 1998) through November 30, 1999.

     For the fiscal year or period ended November 30, 1998, BISYS was paid administration fees, after waivers, as follows:

                                                                  Fees Paid
   Portfolios                                                  (After Waivers)            Waivers
   ----------                                                  ---------------            -------
Treasury Money Market Portfolio                                   $  280,895            $  280,909
Money Market Portfolio                                            $1,381,828            $1,381,778
Tax-Exempt Money Market Portfolio                                 $  170,051            $        0
U.S. Government Securities Portfolio                              $  102,187            $  102,181
Intermediate Corporate Bond Portfolio                             $   46,054            $   61,001
Bond Index Portfolio                                              $  157,468            $  157,460
Government & Corporate Bond Portfolio                             $  203,015            $  203,004
Short-Intermediate Municipal Portfolio                            $   39,233            $   39,231
Missouri Tax-Exempt Bond Portfolio                                $  107,578            $  107,574
National Municipal Bond Portfolio                                 $  318,915            $  427,432
Balanced Portfolio                                                $  125,979            $  125,973
Equity Income Portfolio                                           $   97,524            $  131,138
Equity Index Portfolio                                            $   46,635            $   46,633
Growth & Income Equity Portfolio                                  $  471,926            $  471,900
Growth Equity Portfolio                                           $   93,613            $   93,608
Small Cap Equity Portfolio                                        $  236,856            $  236,844
International Equity Portfolio                                    $   73,113            $   73,109

  For the fiscal year or period ended November 30, 1997, BISYS (and with respect to the Growth Equity Portfolio, the predecessor administrator) was paid administration fees, after waivers, as follows:

                                                                          Fees Paid
  Portfolios                                                           (After Waivers)             Waivers
  ----------                                                           ---------------             -------
Treasury Money Market Portfolio                                          $  217,115               $121,453
Money Market Portfolio                                                   $1,226,946               $743,132
Tax-Exempt Money Market Portfolio                                        $  148,129               $      0
U.S. Government Securities Portfolio                                     $   79,519               $ 79,515
Intermediate Corporate Bond Portfolio(1)                                 $   17,544               $ 46,250
Bond Index Portfolio(1)                                                  $  104,243               $104,239
Government & Corporate Bond Portfolio                                    $  165,196               $165,189
Short-Intermediate Municipal Portfolio                                   $   29,098               $ 29,097
Missouri Tax-Exempt Bond Portfolio                                       $   92,046               $ 92,042
National Municipal Bond Portfolio1                                       $  181,277               $478,060
Balanced Portfolio                                                       $  118,068               $118,063
Equity Income Portfolio(2)                                               $   49,963               $131,717
Equity Index Portfolio(3)                                                $   17,039               $ 17,038
Growth & Income Equity Portfolio                                         $  435,186               $435,169
Growth Equity Portfolio(4)                                               $   16,610               $  1,287
Small Cap Equity Portfolio                                               $  237,783               $237,775
International Equity Portfolio                                           $   75,322               $ 54,941

______________________

1. For the period from commencement of operations (February 10, 1997) through November 30, 1997.
2. For the period from commencement of operations (March 7, 1997) through November 30, 1997.
3. For the period from commencement of operations (May 1, 1997) through November 30, 1997.
4.   For the period October 1, 1997 through November 30, 1997.

     For the fiscal year ended September 30, 1997, Federated Administrative Services, the former administrator of the Predecessor Growth Equity Portfolio, earned administrative fees of $90,965 and $71,420, respectively.

Custodian, Sub-Custodian and Transfer Agent

     Mercantile Trust Company National Association ("Mercantile Trust"), an indirect wholly-owned subsidiary of Firstar Corporation, with principal offices located at One Mercantile Center, 8th and Locust Streets, St. Louis, Missouri 63101, serves as Custodian of each Portfolio's assets pursuant to a Custodian Agreement. In addition, Deutsche Bank AG, New York Branch, with principal offices at 16 Wall Street, New York, New York 10005, serves as the Sub-Custodian for the International Equity Portfolio. Effective March 20, 2000, Firstar Mutual Fund Services, LLC, ("Firstar"), with principal offices at 615 E. Michigan Street, Milwaukee, WI 53202, serves as the Fund's transfer agent and dividend disbursing agent. Prior to March 20, 2000, BISYS Fund Services Ohio, Inc., ("BISYS")located at 3435 Stelzer Road, Columbus, Ohio 43219, served as the Fund's transfer agent and dividend disbursing agent.

     Under a Custodian Agreement between the Fund and Mercantile Trust, Mercantile Trust has agreed to (i) maintain a separate account or accounts in the name of each Portfolio; (ii) receive and disburse money on behalf of each Portfolio; (iii) collect and receive all income and other payments and distributions on account of each Portfolio's portfolio securities; (iv) respond to correspondence relating to its duties; and (v) make periodic reports to the Fund's Board of Directors concerning the operations of each Portfolio. Mercantile Trust may, at its own expense, open and maintain a custody account or accounts on behalf of each Portfolio with other banks or trust companies, provided that Mercantile Trust shall remain liable for the performance of all of its custodial duties under the Custodian Agreement, notwithstanding any delegation. Mercantile Trust is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Portfolios, provided that Mercantile Trust shall remain responsible for the performance of all of its duties under the Custodian Agreement and shall hold the Fund harmless from the acts and omissions of any bank or trust company servicing as sub-custodian. Pursuant to the terms of the Assignment and Delegation Agreement, Mercantile Trust National Association remains liable for the acts and omissions of Mercantile Trust under the Custodian Agreement.

     In the opinion of the staff of the SEC, since the Custodian is an affiliate of the investment adviser, the Fund and the Custodian are subject to the requirements of Rule 17f-2 under the 1940 Act. Accordingly the Fund and the Custodian intend to comply with the requirements of such rule.

     Pursuant to the Custodian Agreement with the Fund, each Portfolio pays Mercantile Trust an annual fee. For each Money Market Portfolio this fee is paid monthly and calculated daily at the rate of $.20 for each $1,000 of each such Portfolio's average daily net assets plus, in the case of the Tax-Exempt Money Market Portfolio only, $50 for each interest collection or claim item.
For the Equity and Bond Portfolios (except the International Equity Portfolio), this fee, which is paid monthly, is calculated as the greater of $6,000 or $.50. For the International Equity Portfolio, this fee, which is calculated daily and paid monthly, is .17% of the Portfolio's average daily net assets for the first $50 million; .155% of the Portfolio's average daily net assets for the next $50 million; .13% of the Portfolio's average daily net assets for the next $150 million; and .105% of the Portfolio's average daily net assets thereafter. Each Equity and Bond Portfolio also pays $15.00 for each purchase, sale or delivery of a security upon its maturity date, $50.00 for each interest collection or claim item, $20.00 for each transaction involving GNMA, tax-free or other non-depository registered items with monthly dividends or interest, $30.00 for each purchase, sale or expiration of an option contract, $50.00 for each purchase, sale or expiration of a futures contract, and $15.00 for each repurchase trade with an institution other than Mercantile Trust. In addition, each Portfolio pays Mercantile Trust's incremental costs in providing foreign custody services for any foreign-denominated and foreign-held securities and reimburses Mercantile Trust for out-of-pocket expenses related to such services.

          Pursuant to an agreement with the Fund's transfer agent and in connection with the Shares offered to its customers, a financial institution (which may include Mercantile or its affiliated or correspondent banks) may serve as sub-transfer agent with respect to the underlying beneficial owners of Shares. For the account maintenance services provided, a sub-transfer agent is entitled to receive an annual fee of $30 with respect to each beneficial owner's holdings in Shares (irrespective of the number of Portfolios in which such Shares are held).

          Effective March 20, 2000, Firstar replaced BISYS as the Fund's transfer agent and dividend disbursing agent (in those capacities, the "Transfer Agent"). Under the Transfer Agent Servicing Agreement with Firstar, the Transfer Agent has agreed to (i) process shareholder purchase and redemption orders; (ii) maintain shareholder records for each of the Portfolios' shareholders; (iii) process transfers and exchanges of shares of the Portfolios; (iv) issue periodic statements for each of the Portfolios' shareholders; (v) process dividend payments and reinvestments; (vi) assist in the mailing of shareholder reports and proxy solicitation materials; and (vii) make periodic reports to the Fund's Board of Directors concerning the operations of each Portfolio. Prior to March 20, 2000, such services were provided by BISYS to the Portfolios.

Distributor

          BISYS Fund Services Limited Partnership (the "Distributor"), an affiliate of BISYS Fund Services Ohio, Inc., a Co-Administrator of the Fund, serves as the Distributor of the Portfolios' shares pursuant to a Distribution Agreement. Under the Distribution Agreement, the Distributor, as agent, sells shares of the Portfolios on a continuous basis. The Distributor has agreed to use appropriate efforts to solicit orders for the sale of shares. The Distributor also monitors the Fund's arrangements under the Distribution and Services Plans described below. The Distributor is a registered broker-dealer with principal offices at 3435 Stelzer Road, Columbus, Ohio 43219.

          The Distributor may, at its expense, provide compensation to dealers in connection with sales of Shares of any of the Portfolios. Such compensation may include financial assistance to dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding one or more of the Portfolios, and/or other dealer-sponsored special events. In some instances, this compensation will be made available only to certain dealers whose representatives have sold a significant amount of such Shares. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Compensation will also include the following types of non-cash compensation offered through sales contests: (1) business and vacation trips, including the provision of travel arrangements and lodging at resorts, (2) tickets for entertainment events (such as concerts, cruises and sporting events) and (3) merchandise (such as clothing, trophies, clocks and pens). Dealers may not use sales of a Portfolio's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. None of the aforementioned compensation is paid for by the Portfolios or their shareholders.

           With respect to each Portfolio's Trust Shares, Trust II Shares and Institutional Shares, no compensation is payable by the Fund to the Distributor for distribution services. The Distributor is entitled to the payment of a front-end sales charge on the sale of Investor A Shares of the Equity and Bond Portfolios as described in the Prospectus for such shares. For the fiscal years ended November 30, 1999, 1998 and 1997, the Distributor received front-end sales charges in connection with Investor A share purchases as follows: U.S. Government Securities Portfolio -- $10,810, $1,218 and $2,052, respectively; Government & Corporate Bond Portfolio -- $7,960, $8,853 and $9,635, respectively; Missouri Tax-Exempt Bond Portfolio -- $65,564, $75,697 and $46,690, respectively; Growth & Income Equity Portfolio --$91,256, $171,703, and $167,110, respectively; Small Cap Equity Portfolio -- $9,646, $26,651 and $33,777, respectively; Balanced Portfolio -- $50,524, $37,468 and $20,227,
respectively; International Equity Portfolio -- $5,610, $9,765 and $18,258, respectively; Short-Intermediate Municipal Portfolio -- $0, $0, and $0, respectively; and National Municipal Bond Portfolio -- $12,643, $9,641, and $4,340, respectively. For the fiscal years ended November 30, 1999 and 1998 and the period from February 10, 1997 (commencement of operations) through November 30, 1997, the Distributor received front-end sales charges in connection with Investor A Shares of the Bond Index Portfolio of $5,985, $1,026 and $13, respectively. For the fiscal years ended November 30, 1999 and 1998 and the period from February 10, 1997 (commencement of operations) through November 30, 1997, the Distributor received front-end sales charges in connection with Investor A Shares of the Intermediate Corporate Bond Portfolio of $2,873, $1,662 and $1,114, respectively. For the fiscal years ended November 30, 1999 and 1998 and the period from March 7, 1997 (commencement of operations) through November 30, 1997, the Distributor received front-end sales charges in connection with Investor A Shares of the Equity Income Portfolio of $14,545, $25,690 and $829. For the fiscal years ended November 30, 1999, 1998 and the period from May 1, 1997 (commencement of operations) through November 30, 1997, the Distributor received front-end sales charges in connection with Investor A Shares of the Equity Index Portfolio of $49,827, $11,259 and $3,003. For the fiscal years ended November 30, 1999 and 1998 and the period from November 21, 1997 (date Predecessor Growth Equity Portfolio reorganized into the Growth Equity Portfolio) through November 30, 1997, the Distributor received front-end sales charges in connection with Investor A Shares of the Growth Equity Portfolio of $99,585, $14,772 and $0. For the period from December 30, 1998 (commencement of operations) to November 30, 1999, the Distributor received front-end sales charges in connection with Investor A Shares of the Small Cap Equity Index Portfolio of $515. Of these amounts, the Distributor retained $1,786, $227, and $0, respectively, and FIRMCO and affiliates retained $2,212, $1,206, and $310, respectively, with respect to the U.S. Government Securities Portfolio; the Distributor retained $578, $88 and $0, and FIRMCO and affiliates retained $1,185, $0 and $0 with respect to the Intermediate Corporate Bond Portfolio; the Distributor retained $886, $216 and $0, and FIRMCO and affiliates retained $3,205, $0 and $0 with respect to the Bond Index Portfolio; the Distributor retained $907, $1,210 and $0, respectively, and FIRMCO and affiliates retained $1,906, $2,025 and $6,721, respectively, with respect to the Government & Corporate Bond Portfolio; the Distributor retained $12,209, $9,050, and $23, respectively, and FIRMCO and affiliates retained $8,866, $2,814 and $4,700, respectively, with respect to the Missouri Tax-Exempt Bond Portfolio; the Distributor retained $1,669, $3,014 and $45, and FIRMCO and affiliates retained $1,440, $3,396 and $466 with respect to the Equity Income Portfolio; the Distributor retained $7,015, $1,574 and $0, and FIRMCO and affiliates retained $13,655, $2,956 and $25 with respect to the Equity Index Portfolio; the Distributor retained $11,414, $21,393 and $2,387, respectively, and FIRMCO and affiliates retained $32,228, $46,623 and $56,664, respectively, with respect to the Growth & Income Equity Portfolio; the Distributor retained $12,735, $1,280 and $0, and FIRMCO and affiliates retained $23,993, $3,738 and $0 with respect to the Growth Equity Portfolio; the Distributor retained $1,347, $3,284 and $184 respectively, and FIRMCO and affiliates retained $2,518, $8,880 and $9,915, respectively, with respect to the Small Cap Equity Portfolio; the Distributor retained $6,158, $6,170, and $67, respectively, and FIRMCO and affiliates retained $6,757, $5,029, and $9,419, respectively, with respect to the Balanced Portfolio; the Distributor retained $682, $1,014, and $0, respectively, and FIRMCO and affiliates retained $1,662, $2,722,and $7,433, respectively, with respect to the International Equity Portfolio; the Distributor retained $0, $0,and $0, respectively, and FIRMCO and affiliates retained $0, $0 and $0, respectively, with respect to the Short-Intermediate Municipal Portfolio; the Distributor retained $1,881, $940,and $0 and FIRMCO and affiliates retained $0, $0, and $0 with respect to the National Municipal Bond Portfolio; and the Distributor retained $190, and FIRMCO and affiliates retained $138 with respect to the Small Cap Equity Index Portfolio.



     The Distributor is also entitled to the payment of contingent deferred sales charges upon the redemption of Investor B Shares of the Portfolios. For the fiscal years ended November 30, 1999, 1998 and 1997, the Distributor received contingent deferred sales charges in connection with Investor B share redemptions as follows: Money Market Portfolio -- $0, $0, and $0; U.S. Government Securities Portfolio -- $6,039, $3,024 and $8,968; Government and Corporate Bond Portfolio -- $11,981, $7,194, and $4,075; Missouri Tax-Exempt Bond Portfolio -$56,312, $43,716 and $61,906; Growth and Income Equity Portfolio--$56,386, $114,883 and $121,999, Small Cap Equity Portfolio -- $1,123,
$9,898 and $12,870; International Equity Portfolio -- $1,791, $2,848, $8,191;
Balanced Portfolio -- $44,689, $21,624 and $9,311; and National Municipal Bond Portfolio--$16,367, $7,014 and $34,256. For the fiscal years ended November 30, 1999, 1998 and for the period March 7, 1997 (commencement of operations) through November 30, 1997, the Distributor received $15,296, $15,372 and $10,382 in contingent deferred sales charges in connection with Investor B Share redemptions of the Equity Income Portfolio. For the fiscal years ended November 30, 1999, 1998 and for the period November 21, 1997 (date Predecessor Growth Equity Portfolio reorganized into the Growth Equity Portfolio) through November 30, 1997, the Distributor received $52,417, $8,424 and $0 in contingent deferred sales charges in connection with Investor B Share redemptions of the Growth Equity Portfolio. All such amounts were assigned to FIRMCO pursuant to the financing arrangement between the Distributor and FIRMCO described below under "The Plans -- Distribution and Services Plans."

     The following table shows all sales charges, commissions and other compensation received by the Distributor directly or indirectly from the Fund's Portfolios during the fiscal year ended November 30, 1999:

                                                                                   Brokerage
                                                                                 Commissions in
                               Net Underwriting        Compensation on          Connection with
                                 Discounts and          Redemption and             Portfolio             Other
         Portfolio              Commissions/(1)/        Repurchase/(2)/            Transactions      Compensation/(3)/
         ---------           ---------------------  ----------------------    -------------------  -------------------
Treasury Money Market                    $      0                 $     0                $     0           $  550,502
Money Market                             $      0                 $     0                $     0           $2,470,906
Tax-Exempt Money                         $      0                 $     0                $     0           $  112,579
  Market
U.S. Government                          $ 16,850                 $   311                $10,810           $   34,773
  Securities
Intermediate Corporate                   $  2,873                 $     0                $ 2,873           $    4,116
  Bond
Bond Index                               $  5,985                 $     0                $ 5,985           $   62,764
Government &                             $ 19,941                 $ 6,029                $ 8,164           $   40,146
  Corporate Bond
Short-Intermediate                       $      0                 $     0                $     0           $       52
  Municipal
Missouri Tax-                            $121,876                 $ 6,069                $65,564           $   68,632
  Exempt Bond
National Municipal Bond                  $ 29,010                 $   277                $12,643           $    8,930
Balanced                                 $ 95,213                 $ 2,425                $50,524           $  240,053
Equity Income                            $ 29,841                 $ 2,838                $14,545           $   10,127
Equity Index                             $ 49,827                 $     0                $49,827           $   94,147
Growth & Income Equity                   $147,642                 $32,201                $91,473           $  535,009
Growth Equity                            $152,002                 $ 4,369                $99,701           $   33,182
Small Cap Equity                         $ 10,769                 $ 6,749                $ 9,646           $   60,744
Small Cap Equity Index/(4)/              $    515                 $     0                $   515           $   43,018
International Equity                     $  7,400                 $ 2,387                $ 5,610           $   39,387

_________________________

(1) Represents amounts received from front-end sales charges on Investor A Shares and commissions received in connection with sales of Investor B Shares.

(2) Represents amounts received from contingent deferred sales charges on Investor B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Investor B Shares. All such amounts were assigned to FIRMCO pursuant to the financing arrangements between the Distributor and FIRMCO described below.
(3) Represents payments made under the Administrative Services Plans and Distribution and Services Plans that have been adopted by the Fund (see discussion below).
(4)  Commenced Operations on December 30, 1998.


The Plans

          Distribution and Services Plans. The Fund has adopted separate
          -------------------------------
Distribution and Services Plans with respect to Investor A Shares and Investor B Shares of the Portfolios pursuant to the 1940 Act and Rule 12b-1 thereunder. Any material amendment to any of these Plans or arrangements with the Distributor or Service Organizations (which may include affiliates of the Fund's Adviser) must be approved by a majority of the Board of Directors, including a majority of the directors who are not "interested persons" of the Fund as defined in the 1940 Act and have no direct or indirect financial interest in such arrangements (the "Disinterested Directors") and by a majority of the Investor A Shares or Investor B Shares, respectively, of the Portfolio. Pursuant to the Plans, the Fund may enter into Servicing Agreements with broker-dealers and other organizations ("Servicing Agreements") that purchase Investor A Shares or Investor B Shares of a Portfolio. The Servicing Agreements provide that the Servicing Organizations will render certain shareholder administrative support services to their customers who are the record or beneficial owners of Investor A Shares or Investor B Shares. Services provided pursuant to the Servicing Agreements may include such services as providing information periodically to customers showing their positions in Investor A Shares or Investor B Shares and monitoring services for their customers who have invested in Investor A Shares or Investor B Shares, including the operation of telephone lines for daily quotations of return information.

          Under the Distribution and Services Plans, the Fund may pay (i) the Distributor or another person for distribution services provided and expenses assumed and (ii) Service Organizations for shareholder administrative services provided pursuant to servicing agreements in connection with Investor A Shares or Investor B Shares of a Portfolio. Payments to the Distributor are to compensate it for distribution assistance and expenses assumed and activities primarily intended to result in the sale of Investor A Shares or Investor B Shares, including compensating dealers and other sales personnel (which may include affiliates of the Fund's Adviser), direct advertising and marketing expenses and expenses incurred in connection with preparing, printing, mailing and distributing or publishing advertisements and sales literature, for printing and mailing Prospectuses and Statements of Additional Information (except those used for regulatory purposes or for distribution to existing shareholders), and costs associated with implementing and operating the Distribution and Services Plan. In addition, payments under the Distribution and Services Plan for Investor B Shares will be used to pay for or finance sales commissions and other fees payable to Service Organizations and other broker-dealers who sell Investor B Shares.

          Service Organizations and other broker/dealers receive commissions from the Distributor for selling Investor B Shares, which are paid at the time of the sale. These commissions approximate the commissions payable with respect to sales of Investor A Shares.

The distribution fees payable under the Distribution and Services Plan for Investor B Shares (at an annual rate of .75%) are intended to cover the expense to the Distributor of paying such up-front commissions, and the contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor B Shares are redeemed prior to the expiration of the six year period, after which Investor B Shares automatically convert to Investor A Shares. To provide funds for the payment of up-front sales commissions, the Distributor has entered into an agreement with FIRMCO pursuant to which FIRMCO provides funds for the payment of commissions and other fees payable to Service Organizations and broker/dealers who sell Investor B Shares. Under the terms of that agreement, the Distributor has assigned to FIRMCO the fees which may be payable from time to time to the Distributor under the Distribution and Services Plan for Investor B Shares and the contingent deferred sales charges payable to the Distributor with respect to Investor B Shares.

     Under the Distribution and Services Plan for Investor A Shares, payments by the Fund for distribution expenses may not exceed .10% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor A Shares and payments for shareholder administrative servicing expenses may not exceed .20% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor A Shares.

     Under the Distribution and Services Plan for Investor B Shares, payments by the Fund for distribution expenses may not exceed .75% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor B Shares and payments for shareholder administrative servicing expenses may not exceed .25% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor B Shares.

     Actual distribution expenses paid by the Distributor with respect to Investor B Shares for any given year may exceed the distribution fees and contingent deferred sales charges received with respect to those Shares. These excess expenses may be reimbursed by Investor B shareholders out of contingent deferred sales charges and distribution payments in future years as long as the Distribution and Services Plan for Investor B Shares is in effect.

     Administrative Services Plans.  Separate Administrative Services Plans have
     -----------------------------
been adopted with respect to Trust Shares and Institutional Shares of the Portfolios. Pursuant to the Administrative Services Plan, Trust and Institutional Shares are sold to banks and other financial institutions (which may include Mercantile Trust or its affiliated or correspondent banks) acting on behalf of their qualified accounts (such financial institutions collectively, the "Service Organizations") which agree to provide certain shareholder administrative services for their clients or account holders (collectively, the "customers") who are the beneficial owners of such Shares. The holders of Trust and Institutional Shares bear their pro rata portion of the fees which may be paid to Service Organizations for such services at an annual rate of up to .25% for the Money Market Portfolios and up to .30% for the Equity and Bond Portfolios of the average daily net assets of a Portfolio's Trust and Institutional Shares owned beneficially by a Service Organization's customers.

Service Organizations

     Pursuant to each Administrative Services Plan and each Distribution and Services Plan described above, the Fund may enter into Servicing Agreements with banks, trust departments, and other financial institutions ("Trust Servicing Agreements") and with broker-dealers and other organizations ("Servicing Agreements") that purchase Trust Shares, Institutional Shares, Investor A Shares or Investor B Shares of a Portfolio, respectively. The Servicing Agreements provide that the Service Organizations receiving such compensation, which may include Mercantile Trust and its affiliates, to perform certain shareholder administrative support services to their customers who are the record or beneficial owners of Trust Shares, Institutional Shares, Investor A Shares or Investor B Shares, respectively. Services provided pursuant to the Servicing Agreements may include some or all of the following services: (i) processing dividend and distribution payments from the Portfolios on behalf of customers;
(ii) providing information periodically to customers showing their positions in Trust, Institutional, Investor A Shares or Investor B Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by the particular Service Organization; (v) providing sub-accounting with respect to shares owned of record or beneficially by customers or the information necessary for sub-accounting; (vi) as required by law, forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding Servicing Agreements or the related Plan; (viii) aggregating and processing purchase, redemption, and exchange requests from customers and placing net purchase and redemption orders with the Fund's Distributor; (ix) providing customers with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (x) maintaining records relating to each customer's share transactions; or (xi) other similar services if requested by the Fund and permitted by law. In addition, Service Organizations may also provide dedicated facilities and equipment in various local locations to serve the needs of investors, including walk-in facilities, 800 numbers, and communication systems to handle shareholder inquiries, and in connection with such facilities, provide on-site management personnel and monitoring services for their customers who have invested in Investor A or Investor B Shares, including the operation of telephone lines for daily quotations of return information.

     Under the Servicing Agreements and upon notice to the Fund, a Service Organization may subcontract with one or more entities for the performance of certain services provided under its Servicing Agreements with the Fund. Such Service Organization shall be fully responsible to the Fund for the acts or omissions of any sub-contractor as it would be for its own acts or omissions. The fees payable to any sub-contractor are paid by the Service Organization out of the fees it receives from the Fund.

     The Fund understands that Service Organizations providing such administrative services may also charge fees to their customers beneficially owning such Shares. These fees would be in addition to any amounts which may be received by such a Service Organization under its Servicing Agreement with the Fund. The Fund's Servicing Agreements require a Service Organization to disclose to its customers any compensation payable to the Service Organization by a Portfolio and any other compensation payable by its customers in connection with their investment in such Shares. Customers of such Service Organizations receiving servicing fees should read this Statement of Additional Information in light of the terms governing their accounts with their Service Organization.

     For the fiscal year or period ended November 30, 1999, pursuant to the Distribution and Services Plan for Investor A Shares, the Portfolios were charged the following amounts:

                             Distribution and Services Plan - Investor A Shares
                             --------------------------------------------------

                                                          Amount Paid                Amount Paid
                                                            to the     Amount Paid  to Affiliates
Portfolios                                 Total Charged  Distributor    to MVA        of MVA
----------                                 -------------  -----------  -----------  -------------
Treasury Money Market                           $ 56,520       $0           $0        $   329
Money Market                                    $619,648       $0           $0        $10,046
Tax-Exempt Money Market                         $ 31,554       $0           $0        $   714
U.S. Government Securities                      $ 14,696       $0           $0        $10,587
Intermediate Corporate Bond                     $  1,275       $0           $0        $   567
Bond Index                                      $  3,513       $0           $0        $ 2,386
Government & Corporate Bond                     $ 12,711       $0           $0        $ 9,019
Short-Intermediate Municipal Bond               $     54       $0           $0        $    33
Missouri Tax-Exempt Bond                        $ 46,205       $0           $0        $17,655
National Municipal Bond                         $  3,504       $0           $0        $ 1,211
Balanced                                        $ 33,982       $0           $0        $20,713
Equity Income                                   $  4,892       $0           $0        $ 1,664
Equity Index                                    $  7,192       $0           $0        $ 1,896
Growth & Income Equity                          $156,243       $0           $0        $78,077
Growth Equity                                   $ 21,297       $0           $0        $ 6,817
Small Cap Equity                                $ 29,020       $0           $0        $14,535
Small Cap Equity Index                          $    239       $0           $0        $     4
International Equity                            $  9,815       $0           $0        $ 2,656

     All amounts paid under the Distribution and Services Plan for Investor A Shares for the fiscal year ended November 30, 1999 were attributable to payments to broker-dealers. For the fiscal year ended November 30, 1999, no brokers of record waived fees.

     For the fiscal year or period ended November 30, 1999, pursuant to the Distribution and Services Plan for Investor B Shares of the CDSC Portfolios, the CDSC Portfolios were charged the following amounts:

  Distribution and Services Plan - Investor B Shares
  --------------------------------------------------

                                                             Amount Paid                              Amount Paid
                                                                to the            Amount Paid        to Affiliates
Portfolios                              Total Charged        Distributor            to MVA               of MVA
----------                             -----------------  ------------------  -------------------  ------------------
Money Market                               $   768                $0              $   561                  $0
U.S. Government Securities                 $ 2,444                $0              $ 1,788                  $0
Government & Corporate Bond                $ 7,555                $0              $ 5,337                  $0
Missouri Tax-Exempt Bond                   $33,805                $0              $24,147                  $0
National Municipal Bond                    $ 7,727                $0              $ 5,615                  $0
Balanced                                   $20,903                $0              $15,173                  $0
Equity Income                              $ 7,649                $0              $ 5,406                  $0
Growth & Income Equity                     $99,548                $0              $71,857                  $0
Growth Equity                              $12,390                $0              $ 9,453                  $0
Small Cap Equity                           $11,769                $0              $ 8,455                  $0
International Equity                       $ 6,570                $0              $ 4,838                  $0

     For the fiscal year or period ended November 30, 1999, pursuant to the Administrative Services Plan for Trust Shares, the Portfolios were charged the following amounts:

                   Administrative Services Plan - Trust Shares
                   -------------------------------------------

                                                             Amount Paid                                Amount Paid
                                                                to the            Amount Paid          to Affiliates
Portfolios                              Total Charged       Administrator           to MVA                 of MVA
----------                             -----------------  ------------------  -------------------  ----------------------
Treasury Money Market                         $  503,360          $0                   $0              $  291,629
Money Market                                  $1,788,406          $0                   $0              $1,765,480
Tax-Exempt Money Market                       $   81,775          $0                   $0              $   81,490
U.S. Government Securities                    $        0          $0                   $0              $        0
Intermediate Corporate Bond                   $        0          $0                   $0              $        0
Bond Index                                    $        0          $0                   $0              $        0
Government & Corporate Bond                   $        0          $0                   $0              $        0
Short-Intermediate Municipal                  $        0          $0                   $0              $        0
Missouri Tax-Exempt Bond                      $        0          $0                   $0              $        0
National Municipal Bond                       $        0          $0                   $0              $        0
Balanced                                      $        0          $0                   $0              $        0
Equity Income                                 $        0          $0                   $0              $        0
Equity Index                                  $        0          $0                   $0              $        0
Growth and Income Equity                      $        0          $0                   $0              $        0
Growth Equity                                 $        0          $0                   $0              $        0
Small Cap Equity                              $        0          $0                   $0              $        0
Small Cap Equity Index                        $        0          $0                   $0              $        0
International Equity                          $        0          $0                   $0              $        0

     For the fiscal year ended November 30, 1999, pursuant to the Administrative Services Plan for Institutional shares, the Portfolios paid the following amounts:

              Administrative Services Plan - Institutional Shares
              ---------------------------------------------------

                                                             Amount Paid                              Amount Paid
                                                                to the            Amount Paid        To Affiliates
Portfolios                              Total Charged       Administrator           to MVA               of MVA
----------                             -----------------  ------------------  -------------------  ------------------
Treasury Money Market                      $    390                $0                   $0               $    390
Money Market                               $ 96,113                $0                   $0               $ 93,876
U.S. Government Securities                 $ 18,525                $0                   $0               $ 18,149
Intermediate Corporate Bond                $  3,164                $0                   $0               $  3,159
Bond Index                                 $ 59,027                $0                   $0               $ 59,272
Government & Corporate Bond                $ 23,382                $0                   $0               $ 20,697
Balanced                                   $191,954                $0                   $0               $181,677
Equity Income                              $    276                $0                   $0               $    273
Equity Index                               $ 86,769                $0                   $0               $ 86,912
Growth and Income Equity                   $313,577                $0                   $0               $303,645
Growth Equity                              $  2,841                $0                   $0               $  2,719
Small Cap Equity                           $ 25,532                $0                   $0               $ 23,181
 Small Cap Equity Index                    $ 42,085                $0                   $0               $ 42,752
International Equity                       $ 27,419                $0                   $0               $ 27,139

          Other Plan Information.  The Board of Directors has approved each Plan
          ----------------------
and its respective arrangements with the Distributor, Service Organizations and broker-dealer based on information provided by the Fund's service contractors that there is a reasonable likelihood that these Plans and arrangements will benefit the Portfolios and their shareholders. Pursuant to each Plan, the Board of Directors reviews, at least quarterly, a written report of the amounts of distribution fees and servicing fees expended pursuant to each Plan and the Service Organizations and the purposes for which the expenditures were made. So long as the Fund has one or more of the above described Plans in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund will be committed to the discretion of such Disinterested Directors.

          Depending upon the terms governing the particular customer accounts, Service Organizations and other institutions may also charge their customers directly for cash management and other services provided in connection with the accounts, including, for example, account maintenance fees, compensating balance requirements, or fees based upon account transactions, assets, or income. An investor should therefore read the Prospectuses and this Statement of Additional Information in light of the terms of his or her account with a Service Organization, or other institution before purchasing shares of a Portfolio.

          Regulatory Matters.  Conflict of interest restrictions may apply to
          ------------------
the receipt of compensation paid pursuant to a Servicing Agreement by a Portfolio to a financial intermediary in connection with the investment of fiduciary funds in a Portfolio's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

          Expenses.  Except as noted above, the Fund's service contractors bear
          --------
all expenses in connection with the performance of their services, except that the Distributor is compensated pursuant to the Distribution and Services Plans as described above. Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to the Adviser and Administrator, transfer agency fees, fees and expenses of officers and directors who are not affiliated with the Adviser or the Distributor, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying a Portfolio and its Shares for distribution under Federal and state securities laws, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and directors and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by the Adviser, Distributor or Administrator under their respective agreements with the Fund. The Fund also pays for brokerage fees, commissions and other transaction charges, if any, in connection with the purchase and sale of portfolio securities. Any general expenses of the Fund that are not readily identifiable as belonging to a particular Portfolio will be allocated among all Portfolios by or under the direction of the Board of Directors in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of Shares within a Portfolio will be borne solely by such class.


                                CODE OF ETHICS

     The Fund, FIRMCO, Clay Finley and the Distributor have adopted codes of ethics under Rule 17j-1 of the 1940 Act that permit investment personnel subject to their particular codes of ethics to invest in securities, including securities that may be purchased or held by the Fund, for their own accounts. The codes of ethics are on public file with, and are available from, the Securities and Exchange Commission's Public Reference Room in Washington,
D.C.

                             INDEPENDENT AUDITORS

     For the fiscal year or period ended November 30, 1999, KPMG LLP, certified public accountants, with offices at Two Nationwide Plaza, Columbus, Ohio 43215, served as independent auditors for the Fund. KPMG LLP performs an annual audit of the Fund's financial statements. Reports of its activities are provided to the Fund's Board of Directors.


                                    COUNSEL

     Drinker Biddle & Reath LLP (of which W. Bruce McConnel, III, Secretary of the Fund, is a partner), One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, is counsel to the Fund and will pass upon certain legal matters on its behalf.


                             FINANCIAL STATEMENTS

          The Fund's Annual Report to Shareholders for the fiscal year or period ended November 30, 1999 has been filed with the Securities and Exchange Commission. The financial statements in such Annual Report (the "Financial Statements") are incorporated by reference into this Statement of Additional Information. The Financial Statements included in such Annual Report have been audited by the Fund's independent auditors, KPMG LLP, whose report thereon also appears in such Annual Report and is incorporated by reference. The Financial Statements in such Annual Report have been incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 MISCELLANEOUS

     As of March 3, 2000, Mercantile held of record 80.02%, 99.47% and 81.61% of the outstanding Institutional, Trust and Trust II Shares, respectively, in the Money Market Portfolio; 72.06% and 66.87% of the outstanding Trust and Trust II Shares, respectively, in the Treasury Money Market Portfolio; and 100% and 98.74% of the outstanding Trust Shares and Trust II Shares, respectively, in the Tax-Exempt Money Market Portfolio.

     As of March 3, 2000, Mercantile Bank National Association and its affiliates possessed, of record on behalf of their underlying customer accounts, voting or investment power with respect to more than 25% of the Fund's outstanding Shares. Therefore, Mercantile Bank National Association may be deemed to be a controlling person of the Fund within the meaning of the 1940 Act.

     As of March 3, 2000, the following institutions also owned of record
5% or more of each listed Portfolio's outstanding shares as fiduciary or agent on behalf of their customers:

----------------------------------------------------------------------------------------------------
FUND / SHARE TYPE               SHAREHOLDER NAME AND ADDRESS                PERCENTAGE OF FUND HELD
----------------------------------------------------------------------------------------------------
Money Market Investor        Public Safety Equipment Inc.                            21.01%
 Shares                      10986 N. Warson Rd.
                             St. Louis, MO 63114
-----------------------------------------------------------------------------------------------------
                             Clayton Corp.                                           17.62%
                             866 Horan Dr.
                             Fenton, MO 63026-0000
------------------------------------------------------------------------------------------------------
                             National Financial Services Corp.                       13.65%
                             The Benefit of Our Customers
                             200 Liberty St. 5th Floor
                             New York, NY 10281
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
FUND / SHARE TYPE               SHAREHOLDER NAME AND ADDRESS                PERCENTAGE OF FUND HELD
----------------------------------------------------------------------------------------------------
                             United Pentecostal Church                                6.83%
                             8855 Dunn Rd.
                             Hazelwood, MO 63042
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
FUND / SHARE TYPE               SHAREHOLDER NAME AND ADDRESS                PERCENTAGE OF FUND HELD
----------------------------------------------------------------------------------------------------
                             Richard E. Crippa                                       6.28%
                             2948 Castleford Dr.
                             Florissant, MO 63033
-----------------------------------------------------------------------------------------------------
                             Places for People, Inc.                                 5.18%
                             4120 Lindell Blvd.
                             St. Louis, MO 63108
-----------------------------------------------------------------------------------------------------
Treasury Money Market        National Financial Services Corp.                      90.65%
 Investor Shares             The Benefit of Our Customers
                             200 Liberty St. 5th Floor
                             New York, NY 10281
-----------------------------------------------------------------------------------------------
                             Dorothy B. Borgmeyer                                    7.34%
                             41 Berry Oaks Ln.
                             St. Louis, MO 63122
-----------------------------------------------------------------------------------------------
Tax-Exempt Money Market      Jill Kathleen Stratemeier                              41.80%
 Investor Shares             Estate of John L. Matthews
                             P.O. Box 893
                             Parsons, KS 67357
-----------------------------------------------------------------------------------------------
                             Benjamin S. Sandler                                    32.28%
                             Louise G. Sandler
                             14440 White Birch Valley Ln.
                             Chesterfield, MO 63107
-----------------------------------------------------------------------------------------------
                             National Financial Services Corp.                      12.43%
                             The Benefit of Our Customers
                             200 Liberty St. 5th Floor
                             New York, NY 10281
-----------------------------------------------------------------------------------------------
                             Sisters of the Good Shepherd                           11.06%
                             7654 Natural Bridge Rd.
                             St. Louis, MO 63121
-----------------------------------------------------------------------------------------------
Balanced Investor Shares     Robert W. Davis                                         6.22%
                             818 Broadway
                             Elsberry, MO 63343
-----------------------------------------------------------------------------------------------
Government & Corporate       Eugene F. Tucker                                        8.09%
 Bond Investor Shares        1517 Rue Renee
                             St. Louis, MO 63122
------------------------------------------------------------------------------------------------
                             Shirley R. Schuepbach                                   5.84%
                             Janet Gillespie
                             Shirley R. Schuepbach Revoc. Liv. Trst.
                             13738 Michael Rd.
                             Highland, IL 62249
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                    PERCENTAGE OF FUND
                                            ADDRESS                                HELD
------------------------------------------------------------------------------------------------
International Equity         Frances Dakers                                                14.59%
Investor Shares              200 E. 89/th/ St. 28D
                             New York, NY 10128
------------------------------------------------------------------------------------------------
Short-Intermediate           George F. Richardson                                          55.68%
Municipal Bond Investor      Amelia T. Richardson
Shares                       Geo. & Amelia Richardson Rev. Liv. Trst.
                             2120 Ingalls Cir.
                             O'Fallon, MO 63366
------------------------------------------------------------------------------------------------
                             NFSC FEBO M27-009204                                          44.29%
                             George Hill Goddard III
                             14807 Avenida Anita
                             Chino Hills, CA 91709
------------------------------------------------------------------------------------------------
National Municipal Bond      NFSC FEBO M22-861910                                          11.24%
Investor Shares              Anna Maria Bihler
                             3418 Oakwood
                             Alton, IL 62002
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-104191                                           6.74%
                             Grace Bommarito TTEE
                             1546 Doris Drive
                             St. Louis, MO 63138
------------------------------------------------------------------------------------------------
                             NFSC FEBO X11-139513                                           6.42%
                             John B. Ward
                             3502 Arbor Terrace Ct.
                             Spring, TX 77388
------------------------------------------------------------------------------------------------
                             Gail P. Ruga                                                   6.40%
                             207 Aintree Rd.
                             Rolla, MO 65401-3760
------------------------------------------------------------------------------------------------
                             Kim P. Wheeler                                                 6.40%
                             1003 S. 19/th/
                             Rogers, AR 72758
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-406252                                           6.29%
                             Thomas G. Smith
                             10214 Hobkirk Dr.
                             St. Louis, MO 63137
------------------------------------------------------------------------------------------------
                             George F. Richardson                                           5.02%
                             Amelia T. Richardson
                             Geo. & Amelia Richardson Rev. Liv. Trst.
                             2120 Ingalls Cir.
                             O'Fallon, MO 63366
------------------------------------------------------------------------------------------------
Intermediate Corporate       David L. Otten                                                18.44%
Bond Investor Shares         300 Derhake Rd.
                             Florissant, MO 63031
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                 HELD
------------------------------------------------------------------------------------------------
                             James A. Lynch                                                15.86%
                             915 Highmont Dr.
                             Ferguson, MO 63135
------------------------------------------------------------------------------------------------
                             Robert J. Barclay                                             11.93%
                             1612 Tamarack Dr.
                             St. Charles, MO 63301
------------------------------------------------------------------------------------------------
                             Lynn C. Prescott                                              10.32%
                             Lynn C. Prescott Trust
                             4180 Rincon Cir.
                             Palo Alto, CA 94306-3138
------------------------------------------------------------------------------------------------
                             NFSC FEBO M26-026069                                           6.69%
                             NFSC FMTC IRA
                             1314 Fairmont Dr.
                             Joplin, MO 64801
------------------------------------------------------------------------------------------------
                             NFSC FEBO M26-026077                                           6.35%
                             NFSC FMTC IRA
                             1314 Fairmont Dr.
                             Joplin, MO 64801
------------------------------------------------------------------------------------------------
                             Alice Ann Jones                                                6.18%
                             213 S. Clay # 2-S
                             Kirkwood, MO 63122
------------------------------------------------------------------------------------------------
                             NFSC FEBO M24-007498                                           5.45%
                             Dena M. Ver Steeg
                             713 Jefferson St.
                             Pella, IA 50219
------------------------------------------------------------------------------------------------
Equity Income Investor       NFSC FEBO M22-898880                                          11.11%
 Shares                      William Oliver Shillington II
                             2917 N. Kristopher Bend
                             St. Charles, MO 63303
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-406252                                           7.92%
                             Thomas G. Smith
                             10214 Hobkirk Dr.
                             St. Louis, MO 63137
------------------------------------------------------------------------------------------------
                             NFSC FEBO M27-901393                                           5.97%
                             Judith T. Betz
                             6539 Pernod
                             St. Louis, MO 63139
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-973912                                           5.20%
                             NFSC FMTC IRA
                             228 Country Club Acres
                             Belleville, IL 62223
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                  HELD
------------------------------------------------------------------------------------------------
                             Mori & Co.                                                     5.07%
                             PO Box 13366/TBTS-2
                             Kansas City, MO 64199
------------------------------------------------------------------------------------------------
Bond Index Investor Shares   David L. Otten                                                15.64%
                             300 Derhake Rd.
                             Florissant, MO 63031
------------------------------------------------------------------------------------------------
                             James A. Lynch                                                12.73%
                             915 Highmont Dr.
                             Ferguson, MO 63135
------------------------------------------------------------------------------------------------
                             NFSC FEBO M27-901393                                           6.96%
                             Judith T. Betz
                             6539 Pernod
                             St. Louis, MO 63139
------------------------------------------------------------------------------------------------
                             Wilbur R. Eaton                                                6.51%
                             804 Parkway Dr.
                             Benton, KY 42025
------------------------------------------------------------------------------------------------
                             Robert J. Barclay                                              5.06%
                             1612 Tamarack Dr.
                             St. Charles, MO 63301
------------------------------------------------------------------------------------------------
Equity Index Investor        Wilbur R. Eaton                                                8.64%
 Shares                      804 Parkway Dr.
                             Benton, KY 42025
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-879770                                           5.46%
                             Sisters of St. Francis of the M.
                             2120 Central Ave.
                             Alton, IL 62002
------------------------------------------------------------------------------------------------
Small Cap Equity Index       NFSC FEBO M22-901857                                          61.47%
 Investor Shares             NFSC FMTC IRA
                             14052 Agusta Dr.
                             Chesterfield, MO 63017
------------------------------------------------------------------------------------------------
                             NFSC FEBO M25-869970                                           7.32%
                             NFSC FMTC IRA Rollover
                             805 E. German Lane
                             Conway, AR 72032
------------------------------------------------------------------------------------------------
                             NFSC FEBO M26-072648                                           6.36%
                             NFSC FMTC IRA
                             2709 Princeton Blvd.
                             Lawrence, KS 66049
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                          ADDRESS                                  HELD
------------------------------------------------------------------------------------------------
Growth Equity Investor       NFSC FEBO M22-540196                                           6.28%
Shares                       Tiger Limited Partnership
                             9109 Watson Road
                             St. Louis, MO 63126
------------------------------------------------------------------------------------------------
Money Market Trust Shares    Bisys Fund Services                                           99.47%
                             Mercantile EOD Sweep
                             3435 Stelzer Road
                             Columbus, OH 43219
------------------------------------------------------------------------------------------------
Treasury Money Market        Bisys Fund Services                                           60.72%
Trust Shares                 Mercantile EOD Sweep
                             3435 Stelzer Road
                             Columbus, OH 43219
------------------------------------------------------------------------------------------------
                             Hare & Co.                                                    27.95%
                             One Wall Street 2nd Floor
                             New York, NY 10286
------------------------------------------------------------------------------------------------
                             Mercantile Bank of Arkansas                                    5.68%
                             Treasurers Office State of AR
                             220 State Capitol
                             Little Rock, AR 72201
------------------------------------------------------------------------------------------------
                             Mercantile Bank of Arkansas                                    5.66%
                             Treasurers Office State of AR
                             220 State Capitol
                             Little Rock, AR 72201
------------------------------------------------------------------------------------------------
Tax-Exempt Money Market      Bisys Fund Services                                          100.00%
Trust Shares                 Mercantile EOD Sweep
                             3435 Stelzer Road
                             Columbus, OH 43219
------------------------------------------------------------------------------------------------
Growth and Income Equity     Conref & Co.                                                  56.97%
Trust Shares                 P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Roland & Company                                              30.30%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Washington & Company                                          10.97%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
Small Cap Equity Trust       Conref & Co.                                                  62.62%
Shares                       P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                HELD
------------------------------------------------------------------------------------------------
                             Roland & Company                                              16.39%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Bankers Trust Co.                                              8.58%
                             Sheet Metal Local 36
                             648 Grassmere Park Rd.
                             Nashville, TN 37211
------------------------------------------------------------------------------------------------
U. S. Government             Roland & Company                                              85.55%
Securities Trust Shares      P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Conref & Co.                                                  11.23%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Balanced Trust Shares        Conref & Co.                                                  95.83%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Government & Corporate       Roland & Company                                              72.61%
Bond Trust Shares            P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Conref & Co.                                                  25.36%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Missouri Tax-Exempt Bond     Roland & Company                                              86.89%
Trust Shares                 P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Conref & Co.                                                  11.14%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
International Equity Trust   Conref & Co.                                                  52.75%
Shares                       P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Roland & Company                                              36.68%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
Short Intermediate           Roland & Company                                              97.79%
Municipal Bond Trust         P. O. Box 387
Shares                       St. Louis, MO 63166
------------------------------------------------------------------------------------------------
National Municipal Bond      Roland & Company                                              99.45%
Trust Shares                 P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                HELD
------------------------------------------------------------------------------------------------
Intermediate Corporate       Roland & Company                                              93.49%
Bond Trust Shares            P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
Equity Income Trust Shares   Roland & Company                                              39.77%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Washington & Company                                          30.60%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Conref & Co.                                                  28.94%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Bond Index Trust Shares      Roland & Company                                              94.93
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
Equity Index Trust Shares    Conref & Co.                                                  76.78%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Roland & Company                                              20.67%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
Small Cap Equity Index       Conref & Co.                                                  86.33%
Trust Shares                 P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Capinco                                                        7.90%
                             P. O. Box 1787
                             Milwaukee, WI 53201
------------------------------------------------------------------------------------------------
Growth Equity Trust Shares   Roland & Company                                              58.79%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Conref & Co.                                                  25.73%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Washington & Company                                          11.51%
                             P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------
Money Market Institutional   Mercantile Bank St. Louis NA                                  80.02%
Shares                       P. O. Box 387
                             St. Louis, MO 63166
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                HELD
------------------------------------------------------------------------------------------------
                             Bisys BD Services Inc.                                        11.98%
                             P. O. Box 4054
                             Concord, CA 94524
------------------------------------------------------------------------------------------------
Treasury Money Market        Bisys Fund Services OH Inc.                                   97.56%
Institutional Shares         3435 Stelzer Rd.
                             Columbus, OH 43219
------------------------------------------------------------------------------------------------
Growth & Income Equity       Conref & Co.                                                  90.47%
Institutional Shares         P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Bisys BD Services Inc.                                         7.20%
                             P. O. Box 4054
                             Concord, CA 94524
------------------------------------------------------------------------------------------------
Small Cap Equity             Conref & Co.                                                  41.81%
Institutional Shares         P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Capinco                                                       22.53%
                             P. O. Box 1787
                             Milwaukee, WI 53201
------------------------------------------------------------------------------------------------
                             Bisys BD Services Inc.                                        17.84%
                             P. O. Box 4054
                             Concord, CA 94524
------------------------------------------------------------------------------------------------
                             Muggs & Co.                                                   16.88%
                             P. O. Box 1787
                             Milwaukee, WI 53201
------------------------------------------------------------------------------------------------
U. S. Government             Conref & Co.                                                  62.00%
Securities Institutional     P. O. Box 387
Shares                       St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Rextex & Co.                                                  35.78%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Balanced Institutional       Conref & Co.                                                  73.34%
Shares                       P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Bisys BD Services Inc.                                        11.97%
                             P. O. Box 4054
                             Concord, CA 94524
------------------------------------------------------------------------------------------------
                             Capinco                                                        8.75%
                             P. O. Box 1787
                             Milwaukee, WI 53201
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                HELD
------------------------------------------------------------------------------------------------
                             Rextex & Co.                                                   5.00%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Government & Corporate       Conref & Co.                                                  57.32%
Bond Institutional Shares    P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Bisys BD Services Inc.                                        33.43%
                             P. O. Box 4054
                             Concord, CA 94524
------------------------------------------------------------------------------------------------
                             Rextex & Co.                                                   9.26%
                             P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
International Equity         Conref & Co.                                                  91.75%
Institutional Shares         P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Intermediate Corporate       Conref & Co.                                                  99.88%
Bond Institutional Shares    P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Equity Income                Bisys BD Services Inc.                                        81.28%
Institutional Shares         P. O. Box 4054
                             Concord, CA 94524
------------------------------------------------------------------------------------------------
                             Capinco                                                       15.47%
                             P. O. Box 1787
                             Milwaukee, WI 53201
------------------------------------------------------------------------------------------------
Bond Index Institutional     Conref & Co.                                                  99.63%
Shares                       P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Equity Index Institutional   Conref & Co.                                                  99.02%
Shares                       P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Small Cap Equity Index       Conref & Co.                                                  99.30%
Institutional Shares         P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
Growth Equity                Conref & Co.                                                  93.89%
Institutional Shares         P. O. Box 387
                             St Louis, MO 63166
------------------------------------------------------------------------------------------------
                             Muggs & Co.                                                    6.10%
                             P. O. Box 1787
                             Milwaukee, WI 53201
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                          ADDRESS                                 HELD
------------------------------------------------------------------------------------------------
Money Market CDSC Shares     Lori L. Mercer                                                14.58%
                             11393 Lakeside Drive
                             Burlington, IA 52601
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                 HELD
------------------------------------------------------------------------------------------------
                             Homer R. Turner                                               11.10%
                             Edna M. Turner
                             Edna M. Turner Trust
                             33409 E. Pink Hill Rd.
                             Grain Valley, MO 64029
------------------------------------------------------------------------------------------------
                             John E. Hill                                                   8.92%
                             806 Bitterfield Dr.
                             Ballwin, MO 63011
------------------------------------------------------------------------------------------------
                             Sandar L. Hill                                                 8.92%
                             806 Bitterfield Dr.
                             Ballwin, MO 63011
------------------------------------------------------------------------------------------------
                             NFSC FEBO M26-015938                                           8.38%
                             NFSC FMTC IRA
                             185 Legion Hall Rd.
                             Marthasville, MO 63357
------------------------------------------------------------------------------------------------
                             Alberta Buenemann                                              6.77%
                             Ernie W. Buenemann
                             Alberta Buenemann Rev. Liv. Trust
                             1649 Sand Run Rd.
                             Troy, MO 63379
------------------------------------------------------------------------------------------------
U. S. Government             NFSC FEBO M26-945293                                          20.76%
Securities Inv. B, CDSC      NFSC FMTC IRA Rollover
Shares                       17825 Hwy. 21
                             St. Joseph, MO 64505
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-805556                                          14.05%
                             Mary L. Allen
                             5514 Newport
                             St. Louis, MO 63116
------------------------------------------------------------------------------------------------
                             NFSC FEBO M26-044865                                           7.70%
                             June M. Swift
                             2823 Seneca
                             St. Joseph, MO 64507
------------------------------------------------------------------------------------------------
                             Richard Dell Woods                                             7.48%
                             3114 Pickett Rd.
                             St. Joseph, MO 64503
------------------------------------------------------------------------------------------------
                             NFSC FEBO M22-075612                                           7.30%
                             Oliver Dippold
                             712 Country Stone Ct.
                             Ballwin, MO 63021
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
FUND / SHARE TYPE                    SHAREHOLDER NAME AND                   PERCENTAGE OF FUND
                                           ADDRESS                                HELD
------------------------------------------------------------------------------------------------
                             NFSC FEBO M23-025410                                           7.14%
                             Ruby D. Elsea
                             2229 SW. Walden Pl.
                             Lees Summit, MO 64081
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
FUND / SHARE TYPE            SHAREHOLDER NAME AND            PERCENTAGE
                                   ADDRESS                  OF FUND HELD
------------------------------------------------------------------------
                             NFSC FEBO M22-038326            5.41%
                             NFSC FMTC IRA
                             60 Frontenac Dr.
                             St. Louis, MO 63131
------------------------------------------------------------------------
Balanced Inv. B, CDSC        NFSC FEBO M26-044423            7.38%
Shares                       NFSC FMTC IRA
                             17825 Highway 71
                             St. Joseph, MO 64505
------------------------------------------------------------------------
Government & Corporate       NFSC FEBO M24-095958            7.14%
Bond Inv. B, CDSC Shares     George T. Leonard
                             1490 223/rd/ Pl.
                             Boone, IA 50036
------------------------------------------------------------------------
                             Homer R. Turner                 6.73%
                             Edna M. Turner
                             Edna M. Turner Trust
                             33409 E. Pink Hill Rd.
                             Grain Valley, MO 64029
------------------------------------------------------------------------
                             NFSC FEBO M22-875902            5.67%
                             Eugene C. Keth Sr.
                             1829 Spring Beauty Dr.
                             Florissant, MO 63031
------------------------------------------------------------------------
                             NFSC FEBO M22-050563            5.49%
                             Carl S. Jackson
                             6418 South Kingshighway
                             St. Louis, MO 63109
------------------------------------------------------------------------
National Municipal Bond      NFSC FEBO M22-967220           15.70%
Inv. B, CDSC Shares          Casatta Rev. Liv. Trust
                             5658 Tholozan
                             St. Louis, MO 65109
------------------------------------------------------------------------
                             NFSC FEBO M24-095958           13.28%
                             George T. Leonard
                             1490 223/rd/ Pl.
                             Boone, IA 50036
------------------------------------------------------------------------
                             NFSC FEBO M22-961817           12.17%
                             Gladine Coleman
                             5945 Loughborough
                             St. Louis, MO 63109
------------------------------------------------------------------------
                             NFSC FEBO M22-848700           10.06%
                             Jessica Schumacher
                             3204 Edwards St.
                             Alton, IL 62002
------------------------------------------------------------------------

-----------------------------------------------------------------------------
FUND / SHARE TYPE            SHAREHOLDER NAME AND                 PERCENTAGE
                                   ADDRESS                       OF FUND HELD
-----------------------------------------------------------------------------
                             NFSC FEBO M22-479039                 10.04%
                             Constance M. Mc Manus
                             4271 Wyoming
                             St. Louis, MO 63116
-----------------------------------------------------------------------------
                             NFSC FEBO M22-841897                  5.38%
                             Beatrice J. Teter
                             5201 Asbury Ave. Apt. 232
                             Godfrey, IL 62035
-----------------------------------------------------------------------------
                             NFSC FEBO M22-841900                  5.38%
                             Leona B. Teter
                             5201 Asbury Ave. Apt. 232
                             Godfrey, IL 62035
-----------------------------------------------------------------------------
Equity Income Inv. B, CDSC   NFSC FEBO M22-821691                 12.81%
Shares                       Arlene T. Kleimeier Rev. Liv. Tr.
                             A13
                             Hollywood, FL 33020
-----------------------------------------------------------------------------
                             NFSC FEBO M22-095990                  7.01%
                             The Brown Trust Indenture
                             4917 Neosho
                             St. Louis, MO 63109
-----------------------------------------------------------------------------
                             NFSC FEBO M26-820369                  6.12%
                             Kenneth D. Johnston
                             2504 S. McCann Ave.
                             Springfield, MO 65804
-----------------------------------------------------------------------------
                             NFSC FEBO M24-914932                  5.36%
                             NFSC FMTC IRA Rollover
                             515 2/nd/ St.
                             Evansdale, IN 50707
-----------------------------------------------------------------------------
Money Market Trust Shares    Mercantile Bank NA Trust             81.61%
II                           P. O. Box 387 Main Post Office
                             St. Louis, MO 63166-0000
-----------------------------------------------------------------------------
                             Pacific Century Trust                11.57%
                             P. O. Box 3170
                             Honolulu, HI 96802
-----------------------------------------------------------------------------
                             Pacific Century Trust                 6.37%
                             P. O. Box 3170
                             Honolulu, HI 96802
-----------------------------------------------------------------------------
Treasury Money Market        Mercantile Bank NA Trust             66.87%
Trust Shares II              P. O. Box 387 Main Post Office
                             St. Louis, MO 63166
-----------------------------------------------------------------------------

------------------------------------------------------------------------
FUND / SHARE TYPE            SHAREHOLDER NAME AND            PERCENTAGE
                                   ADDRESS                  OF FUND HELD
------------------------------------------------------------------------
                             Pacific Century Trust          28.22%
                             P. O. Box 3170
                             Honolulu, HI 96802
------------------------------------------------------------------------

------------------------------------------------------------------------------------
FUND / SHARE TYPE                SHAREHOLDER NAME AND                    PERCENTAGE
                                       ADDRESS                          OF FUND HELD
------------------------------------------------------------------------------------
 Tax-Exempt Money            Mercantile Bank NA Trust                   98.74%
Market Trust Shares II       P. O. Box 387 Main Post Office
                             St. Louis, MO 63166
------------------------------------------------------------------------------------
Conning Money Market         Pershing as Agent- Omnibus Account         99.99%
Portfolio                    Exclusive Benefit of Walnut Street
                             Customer Accounts
                             One Pershing Plaza
                             Jersey City, NJ 07399
------------------------------------------------------------------------------------

          On the basis of information received from these institutions, the Fund believes that substantially all of the shares owned of record were also beneficially owned by these institutions because they possessed or shared voting or investment power with respect to such shares on behalf of their underlying accounts.

                                  APPENDIX A
                                  ----------

Commercial Paper Ratings
------------------------

          A Standard & Poor's commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

          "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

          "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

          "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

          "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


     Local Currency and Foreign Currency Risks

     Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

          Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

          "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

          "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

          "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuers do not fall within any of the Prime rating categories.


          The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

          "D-5" - Issuer failed to meet scheduled principal and/or interest payments.


          Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

          "F1" - Securities possess the highest credit quality. This designation indicates the best capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

          "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

          "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

          "B" - Securities possess speculative credit quality. This designation indicates uncertain capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

          "C" - Securities possess high default risk. This designation indicates a capacity for meeting financial commitments which is highly uncertain and solely reliant upon a sustained, favorable business and economic environment.


          "D" - Securities are in actual or imminent payment default.

          Thomson Financial BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson Financial BankWatch:

          "TBW-1" - This designation represents Thomson Financial BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.

          "TBW-2" - This designation represents Thomson Financial BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents Thomson Financial BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation represents Thomson Financial BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.

Corporate and Municipal Long-Term Debt Ratings
----------------------------------------------

          The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

          "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

          "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

          "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

          "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

          "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation .

          "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

          "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

          "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

          "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

          "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

          "c" - The 'c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

          p - The letter 'p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

          * - Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

          "r" - The 'r' highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

          N.R. Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy. Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

     The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          "Ba," "B," "Caa," "Ca" and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" indicates poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

          Con. (...) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

          Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

          The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered to be of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable in periods of greater economic stress.

          "BBB" - Debt possesses below-average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles. This is the lowest investment grade category.

          "BB," "B," "CCC," "DD" and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

          The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

          "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

          "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

          "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

          "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

          "CCC", "CC" and "C" - Bonds have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

          "DDD," "DD" and "D" - Bonds are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

          Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

          To provide more detailed indications of credit quality, the Fitch IBCA ratings from and including "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to denote relative standing within these major rating categories.

          `NR' indicates the Fitch IBCA does not rate the issuer or issue in question.

          `Withdrawn': A rating is withdrawn when Fitch IBCA deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

          RatingAlert: Ratings are placed on RatingAlert to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. RatingAlert is typically resolved over a relatively short period.

          Thomson Financial BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

          "AAA" - This designation indicates that the ability to repay principal and interest on a timely basis is extremely high.

          "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents the lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BB" - A rating of BB suggests that the likelihood of default is considerably less than for lower-rated issues, although there are significant uncertainties that could affect the ability to adequately service debt obligations.

          "B" - Issues rated B show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse developments could negatively affect the payment of interest and principal on a timely basis.

          "CCC" - Issues rated CCC clearly have a high likelihood of default, with little capacity to address further adverse changes in financial circumstances.

          "CC" - This rating is applied to issues that are subordinate to other obligations rated CCC and are afforded less protection in the event of bankruptcy or reorganization.

          "D" - This designation indicates that the long-term debt is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


Municipal Note Ratings
----------------------

          A Standard and Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

          "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

          "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


          Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

          "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          "MIG-2"/"VMIG-2" - This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

          "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

          "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

          "SG" - This designation denotes speculative quality. Debt instruments in this category lack margins of protection.

          Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                  APPENDIX B
                                  ----------

          The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index, International Equity and Balanced Portfolios may enter into futures contracts and options for hedging purposes in furtherance of their respective investment objectives as described in this Statement of Additional Information. Such transactions are described further in this Appendix.

I.   Interest Rate Futures Contracts.
     --------------------------------


          Use of Interest Rate Futures Contracts. Bond prices are established in
          --------------------------------------
both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, each Portfolio may use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

          Each Portfolio presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Portfolio, through using futures contracts. A Portfolio would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. A Portfolio would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, for example, shorter-term securities whose yields are greater than those available on long-term bonds.

          Description of Interest Rate Futures Contracts.  An interest rate
          ----------------------------------------------
futures contract sale would create an obligation by the Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Portfolio, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

          Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by the Portfolio's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Portfolio is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Portfolio pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Portfolio's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Portfolio realizes a gain, and if the purchase price exceeds the offsetting sale price, the Portfolio realizes a loss.

          Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade and the Chicago Mercantile Exchange. A Portfolio would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

          A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage-backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Portfolios may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.


II.  Stock Index Futures Contracts.
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          A stock index assigns relative values to the stocks included in the index and the index fluctuates with changes in the market values of the stocks included. Some stock index futures contracts are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

          A Portfolio will sell stock index futures contracts in order to offset a decrease in market value of its portfolio securities that might otherwise result from a market decline. The Portfolio may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, the Portfolio will purchase stock index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, the Portfolio will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

          In addition, the Portfolio may utilize stock index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that the Portfolio expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. The Portfolio may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.


III.  Futures Contracts on Foreign Currencies.
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          A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of a foreign currency, for an amount fixed in U.S. dollars. Foreign currency futures may be used by a Portfolio to hedge against exposure to fluctuations in exchange rates between the U.S. dollar and other currencies arising from multi-national transactions.


IV.   Margin Payments.
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          Unlike when a Portfolio purchases or sells a security, no price is paid or received by the Portfolio upon the purchase or sale of a futures contract. Initially, the Portfolio will be required to deposit with the broker or in a segregated account with the Fund's custodian an amount of cash or cash equivalents, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Portfolio upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-market. For example, when a Portfolio has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Portfolio will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Portfolio has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Portfolio would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Portfolio, and the Portfolio realizes a loss or gain.

V.   Other Hedging Transactions.
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          Although noted above, none of the Portfolios presently intend to use interest rate futures contracts and stock index and foreign currency futures contracts (and related options) in connection with their hedging activities. Nevertheless, each of these Portfolios is authorized to enter into hedging transactions in any other futures or options contracts which are currently traded or which may subsequently become available for trading. Such instruments may be employed in connection with the Portfolios' hedging strategies if, in the judgment of the adviser, transactions therein are necessary or advisable.

VI.  Accounting Treatment.
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Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.